As filed with the Securities and Exchange Commission on October 15, 2008

Registration No. 333-150175

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4 to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CONSOLIDATION SERVICES, INC.
(Name of Registrant in its Charter)

Delaware	5141	20-8317863
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 2756 N. Green Valley Parkway, Suite 225
Henderson, NV  89014
Telephone: (702) 614-5333
Telecopier: (702) 614-5171
(Address and telephone number of principal executive offices)

Johnny R. Thomas
Chief Executive Officer
Consolidation Services, Inc.
2756 N. Green Valley Parkway, Suite 225
Henderson, NV  89014
Telephone: (702) 614-5333
Telecopier: (702) 614-5171
 (Name, address and telephone number of agent for service)

Copies to:
Elliot H. Lutzker, Esq.
Phillips Nizer LLP
666 Fifth Avenue
New York, New York 10103-0084
Telephone: (212) 841-0707
Telecopier: (212) 262-5152

Approximate Date of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	2,100,000(2)(3)	$3.00(4)	$6,300,000	$247.59(5)
Class A Warrants	2,100,000(3)	(6)	(6)	(6)
TOTAL	2,100,000 Shares; 2,100,000 Warrants		$6,300,000(5)	$247.59(5)

(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), these shares include an indeterminate number of shares of Common Stock issuable as a result of stock splits, stock dividends, recapitalizations or similar events.

(2)    These shares are issuable upon exercise of Class A Warrants issued to eight selling shareholders who were gifted these warrants from the Registrant’s executive officers who purchased these warrants in connection with the formation of the Company.

(3)    These warrants and underlying shares were registered on its Registration Statement filed on April 13, 2007.

(4)    Pursuant to Rule 457(g) the fee is based upon the maximum per share warrant exercise price.

(5)    The fee for these shares was paid by the Registrant upon the filing of its Registration Statement (No. 333- 142105) on Form SB-2 on April 13, 2007.

(6)    Pursuant to Rule 457(g) under the Securities Act no additional fee is due as the warrants were issued for no additional consideration as part of Units sold to founders for one share of Common Stock and one Class A Warrant exercisable for one share of Common Stock and one Class B Warrant exercisable for one share of Common Stock and one Class C Warrant exercisable for one share of Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED  OCTOBER 15, 2008

2,100,000 Shares of Common Stock
2,100,000 Class A Common Stock Purchase Warrants

CONSOLIDATION SERVICES, INC.

This prospectus relates to the public offering (“Offering”) of 2,100,000 shares of our common stock (the “Shares”) underlying those certain Class A Warrants being registered hereunder, and 2,100,000 Class A Warrants (the "Warrants", collectively with the Shares, the "Securities") gifted to eight persons by the Company’s founders.

The Shares will be offered from time to time for the account of the stockholders identified in the “Selling Stockholders” section of this prospectus.

Our common stock is traded over the counter and is quoted on the Over-the-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority or “FINRA” (“OTCBB”) under the symbol “CNSV.” On October 14, 2008 , the per share closing price of our common stock was $1.06 .

These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page  8 .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _______________, 2008

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The Securities are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

PROSPECTUS SUMMARY

Our Company

Consolidation Services, Inc. is engaged in acquiring land for organic farming and potential energy development on some of its acquired properties.  At this stage, our activities have been limited to the acquisition of land, entering into energy-related contracts, coal mining development agreements, and other development activities in connection with our land, energy and corporate development.  Our strategic objective is to become a leading supplier and distributor of organic and natural food products in the United States, through internal growth and development of premium brands and through an acquisition program of local and regional brands and operations.  As of the date hereof we have not commenced mining activities and have no revenues, to date.  There is no assurance that we can extract energy resources in economically feasible amounts, if at all.  Our business strategy is to generate revenues from mining activities to help finance the Company’s strategic objectives in the organic and natural foodservice sector.  As a result of the Company’s accumulated deficit, lack of operations, and lack of sources of revenues, the Company’s financial statements have been prepared on a going concern basis.  See “Report of Independent Registered Public Accounting Firm.”

On May 20, 2008, CSI acquired a 50% equity interest in Buckhorn Resources LLC which holds title to approximately 10,000 acres of land in eastern Kentucky, including all rights to coal on the property, except for a $.30 per ton coal right retained by a former owner of the property.  As a result of the Company’s filing of Form 10 information in Amendment No. 1 to its Form 8-K which was filed with the Commission on June 30, 2008, CSI ceased to be a shell company.

As of July 1, 2008, the Company acquired all of the capital stock of Vector Energy Services, Inc. (“Vector”), a Delaware corporation without any significant assets, from its Chief Financial Officer, John Francis, for nominal consideration of ten dollars.  The Company has two divergent business sectors, food and energy, and intends to conduct its proposed oil and gas business through Vector as a wholly-owned subsidiary with respect to oil and natural gas rights and contracts and through a yet to be formed affiliated entity with respect to coal rights and contracts.  CSI intends to hold the surface rights to the acquired land, while Vector will hold title under a mineral deed to any gas or oil rights and such yet to be formed entity will hold a mineral deed to any coal rights.  References in this prospectus to CSI do not take into account any future transfer of assets to Vector, nor any future transfers of coal rights or contracts into a yet to be formed affiliated entity.  See “Business – General” for a description of the Company’s acquisition of Vector and the reasons for and terms of the transaction.

The Company was formed on January 26, 2007.  Its current address is 2756 N. Green Valley Parkway, Suite 225, Henderson N.V. 89014.

Please see the “Risk Factors” section commencing on page  8 for more information concerning the risks of investing in our Company.

Shares of Common Stock

Outstanding as of October 10, 2008: 15,093,970

Shares Offered Hereby

On January 26, 2007, in connection with the formation of the Company, an aggregate of 9,000,000 founder’s shares (the “Founder’s Shares”) were sold to members of the management of the Company.  For each share purchased, the holder received a Class A Common Stock Purchase Warrant to purchase one share of common stock at $3.00 per share, subject to temporary reduction by the Company.  Between February and April 30, 2008, we reduced the exercise price from $3.00 per share to $1.00 per share (the “February 2008 Warrant Exercise”).  The Class A Warrants shall be exercisable until December 31, 2009, unless extended by the Company or earlier redeemed on thirty (30) days’ prior written notice. Upon exercise of a Class A Warrant, a holder will receive in addition to one share of common stock, a Class B Common Stock Purchase Warrant to purchase one share of common stock at $6.00 per share, subject to temporary reduction by the Company. The Class B Warrants shall be exercisable until December 31, 2011, unless extended by the Company or earlier redeemed on thirty (30) days’ prior written notice. Upon exercise of a Class B Warrant, a holder will receive in addition to one share of common stock, a Class C Common Stock Purchase Warrant to purchase one share of common stock at $12.00 per share, subject to temporary reduction by the Company. The Class C Warrants shall be exercisable until December 31, 2013, unless extended by the Company or earlier redeemed on thirty (30) days’ prior written notice.

At this time, management does not have any current plans or intentions to:  (1) extend the expiration date of any of the warrants; (2) redeem any of the warrants, or (3) have any further temporary exercise price reductions.  The temporary reductions of exercise price and timeframes for such reductions are made at management’s sole discretion, and in each case remain subject to board approval and the notice restrictions described in the “Description of Securities” section of this Registration Statement.

On April 1, 2008, Johnny R. Thomas and John C. Francis, Chief Executive Officer and Vice President, respectively, of the Company, gifted an aggregate of 2,100,000 Class A Warrants to eight (8) persons, none of whom would be deemed to be affiliates of the Company, who are offering hereby the Class A Warrants and the underlying shares of Common Stock.

The Company shall receive no consideration, directly or indirectly, in connection with the future sale of the Shares registered under this Registration Statement by selling stockholders. In order for the Company to receive proceeds from the exercise of Warrants a current prospectus will need to be in effect unless the Warrant holder agrees to receive restricted shares of Common Stock. Once a fundamental change in the Company occurs we will be required to file additional post-effective amendments to the registration statement before registered shares can be delivered. Our funding has consisted of $50,000 received in connection with a February 2007 Private Placement, $160,600 and $517,000 in connection with the November 2007 and February 2008 Warrant Exercises, respectively, at a reduced exercise price of $1.00 per share, and an aggregate of $367,400 received during the quarter ended June 30, 2008, from the payment of promissory notes issued to the Company in connection with prior warrant exercises.  There is no dilutive impact of this Offering until Warrants are exercised. Due to the material differences in exercise prices of the Warrants, the proportionate number of Shares issuable upon exercise under each respective Warrant, and the staggered expiration dates, the exercise of the Class A Warrants, Class B Warrants, and Class C Warrants would not be expected to result in significant dilution to the interests of the shareholders of the Company at this time, however, dilution may occur in the future if the market price of the common stock were to increase dramatically or suddenly. Further, as a safeguard against dilution, the Class A, Class B, and Class C Warrants are subject to reduction at the discretion of the Company. See “Description of Securities” section below.

Summary Financial Information

The following summary financial information is derived from the more detailed unaudited and audited financial statements and the notes to those statements appearing at the back of this prospectus. You should read those financial statements and notes for a further explanation of the financial data summarized below.

Consolidation Services, Inc.

	For the Three Months Ended June 30, 2008	For the Three Months Ended June 30, 2007	For the Six Months Ended June 30, 2008	From Inception on January 26, 2007 Through June 30, 2007	From Inception on January 26, 2007 Through December 31, 2007	From Inception on January 26, 2007 Through June 30, 2008
Statement of Operations Data:
Revenues	$--	$--	$--	$--	$--	$--
Total expenses	67,590	17,743	95,551	40,188	176,517	272,068
Net loss	(67,524)	(17,743)	$(95,485)	$(40,188)	(176,517)	$(272,002)
Net loss per share	(0.01)	(0.00)	$(0.01)	$(0.00)	(0.02)
Weighted average shares outstanding	12,875,311	10,000,000	12,746,061	10,000,00	9,990,118

	As of June 30, 2008	As of December 31, 2007
Balance Sheet Data:
Cash	$147,969	$78,482
Property and Equipment, Net	3,929,469	189,469
Total assets	4,118,207	267,951
Total current liabilities	1,075,139	135,732
Accumulated deficit	(272,002)	(176,517)
Total stockholders’ equity	3,043,068	132,219

Buckhorn Resources, LLC

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005	From Inception on October 10, 2004 Through March 31, 2008
Statement of Operations Data:
Revenues	$--	$--	$--	$--	$--	$--
Total operating expenses	6,534	24,893	44,109	61,261	50,455	162,359
Net loss	$(6,534)	(24,893)	$(44,109)	$(61,261)	(50,455)	$(162,359)

Balance Sheet Data:	As of March 31, 2008	As of December 31, 2007	As of December 31, 2006
Cash and cash equivalents	$314	$329	$257
Properties, net	1,028,173	1,028,173	990,413
Total assets	1,028,487	1,028,502	990,670
Total current liabilities	62,254	55,735	8,382
Accumulated deficit	(162,359)	(155,825)	(111,716)
Total members’ equity	$966,233	$972,767	$982,288

LeeCo Development, LLC

	For the Six Months Ended June, 30 2008	For the Six Months Ended June, 30 2007	For the Year Ended December 31, 2007	From Inception in November 2006 Through December 31, 2006	From Inception in November 2006 Through June 30, 2008
Statement of Operations Data:
Revenues	$--	$--	$--	$--	$--
Total operating expenses	4,219	7,625	22,865	1,328	28,412
Net loss	$(4,219)	(7,625)	$(22,865)	(1,328)	$(28,412)

Balance Sheet Data:	As of June 30, 2008	As of December 31, 2007
Cash and cash equivalents	$675	$--
Total fixed assets	-	-
Total assets	675	-
Total current liabilities	26,087	24,193
Accumulated deficit	(28,412)	(24,193)
Total members’ equity	$(25,412)	$(24,193)

Unaudited Condensed Combined Pro Forma Statement of Operations
Buckhorn Resources, LLC

For the Three Months Ended March 31, 2008

	CSI	Buckhorn Resources	Pro Forma Adjustments	Adjusted Pro Formas

Revenues	$--	$--	$--	$--
Total costs and expenses	27,961	6,534	--	34,495
Net Loss	$(27,961)	$(6,534)	--	$(34,495)

For the Year Ended December 31, 2007

	CSI	Buckhorn Resources	Pro Forma Adjustments	Adjusted Pro Formas

Revenues	$-	$--	$--	$--
Total costs and expenses	176,517	44,109	--	220,626
Net Loss	$(176,517)	$(44,109)	--	$(220,626)

Unaudited Condensed Combined Pro Forma Balance Sheet
Buckhorn Resources, LLC

As of March 31, 2008

	CSI	Buckhorn Resources	Pro Forma Adjustments		Adjusted Pro Formas

Total current assets	$555,643	$314	$(500,000)	(1)	$55,957
Fixed assets, net	184,469	1,028,173	1,535,704	(2)	4,248,346
Total current liabilities	118,854	62,254	433,892		615,000
Total liabilities	118,854	62,254	933,892		1,115,000
Accumulated deficit	(204,478)	(162,359)	162,359		(204,478)
Total stockholders’ Equity	$621,258	$966,233	$1,601,812		$3,189,303

As of December 31, 2007

	CSI	Buckhorn Resources	Pro Forma Adjustments		Adjusted Pro Formas

Total current assets	$83,482	$329	-		$83,811
Fixed assets, net	184,469	1,028,173	1,535,704	(2)	4,248,346

Total current liabilities	135,732	55,735	944,265		1,135,732
Total liabilities	135,732	55,735	1,444,265		1,635,732
Accumulated deficit	(176,517)	(155,825)	176,517		(155,825)
Total stockholders’ equity	$132,219	$972,767	$1,591,439		$2,696,425
(1)   Adjusted to record payment of $1,500,000 in the acquisition of a 50% interest in Buckhorn.
(2)   To record the issuance of 1,093,750 shares of common stock in the acquisition of a 50% interest in Buckhorn.

Unaudited Condensed Combined Pro Forma Statement of Operations
LeeCo Development, LLC

For the Six Months Ended June 30, 2008

	CSI	LeeCo Development	Pro Forma Adjustments	Adjusted Pro Formas

Revenues	$--	$--	$--	$--
Total costs and expenses	95,551	4,219	--	99,770
Net Loss	$(95,551)	$(4,219)	--	$(99,770)

For the Year Ended December 31, 2007

	CSI	LeeCo Development	Pro Forma Adjustments	Adjusted Pro Formas

Revenues	$-	$--	$--	$--
Total costs and expenses	176,517	22,865	--	199,382
Net Loss	$(176,517)	$(22,865)	--	$(199,382)

Unaudited Condensed Combined Pro Forma Balance Sheet
LeeCo Development, LLC

As of June 30, 2008

	CSI	LeeCo Development LLC	Pro Forma Adjustments	Adjusted Pro Formas

Total current assets	$188,738	$675	$(50,000)	$139,413
Fixed assets, net	3,929,469	-	28,412	3,929,469
Total current liabilities	1,075,139	26,087	(10,000)	1,091,226
Total liabilities	1,075,139	26,087	(10,000)	1,091,226
Accumulated deficit	(272,002)	(28,412)	28,412	(272,002)
Total stockholders’ Equity	$3,043,068	$(25,412)	$478,412	$3,496,068

As of December 31, 2007

	CSI	LeeCo Development, LLC	Pro Forma Adjustments	Adjusted Pro Formas

Total current assets	$83,482	$-	(50,000)	$33,482
Fixed assets, net	184,469	--	24,193	184,469
Total current liabilities	135,732	24,193	--	159,925
Total liabilities	135,732	24,193	--	159,925
Accumulated deficit	(176,517)	(24,193)	24,193	(176,517)
Total stockholders’ equity	$132,219	$(24,193)	$474,193	$582,219

RISK FACTORS

You should carefully consider the risks and uncertainties described below before you decide to buy our Securities. While these are all known material risks and uncertainties we face, you should know that they are not the only ones facing us. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In these circumstances, the value of our Securities could decline, and you could lose all or part of the money you paid to buy our Securities.

An investment in the Securities offered hereby involves a very high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. The following factors, in addition to those discussed elsewhere in this document, should be considered carefully in evaluating the Company and its business. The order of presentation of each risk factor is not indicative of the relative importance of such factor.

Risks Related to Our Business

We are an early stage development company and have no operating history.

We were recently formed and have only recently commenced commercial operations.  As a result, it is difficult for us to accurately forecast our future operating performance. Furthermore, CSI management has no experience in the foodservice and energy industries.  Our prospects must be considered in light of the risks, delays, expenses and difficulties frequently encountered by companies in the early stage of development. Many of these factors are beyond our control, including unanticipated development expenses, employment costs, and administrative expenses. We cannot assure our Investors that our proposed business plans as described in this prospectus will materialize or prove successful.

We expect to continue to incur losses for the near-future.

We project that we will continue to incur development and administrative expenses and operate at a loss for the next one year, unless we are able to complete several acquisitions or generate substantial revenues from energy services. We have no revenues, to date, and cannot be certain whether or when we will be able to achieve profitability because of the significant uncertainties with respect to our business.

Our current capitalization is inadequate and we may not be able to raise the required capital to conduct our operations.

We have recently commenced commercial operations and are without revenues.  Our February 2007 Private Placement enabled us to become registered as a public reporting company.  Through a loan from an affiliated entity and our November 2007 and March 2008 Warrant Exercises at a reduced exercise price of $1.00 per share, we were able to complete our first two land acquisitions.    We continued to raise money during the second quarter of 2008 from the payment of promissory notes issued in connection with prior warrant exercises.  We will require additional capital resources including, but not limited to, exercise of outstanding warrants, in order to conduct our operations and raise sufficient working capital, as well as in order to grow and expand our business.  Future events may lead to increased costs that could make it difficult for us to succeed.  To raise additional capital, we may be required to sell additional equity securities, or accept debt financing or obtaining financing through a bank or other entity.  If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock.  The Company has no binding arrangements with respect to additional financings.  If the Company so requires, future financing may not be available to the Company, on commercially reasonable terms, or at all.  There can be no assurance that any additional financings will be available to us that any affiliate will make additional loans, or that adequate funds for our operations will otherwise be available when needed or on terms that are acceptable to us. The inability to secure additional financing could prevent us from achieving profitability and could have a material adverse effect upon the Company, which may result in the loss of your investment in the Company.

Our financial statements have been prepared assuming that the Company will continue as a going concern.

The accompanying financial statements to this registration statement have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the audited financial statements, the Company’s accumulated deficit, lack of operations and sources of revenues raise substantial doubt about the Company’s ability to continue as a going concern. Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their audit report dated March 26, 2008.

We can provide no assurance that our internal control over our financial reporting will be effective under Section 404 of the Sarbanes-Oxley Act of 2002. Establishing internal controls over our financial reporting, following the transition period for newly public companies,  is likely to increase our costs.

Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules issued thereunder have required certain changes in the corporate governance, securities disclosure and compliance practices of United States public companies. Our compliance with these rules is likely to increase our general and administrative costs.  In particular, our management is required to conduct an evaluation of the effectiveness of our internal control over financial reporting.  Since we are a newly public company, in accordance with Item 308T of Regulation S-K, we are not required to provide a report of management on our internal controls over financial reporting until either we had been required to file an annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) for the prior fiscal year or have filed an annual report with the Commission for the prior fiscal year.  In the first annual report that we filed, we included the following statement: “This annual report does not include a report of management's assessment regarding internal control over financial reporting or an attestation report of the company's registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.”  Following our transition period as a newly public company, we will be required to include in our annual report on Form 10-K a report on our management’s assessment of the effectiveness of our internal control over financial reporting, beginning December 31, 2008.  Our independent registered public accounting firm will also issue an audit report on management’s assessment and on our internal control over financial reporting as of each year end, beginning December 31, 2009 which will be included in the annual report. We expect that SOX and such other laws, rules and regulations promulgated thereunder will increase legal and financial compliance costs and will make our corporate governance activities more difficult, time-consuming and costly. We also expect that these new requirements will make it more difficult and expensive for us to obtain director and officer liability insurance in the United States.

Given the complexities and inherent risks associated with the operation of internal control over financial reporting, we can provide no assurance that our internal control over financial reporting will be effective under Section 404. Moreover, we can provide no assurance as to any matters that might be reported in our management’s assessment of our internal control over financial reporting or our independent registered public accounting firm’s audit report. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of SOX, we might become subject to sanctions or investigation by regulatory authorities such as the SEC or the Financial Industry Regulatory Authority, Inc. (“FINRA”).  Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our common stock. Additionally, ineffective internal control over financial reporting could cause investors to lose confidence in our reported financial information and could result in a lower trading price for our securities.

Our business strategy, in part, depends upon our ability to complete and manage acquisitions of other companies.

Our business strategy, in part, is to grow through acquisitions, which depends on our ability to identify, negotiate, complete and integrate suitable acquisitions.  See “Business.”  Even if we complete acquisitions we may experience:

•	difficulties in integrating any acquired companies, personnel and products into our existing business;

•	delays in realizing the benefits of the acquired company or products;

•	significant demands on the Company’s management, technical, financial and other resources;

•	diversion of our management’s time and attention to unexpected problems;

•	higher costs of integration than we anticipated;

•	unanticipated liabilities;

•	difficulties in retaining key employees of the acquired businesses who are necessary to manage these acquisitions; and/or

•	anticipated benefits of acquisitions may not materialize as planned.

We have no assurance that our proposed acquisitions will be completed.

Our business strategy, in part, is to expand our operations through strategic acquisitions. Other than our previously announced land acquisitions, we have not entered into any agreements, arrangements or understandings to acquire any operating companies, and there is no assurance any acquisition will be completed for any number of reasons. These reasons include, but are not limited to, our ability to obtain funding, complete the necessary due diligence, to our satisfaction; agree on all material terms of definitive purchase agreements; obtain audited financial statements consistent with the unaudited financial statements, or otherwise consummate the acquisition of any or all of such entities.

We may not be able to manage proposed acquisitions and achieve profitability.

In the event that we are able to complete any additional acquisitions, such acquisitions would present numerous challenges to us. These include the integration of the acquired entities with the operations, technologies and management of the Company and the attendant risks associated with such acquisitions, including possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel.

We cannot assure you that we will successfully integrate or profitably manage our 50% ownership interest in Buckhorn and any future acquired businesses, that our continued business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisitions, or that the acquisitions will result in increased earnings for us in any future period. Successful integration of the Company’s operations will depend on, among other things, our ability to attract, hire and retain skilled management and other personnel, none of which can be assured. To manage growth effectively, we will need to invest in development of enhancements to existing services, implement operational, financial and management information systems, procedures and controls, and integrate our personnel and operations with those of an acquired company. There can be no assurance that we will be able to manage the combined operations effectively, and failure to do so could have a material adverse effect on the Company’s business, financial condition and/or operating results.

In the case of debt funding, there can be no assurance that we will have sufficient income from operations of such acquired companies to satisfy the debt payments, which may then be adversely affected.

We may not be able to successfully compete against companies with substantially greater resources.

Since we have only recently commenced commercial operations, all of our future competitors are larger and have many more employees and substantially greater operating and financial resources than we do and thus will be able to exert significant influence on the markets in which we will be competing. They also have significantly longer operating histories and more established relationships within the foodservice industry and energy development industry. They can use their experience and resources against us in a variety of competitive ways. Although we intend to offer a competitively priced model to acquire companies, there can be no assurance that any future price competition by our competitors, if it develops, will not have a material adverse effect on our operations which would prevent us from carrying out our business and land acquisition strategy.

Our business may be subject to fluctuations in the economy and geopolitical events.

Our business could be affected by general economic conditions and those specific to the foodservice, agricultural and energy industries. In the event of a general economic downturn in the United States, prices of certain commodities including those prospectively provided by the Company may be substantially reduced. In addition, our business could be affected by geopolitical events such as war, threat of war or terrorist actions. Such an economic downturn or geopolitical event could materially and adversely affect our business and financial condition.

If we were to lose the services of our CEO, we may not be able to execute our business strategy.

Our future success depends in a large part upon the continued service of Dr. Johnny Thomas, our founder and CEO. Dr. Thomas is critical to the overall management of the Company, as well as the development of our business strategy and our strategic direction. Although we intend to enter into employment agreements with Dr. Thomas, as well as our other executive officers, at this stage in our history, the loss or unavailability of Dr. Thomas would be expected to seriously impede our ability to execute our business plan.

Directors and officers have limited liability.

As permitted by the Delaware General Corporation Law, the Company’s certificate of incorporation and by-laws limit the personal liability of the directors and/or stockholders of the Company for monetary damages for breach of fiduciary duty as a director but such provision does not eliminate or limit the liability of a director, in certain circumstances, such as for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporate Law; or (iv) for any transaction from which the director derived an improper personal benefit.

If we are unable to hire, retain or motivate qualified personnel, consultants and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

We may become subject to undisclosed liabilities as a result of proposed acquisitions.

While we will conduct whatever due diligence we can with regard to all acquisitions, there may be significant undisclosed liabilities associated with a entity that might not be known to us prior to an acquisition. The indemnities and warranties that we will receive in connection with the proposed acquisitions might not fully cover such liabilities, in which case our operations may be adversely affected.

Buckhorn is the subject of pending litigation with respect to portions of its properties that call into question the validity of its title.  The amount of loss Buckhorn would suffer in the event of an unfavorable outcome is unknown and cannot reasonably estimated at this time.

As disclosed below under “Business-Legal Proceedings”, Begley Properties, LLC (hereinafter, “Begley”) filed an action against Buckhorn Resources, LLC (hereinafter, “Buckhorn”) in the Leslie Circuit Court on September 29, 2005, Begley Properties, LLC v. Buckhorn Resources, LLC, Leslie Circuit Court Case No. 05-CI-00275.  The Complaint is an action to quiet title to certain parcels of property of approximately 500 acres owned by Buckhorn that are located in Leslie and Perry Counties in Kentucky.  Most recently, Begley Properties filed a motion for summary judgment in this case. Buckhorn has filed a response to Begley’s Motion for Summary Judgment, a Motion to Strike the Motion for Summary Judgment and a Statement of Disputed Facts.  Begley’s motion is before the court for a ruling. It is unknown when the judge will make a ruling on the motion for summary judgment. Further, the likelihood of an unfavorable outcome in this matter is impossible to determine. The amount of loss Buckhorn would suffer in the event of an unfavorable outcome is unknown and cannot reasonably estimated at this time.

Risks Related to Our Securities

Selling stockholders may suffer dilution if founders or their affiliates register their shares under future registration statements.

The founders of the Company and their affiliates acquired Founders’ Shares, which represent a controlling interest in the Company, at a cost substantially less than that which investors may purchase their Securities. Founders’ shares underlying warrants, which were gifted to non-affiliates of the Company have been registered under this registration statement for resale to the public.  Therefore, investors may bear a substantial portion of the risk of loss and experience dilution of their interests in the Company, while control of the Company will remain in the hands of management of the Company.

The determination of the offering price of the Shares and exercise prices of Warrants was arbitrary.

The offering price of the Shares in our February 2007 Private Placement and the exercise prices of Warrants were arbitrarily determined by the Company. Among the factors considered in determining these prices were estimates of the Company’s prospects, the background of management and current conditions in the securities markets and in the foodservices industry. There is, however, no relationship between the offering price of the Shares, the exercise prices of the Warrants, and the Company’s assets, current earnings, book value or any other objective criteria of value. The exercise prices are no indication of the value of the common stock or of the assets that the Company now owns or may acquire.

Our principal stockholders may have the ability to control almost all matters of the company.

The Company’s three founders and their affiliates own 8,654,636 shares of common stock, all of which are restricted. These shares represent 57.3% of the 15,093,970 issued and outstanding shares of common stock of the Company as of October 10, 2008. Therefore, management will be able to control the outcome of all issues submitted to stockholders of the Company until the Company is able to raise additional equity financing. This includes their ability to elect the entire Board of Directors, amend the Certificate of Incorporation, approve a merger or consolidation of the Company with another company or approve the sale of all or substantially all of the assets of the Company without the agreement of minority stockholders. See “Principal Stockholders” for further details.

Limited  public market.

There is a limited public market for the Shares and no public market for the Warrants.  In addition, Rule 144 promulgated under the Securities Act is not available to our investors that hold unregistered stock until July 1, 2009, which is 12 months from when we have ceased to be a shell company, as indicated by filing Form 10 type information.  There can be no assurance that we will continue to fulfill in the future our reporting requirements under the Exchange Act, maintain the effectiveness of our registration statement(s), or disseminate to the public any current financial or other information concerning the Company.

The Company does not intend to pay dividends to its stockholders.

We do not intend to declare or pay cash dividends to our stockholders until we have achieved profitability, if ever. The Company cannot provide any assurance that it will be able to pay any dividends to purchasers of the Shares offered hereby.

Our common stock is subject to restrictions on sales by broker-dealers and penny stock rules, which may be detrimental to investors.

Our common stock is subject to Rules 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and “accredited investors” (as defined in Rule 501(a) of the Securities Act). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their Shares of our common stock.

Additionally, our common stock is subject to SEC regulations applicable to “penny stocks.” Penny stocks include any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of a penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

Trading on the OTC Bulletin Board may be detrimental to investors.

Securities traded on the OTC Bulletin Board generally have limited trading volume and exhibit a wide spread between the bid/ask quotations. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market: investors may have difficulty buying and selling our common stock or obtaining market quotations; market visibility for our common stock may be limited; and a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Preferred Stock as an anti-takeover device.

We are authorized to issue 20,000,000 shares of preferred stock, $.001 par value. The preferred stock may be issued in series from time to time with such designation, voting and other rights, preferences and limitations as our Board of Directors may determine by resolution. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue these shares without stockholder approval subject to approval of the holders of our preferred stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without any further action by our stockholders.

We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly.

We will follow generally accepted accounting principles for the U.S. in preparing our financial statements. As part of this process, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

Possible redemption of warrants.

The Company, at its option, may redeem the Warrants at $.001 per Warrant at any time upon 20 days’ prior written notice, subject to assignment to standby purchasers. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption.

Our ability to borrow money will directly impact our growth.

Our growth will depend, in large part, on our ability to continue to make acquisitions and expand operations. As a result, our inability to finance acquisitions and capital expenditures through borrowed funds could restrict our ability to expand.

Our growth is dependent on our ability to complete acquisitions and integrate operations of acquired businesses.

Our primary strategy is to achieve growth through acquisitions of businesses and land.  We may not be able to make acquisitions in the future and any acquisitions we do make may not be successful. Furthermore, future acquisitions may have a material adverse effect upon our operating results, particularly in periods immediately following the consummation of those transactions while the operations of the acquired businesses are being integrated into our operations.

Achieving the benefits of acquisitions depends on the timely, efficient and successful execution of a number of post-acquisition events, including integrating the business of the acquired company into our purchasing programs, distribution network, marketing programs and reporting and information systems. We may not be able to successfully integrate the acquired company’s operations or personnel, or realize the anticipated benefits of the acquisition. Our ability to integrate acquisitions may be adversely affected by many factors, including the relatively large size of a business and the allocation of our limited management resources among various integration efforts.

In connection with the acquisitions of businesses or land in the future, we may decide to consolidate the operations of any acquired business with our existing operations or make other changes with respect to the acquired business or land, which could result in special charges or other expenses. Our results of operations also may be adversely affected by expenses we incur in making acquisitions, by amortization of acquisition-related intangible assets with definite lives and by additional depreciation attributable to acquired assets. Any of the businesses we acquire may also have liabilities or adverse operating issues, including some that we fail to discover before the acquisition, and our indemnity for such liabilities typically has been limited and may, with respect to future acquisitions, also be limited.

Additionally, our ability to make any future acquisitions may depend upon obtaining additional financing. We may not be able to obtain additional financing on acceptable terms or at all. To the extent that we seek to acquire other businesses in exchange for our common stock, fluctuations in our stock price could have a material adverse effect on our ability to complete acquisitions.

If we do not keep a registration statement current, your ability to sell the Shares and Warrants will be limited.

We must maintain the Company’s registration statement on Form S-1 current and effective with the SEC,  in order for selling stockholders listed therein or their assignees to be able to sell their shares of registered common stock as well as to receive registered shares of common stock upon exercise of the warrants.  We may not be able to maintain a registration statement in effect throughout the period during which the warrants remain exercisable.  Provided such registration statement is kept effective, following any sale made by selling stockholders of their shares of common stock or shares underlying the warrants, prospective purchasers shall receive registered common stock.  Maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees and we cannot guarantee our ability to keep the registration statement effective.

Risks Related to the Foodservice Industry

The industry is characterized as a low margin business sensitive to inflation and economic conditions.

The foodservice distribution industry is characterized by relatively high inventory turnover with relatively low profit margins. The Company expects that a significant portion of its sales would be made at prices that are based on the cost of products it would sell plus a percentage markup. As a result, profit levels may be negatively impacted during periods of product cost deflation, even though gross profit percentage may remain relatively constant. Prolonged periods of product cost inflation also may have a negative impact on the Company’s profit margins and earnings to the extent such product cost increases are not passed on to customers due to resistance to higher prices and the timing needed to pass on such increases. The foodservice industry is sensitive to national and regional economic conditions. Inflation, fuel costs and other factors affecting consumer confidence and the frequency and amount spent by consumers for food prepared away from home would likely negatively impact prospective sales and operating results. The Company expects that prospective operating results would also be sensitive to, and would be adversely affected by, other factors, including difficulties collecting accounts receivable, competitive price pressures, severe weather conditions and unexpected increases in fuel or other transportation-related costs.

Added costs will contribute to reduced profit margins.

Effective in 2006, food processors and distributors need to include on nutrition labels the amount of trans fatty acids in thousands of foods. The increase in laws and regulations is an added cost for food distributors and is a result of consumers becoming more concerned with health issues and rising obesity rates. Food distribution companies continue to expect greater sales and weaker profit margins, due in part in increased competition, high expenses and weak trading partner relationships. To cut costs, distributors are streamlining warehouse logistics, investing in new technologies, adding new products that improve profit margins and reducing employee turnover, all of which are expected to be added expenses for the Company. Many distributors expect increased consolidation within the industry as profit margins become too tight for struggling companies. Moreover, competition has intensified among food distributors to meet strengthening demand from increased sales to the restaurant industry.

Increased fuel costs will adversely affect profit margins.

High fuel prices raise food distributors’ transportation costs and adversely affect profit margins. In addition, the high cost of fuel can negatively impact consumer confidence and discretionary spending and thus reduce the frequency and amount spent by consumers for food prepared away from home. The high cost of fuel can also increase the price paid for products as well as the costs incurred to deliver products to customers. The price of gasoline has dramatically increased over the last few years as a result of rising crude oil prices. Such factors may negatively impact our future sales, margins, operating expenses and operating results.

Interruption of supplies and increases in product costs may hinder our ability to service customers.

The Company may be required to obtain substantially all of its foodservice and related products from third party suppliers. In addition, the Company likely will not control the actual production of all of the products it will sell, and therefore could be subject to delays caused by interruption in production and increases in product costs based on conditions outside our control. These conditions include work slowdowns, work interruptions, strikes or other job actions by employees of suppliers, weather, crop conditions, transportation interruptions, unavailability of fuel or increases in fuel costs, competitive demands and natural disasters or other catastrophic events (including, but not limited to, the outbreak of avian flu or similar food-borne illnesses in the United States and elsewhere). If the Company can not obtain adequate supplies of its foodservice and related products as a result of any of the foregoing factors or otherwise, we may be unable to fulfill our obligations to customers, and customers may turn to other distributors.

We may risk exposure from product liability claims.

Sellers of food face the risk of exposure to product liability claims in the event that the use of products sold causes injury or illness as a result of contamination, food-borne illnesses (such as e-coli, avian flu, bovine spongiform encephalopathy, hepatitis A, trichinosis or salmonella), food tampering, or otherwise. The Company will need to maintain sufficient primary or excess umbrella liability insurance. However, such insurance may not continue to be available at a reasonable cost, or, if available, may not be adequate to cover all liabilities. Although the Company intends to seek contractual indemnification and insurance coverage from parties supplying its products, such indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by suppliers. If the Company does not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially reduce the Company’s future net earnings and earnings per share.

Negative publicity may cause sales to decrease.

Instances of food-borne illnesses, food tampering or contamination, or other health concerns, even those unrelated to the use of the Company’s products, can result in negative publicity about the foodservice distribution industry and cause sales to decrease dramatically. Food distributors may come under increased scrutiny by the U.S. Food and Drug Administration (the “FDA”) in their efforts to control listeria and other outbreaks (such as e-coli, avian flu, bovine spongiform encephalopathy, hepatitis A, trichinosis or salmonella) in ready-to-eat foods. The FDA is considering extending strict control from meat processors to food distributors and grocery stores by testing food preparation and storage areas for contamination. Contaminated food distribution centers could suffer from a negative image if inspection results are made public, resulting in a possible loss of customers and subsequent revenues.

Availability of qualified labor could affect our business.

Our operations will rely heavily on our employees, particularly drivers, and any shortage of qualified labor could significantly affect the Company’s business. Our future recruiting and retention efforts and efforts to increase productivity gains may not be successful and there may be a shortage of qualified drivers in future periods. Any such shortage could decrease our ability to effectively serve our customers. Such a shortage would also likely lead to higher wages for employees and a corresponding reduction in our revenue and earnings.

We may become reliant on technology for efficient operations.

The need to synchronize data and the related information shortfalls are key to food distributors. Global trends are moving toward developing and adopting standardized protocols for data synchronization. This will be an added expense encountered by the Company carrying out its business strategy. One of the greatest transportation challenges for food distributors is getting products delivered from suppliers to distribution centers (inbound deliveries). The Internet is playing a growing role in creating an automated communications network for tracking inbound products. The Company will need to develop a network to enable deliveries to be tracked on the Internet, in order to operate profitability.

Our ability to reduce costs and increase profits, as well as our ability to serve customers most effectively, may depend on the reliability of our technology network. The Company expects to use software and other technology systems to load trucks in the most efficient manner to optimize the use of storage space and minimize the time spent at each stop. Any disruption to these computer systems in the future could adversely impact our customer service, decrease the volume of our business and result in increased costs. While we expect to invest in technology security initiatives and disaster recovery plans, we recognize that these measures cannot fully insulate the Company from technology disruption that could result in adverse effects on operations and profits.

Changes in consumer preferences or discretionary consumer spending could negatively impact our future results.

Our success depends, in part, upon the popularity of organic and natural foods in the future. Shifts in consumer preferences away from these foods could materially adversely affect our future profitability. Also, our success depends on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce customer traffic or impose practical limits on pricing, either of which could materially adversely affect our business, financial condition, operating results or cash flows. We can also be materially adversely affected by negative publicity concerning food quality, illness, injury, publication of government or industry findings concerning food products served by us, or other health concerns or operating issues stemming from our operations.

Our operations are subject to governmental regulation associated with the food service industry, the operation and enforcement of which may restrict our ability to carry on our business.

We expect to operate in the perishable food industry. The development, manufacture and marketing of products which may be sold by us is subject to extensive regulation by various government agencies, including the FDA, USDA and the U.S. Federal Trade Commission, as well as various state and local agencies. These agencies regulate production processes, product attributes, packaging, labeling, advertising, storage and distribution. These agencies establish and enforce standards for safety, purity and labeling. In addition, other governmental agencies (including the U.S. Occupational Safety and Health Administration), establish and enforce health and safety standards and regulations in the workplace.  Although we intend to comply at all times with all such laws and regulations, including obtaining and maintaining all necessary permits and licenses relating to our operations, there is a risk that we may not be able to comply with such laws and regulations on a timely basis, or at all. Our failure to comply with applicable laws and regulations could subject us to civil remedies including fines, injunctions, recalls or seizures as well as potential criminal sanctions. In addition, compliance or attempted compliance with governmental laws and regulations may result in significant time or cost expenditures, which could delay or preclude us from marketing our products or continuing or expanding our operations.

Risks Related to Energy Development

Drilling activities are subject to many risks that could result in liability exposure or the loss of production and revenues, including the risk that no commercially productive oil or gas reservoirs will be encountered.

There can be no assurance that any wells drilled will be productive or that we will recover all or any portion of our investment. Drilling for oil and gas involves a high degree of risk that no commercial production will be obtained and may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our future drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, many of which are beyond our control, including economic conditions, mechanical problems, pressure or irregularities in formations, title problems, weather conditions, compliance with governmental requirements and shortages in or delays in the delivery of equipment and services.  Our future drilling activities may not be successful. Lack of drilling success could have a material adverse effect on our financial condition and results of operations.

Our operations will also be subject to all the hazards and risks normally incident to the development, exploitation, production and transportation of oil and gas, including unusual or unexpected geologic formations, pressures, down hole fires, mechanical failures, blowouts, explosions, uncontrollable flows of oil, gas, brine, or well fluids into the environment (including ground water distribution) and pollution and other environmental risks. These hazards could result in substantial losses to us due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations.  We may not be insured or fully insured against all risks.

Oil and natural gas prices fluctuate widely and low prices could have a material adverse impact on our business and financial results.

Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to: (i) relatively minor changes in the supply of, and demand for, oil and gas; (ii) market uncertainty; and (iii) a variety of additional factors, all of which are beyond our control. These factors include domestic and foreign political conditions, the price and availability of domestic and imported oil and gas, the level of consumer and industrial demand, weather, domestic and foreign government relations, the price and availability of alternative fuels and overall economic conditions. Furthermore, the marketability of any production depends in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities. Volatility in oil and gas prices could affect our ability to market our production, if any, through such systems, pipelines or facilities.

We may not have satisfactory title to our properties.

We believe we have satisfactory title to our properties in accordance with standards generally accepted in the energy industry. However, title defects of varying degrees will arise, and, if practicable, reasonable efforts will be made to cure any such defects.

Even an in-depth review of properties and records may not necessarily reveal existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their deficiencies and capabilities.  To the extent the seller does not operate the properties, obtaining access to properties and records may be more difficult. Even when problems are identified, the seller may not be willing or financially able to give contractual protection against such problems, and we may decide to assume environmental and other liabilities in connection with acquired properties.

We are subject to various governmental regulations which may cause us to incur substantial costs.

Our operations are or could be affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, oil and gas production and related operations are or have been subject to price controls, taxes and other laws and regulations relating to the oil and gas industry. Failure to comply with such laws and regulations can result in substantial penalties. The regulatory burden on the oil and gas industry increases our cost of doing business and affects our profitability. Although we believe we will be able to substantially comply with all applicable laws and regulations, because such laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

Sales of natural gas by us are not regulated and are generally made at market prices. However, the Federal Energy Regulatory Commission ("FERC") regulates interstate natural gas transportation rates and service conditions, which affect the marketing of natural gas produced, as well as the revenues received by us for sales of such production.

Since the mid-1980's, the FERC has issued a series of orders, culminating in Order Nos. 636, 636-A and 636-B ("Order 636"), that have significantly altered the marketing and transportation of natural gas. Order 636 mandated a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of the FERC's purposes in issuing the orders was to increase competition within all phases of the natural gas industry. Order 636 and subsequent FERC orders issued in individual pipeline restructuring proceedings have been the subject of appeals, and the courts have largely upheld Order 636. Because further review of certain of these orders is still possible, and other appeals may be pending, it is difficult to exactly predict the ultimate impact of the orders on us and our natural gas marketing efforts. Generally, Order 636 has eliminated or substantially reduced the interstate pipelines' traditional role as wholesalers of natural gas, and has substantially increased competition and volatility in natural gas markets.

We are subject to various environmental risks which may cause us to incur substantial costs.

Our proposed drilling operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling and transportation of oil and gas and the discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities; limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and impose substantial liabilities for pollution resulting from our operations. The permits required for our various operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, penalties or injunctions. In the opinion of management, we are in substantial compliance with current applicable environmental laws and regulations, and we have no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on us. The impact of such changes, however, would not likely be any more burdensome to us than to any other similarly situated oil and gas company.

The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as the "Superfund" law, and similar state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. Furthermore, neighboring landowners and other third parties may file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

Risks Related to the Coal Industry

Because the demand and pricing for coal is greatly influenced by consumption patterns of the domestic electricity generation industry, a reduction in the demand for coal by this industry would negatively affect our future revenues and profitability.

Fuel cost is a significant component of the cost associated with coal-fired power generation, with respect to not only the price of the coal, but also the costs associated with emissions control and credits (i.e., sulfur dioxide, nitrogen oxides, etc.), combustion by-product disposal (i.e., ash) and equipment operations and maintenance (i.e., materials handling facilities). All of these costs must be considered when choosing between coal generation and alternative methods, including natural gas, nuclear, hydroelectric and others.

Weather patterns also can greatly affect electricity generation. Extreme temperatures, both hot and cold, cause increased power usage and, therefore, increased generating requirements from all sources. Mild temperatures, on the other hand, result in lower electrical demand, which allows generators to choose the lowest-cost sources of power generation when deciding which generation sources to dispatch. Accordingly, significant changes in weather patterns could reduce the demand for our coal.

Deregulation of the electric utility industry may cause customers to be more price-sensitive in purchasing coal, which could cause profitability to decline.  Electric utility deregulation is expected to provide incentives to generators of electricity to minimize their fuel costs and is believed to have caused electric generators to be more aggressive in negotiating prices with coal suppliers. To the extent utility deregulation causes customers to be more cost-sensitive, deregulation may have a negative effect on our profitability.

Increased consolidation and competition in the U.S. coal industry may adversely affect our revenues and profitability.

During the last several years, the U.S. coal industry has experienced increased consolidation, which has contributed to the industry becoming more competitive. Consequently, many of our competitors in the domestic coal industry are major coal producers who have significantly greater financial resources than us. The intense competition among coal producers may impact our ability to purchase properties with coal assets and may, therefore, adversely affect our future revenues and profitability.

Fluctuations in transportation costs and the availability and dependability of transportation could affect the demand for coal and our ability to deliver coal to customers.

Increases in transportation costs could have an adverse effect on demand for coal. Customers choose coal supplies based, primarily, on the total delivered cost of coal. Any increase in transportation costs would cause an increase in the total delivered cost of coal. That could cause future customers to seek less expensive sources of coal or alternative fuels to satisfy their energy needs. In addition, significant decreases in transportation costs from other coal-producing regions, both domestic and international, could result in increased competition from coal producers in those regions. For instance, coal mines in the western United States could become more attractive as a source of coal to consumers in the eastern United States if the costs of transporting coal from the West were significantly reduced.

Central Appalachia mines generally ship coal via rail systems.  The dependence upon railroads and third party trucking companies would impact our ability to deliver coal to future customers. Disruption of service due to weather-related problems, strikes, lockouts, bottlenecks and other events could temporarily impair our ability to supply coal to future customers, resulting in decreased shipments. Decreased performance levels over longer periods of time could cause such customers to look elsewhere for their fuel needs, negatively affecting our future revenues and profitability.

In past years, the major eastern railroads (CSX and Norfolk Southern) have experienced an increase in overall rail traffic from the expanding economy and shortages of both equipment and personnel. This increase in traffic could impact our ability to obtain the necessary rail cars to deliver coal to future customers and have an adverse impact on our financial results.

Shortages or increased costs of skilled labor in the Central Appalachian coal region may hamper our ability to achieve high labor productivity and competitive costs.

Coal mining continues to be a labor-intensive industry. As the demand for coal has increased, many producers have attempted to increase coal production, which has resulted in a competitive market for the limited supply of trained coal miners in the Central Appalachian region. In some cases, this market situation has caused compensation levels to increase, particularly for “skilled” positions such as electricians and mine foremen. To maintain current production levels, we may be forced to respond to these increases in wages and other forms of compensation, and related recruiting efforts by our competitors. Any future shortage of skilled miners, or increases in our labor costs, could have an adverse impact on our mine operators’ productivity and costs and on our ability to sell our coal permits to coal mining companies.

Government laws, regulations and other requirements relating to the protection of the environment, health and safety and other matters impose significant costs on us, and future requirements could limit our ability to produce coal.

Our proposed coal mining operations are subject to extensive federal, state and local regulations with respect to matters such as:

•	employee health and safety;

•	permitting and licensing requirements;

•	air quality standards;

•	water quality standards;

•	plant, wildlife and wetland protection;

•	blasting operations;

•	the management and disposal of hazardous and non-hazardous materials generated by mining operations;

•	the storage of petroleum products and other hazardous substances;

•	reclamation and restoration of properties after mining operations are completed;

•	discharge of materials into the environment, including air emissions and wastewater discharge;

•	surface subsidence from underground mining; and

•	the effects of mining operations on groundwater quality and availability.

Complying with these requirements, including the terms of obtaining permits, would have a significant effect on the costs of operations of the coal mine operators or lessees on our properties.  However, we could incur substantial costs, including clean up costs, fines, civil or criminal sanctions and third party claims for personal injury or property damage as a result of violations of or liabilities under these laws and regulations.

The coal industry is also affected by significant legislation mandating specified benefits for retired miners. In addition, the utility industry, which is the most significant end user of coal, is subject to extensive regulation regarding the environmental impact of its power generating activities. Coal contains impurities, including sulfur, mercury, chlorine and other elements or compounds, many of which are released into the air when coal is burned. Stricter environmental regulations of emissions from coal-fired electric generating plants could increase the costs of using coal, thereby reducing demand for coal as a fuel source or the volume and price of our coal sales, or making coal a less attractive fuel alternative in the planning and building of utility power plants in the future.

New legislation, regulations and orders adopted or implemented in the future (or changes in interpretations of existing laws and regulations) may materially adversely affect our proposed mining operations, our cost structure and future customers’ operations or ability to use coal.

The passage of legislation responsive to the Framework Convention on Global Climate Change or similar governmental initiatives could result in restrictions on coal use.

The United States and more than 160 other nations are signatories to the 1992 Framework Convention on Global Climate Change, commonly known as the Kyoto Protocol, which is intended to limit or capture emissions of greenhouse gases, such as carbon dioxide. In December 1997, the signatories to the convention established a potentially binding set of emissions targets for developed nations. Although the specific emissions targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. The U.S. Senate has not ratified the treaty commitments, and the Bush administration has officially opposed the Kyoto Protocol and has proposed an alternative to reduce the intensity of United States emissions of greenhouse gases. With Russia’s ratification of the Kyoto Protocol in 2004, it became binding on all ratifying countries. The implementation of the Kyoto Protocol in a number of countries, and other emissions limits, such as those adopted by the European Union, could affect demand for coal outside the United States. If the Kyoto Protocol or other comprehensive legislation focusing on greenhouse gas emissions is enacted by the United States, it could have the effect of restricting the use of coal. Other efforts to reduce emissions of greenhouse gases and federal initiatives to encourage the use of natural gas also may affect the use of coal as an energy source.

We are subject to the federal Clean Water Act and similar state laws which impose treatment, monitoring and reporting obligations.

The federal Clean Water Act and corresponding state laws affect coal mining operations by imposing restrictions on discharges into regulated waters. Permits requiring regular monitoring and compliance with effluent limitations and reporting requirements govern the discharge of pollutants into regulated waters. New requirements under the federal Clean Water Act and corresponding state laws could cause us to incur significant additional costs that adversely affect our future operating results.

New regulations have expanded the definition of black lung disease and generally made it easier for claimants to assert and prosecute claims, which could increase our future exposure to black lung benefit liabilities.

In January 2001, the United States Department of Labor amended the regulations implementing the federal black lung laws to give greater weight to the opinion of a claimant’s treating physician, to expand the definition of black lung disease and to limit the amount of medical evidence that can be submitted by claimants and respondents. The amendments also altered administrative procedures for the adjudication of claims, which, according to the Department of Labor, results in streamlined procedures that are less formal, less adversarial and easier for participants to understand. These and other changes to the federal black lung regulations could significantly increase our lessees’ and coal mine operators’ future exposure to black lung benefits liabilities, should we begin coal operations.

In recent years, legislation on black lung reform has been introduced but not enacted in Congress. It is possible that this legislation will be reintroduced for consideration by Congress. If any of the proposals included in this or similar legislation is passed, the number of claimants who are awarded benefits could significantly increase. Any such changes in black lung legislation, if approved, may adversely affect our business, financial condition and results of operations in the future.

Extensive environmental laws and regulations affect the end-users of coal and could reduce the demand for coal as a fuel source and cause the volume of our sales to decline.

The Clean Air Act and similar state and local laws extensively regulate the amount of sulfur dioxide, particulate matter, nitrogen oxides, mercury and other compounds emitted into the air from electric power plants, which are the largest end-users of most coal producers. Compliance with such laws and regulations by our lessees and coal mine operators, which can take a variety of forms, may reduce demand for coal as a fuel source because they require significant emissions control expenditures for coal-fired power plants to attain applicable ambient air quality standards, which may lead these generators to switch to other fuels that generate less of these emissions and may also reduce future demand for the construction of coal-fired power plants.

The U.S. Department of Justice, on behalf of the EPA, has filed lawsuits against several investor-owned electric utilities and brought an administrative action against one government-owned utility for alleged violations of the Clean Air Act.  These lawsuits could require the utilities to pay penalties, install pollution control equipment or undertake other emission reduction measures, any of which could adversely impact their demand for coal we own.

A regional haze program initiated by the EPA to protect and to improve visibility at and around national parks, national wilderness areas and international parks restricts the construction of new coal-fired power plants whose operation may impair visibility at and around federally protected areas and may require some existing coal-fired power plants to install additional control measures designed to limit haze-causing emissions.

The Clean Air Act also imposes standards on sources of hazardous air pollutants. For example, the EPA has announced that it would regulate hazardous air pollutants from coal-fired power plants. Under the Clean Air Act, coal-fired power plants will be required to control hazardous air pollution emissions by no later than 2009, which likely will require significant new investment in controls by power plant operators. These standards and future standards could have the effect of decreasing demand for coal.

Other so-called multi-pollutant bills, which could regulate additional air pollutants, have been proposed by various members of Congress. If such initiatives are enacted into law, power plant operators could choose other fuel sources to meet their requirements, reducing the demand for coal.

The characteristics of coal may make it difficult for coal users to comply with various environmental standards related to coal combustion. As a result, they may switch to other fuels, which would affect the future volume of our sales.

Coal contains impurities, including sulfur, nitrogen oxide, mercury, chlorine and other elements or compounds, many of which are released into the air when coal is burned. Stricter environmental regulations of emissions from coal-fired electric generating plants could increase the costs of using coal thereby reducing demand for coal as a fuel source, and the volume and price of future coal sales. Stricter regulations could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future.

For example, in order to meet the federal Clean Air Act limits for sulfur dioxide emissions from electric power plants, coal users may need to install scrubbers, use sulfur dioxide emission allowances (some of which they may purchase), blend high sulfur coal with low sulfur coal or switch to other fuels. Each option has limitations. Lower sulfur coal may be more costly to purchase on an energy basis than higher sulfur coal depending on mining and transportation costs. The cost of installing scrubbers is significant and emission allowances may become more expensive as their availability declines. Switching to other fuels may require expensive modification of existing plants.

On March 15, 2005, the U.S. Environmental Protection Agency adopted a new federal rule to cap and reduce mercury emissions from both new and existing coal fired power plants. The reductions will be implemented in stages, primarily through a market-based cap-and-trade program. Nevertheless, the new regulations will likely require some power plants to install new equipment, at substantial cost, or discourage the use of certain coals containing higher levels of mercury.

Other new and proposed reductions in emissions of sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases may require the installation of additional costly control technology or the implementation of other measures, including trading of emission allowances and switching to other fuels. For example, the Environmental Protection Agency recently proposed separate regulations to reduce the interstate transport of fine particulate matter and ozone through reductions in sulfur dioxides and nitrogen oxides through the eastern United States. The Environmental Protection Agency continues to require reduction of nitrogen oxide emissions in 22 Eastern states and the District of Columbia and will require reduction of particulate matter emissions over the next several years for areas that do not meet air quality standards for fine particulates. In addition, Congress and several states are now considering legislation to further control air emissions of multiple pollutants from electric generating facilities and other large emitters. These new and proposed reductions will make it more costly to operate coal-fired plants and could make coal a less attractive fuel alternative to the planning and building of utility power plants in the future. To the extent that any new or proposed requirements affect our future customers, this would adversely affect our future operations and results.

We must obtain governmental permits and approvals for mining operations, which can be a costly and time consuming process and result in restrictions on our operations.

Numerous governmental permits and approvals are required for mining operations.  Our future operations will be principally regulated under permits issued by state regulatory and enforcement agencies pursuant to the Surface Mining Control and Reclamation Act (SMCRA). Regulatory authorities exercise considerable discretion in the timing and scope of permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of exploration or production operations.  In addition, our coal mining operators and/or our lessees may be required to prepare and present to federal, state and local authorities data pertaining to the effect or impact that proposed exploration for or production of coal might have on the environment. Further, the public may comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, the permits we need may not be issued, or, if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our mining operations or to do so profitably.

USE OF PROCEEDS

We will not receive proceeds from the sale of Shares offered hereby by the Selling Stockholders, except upon the exercise of Warrants for which a current prospectus will need to be in effect unless the warrant holder agrees to receive restricted shares of Common Stock. A total of 2,100,000 Class A Warrants exercisable at $3.00 per share have been registered and would generate gross proceeds of $6,300,000, subject to reduction in exercise price by the Company.  Any temporary exercise price reductions will reduce the aggregate gross proceeds we would generate upon exercise of such Warrants.  In the event we realize an aggregate amount of $6,300,000 in gross proceeds, we anticipate allocating such funds as follows: (i)  $1,300,000 towards working capital; (ii) $2,000,000 towards the reduction of outstanding debt; (iii) $2,000,000 towards acquiring land and energy-related assets; and (iv) $1,000,000 towards permitting, licensing, and acceleration of energy development activities. Once a fundamental change in the Company occurs we will be required to file additional post-effective amendments to the registration statement before registered shares can be delivered.

PRICE RANGE OF COMMON STOCK

Our common stock has been traded on the OTCBB since on or about December 12, 2007 and there currently is a limited public trading market for our common stock.  Prior to that date, our common stock was not actively traded in the public market.  Our common stock is listed on the OTCBB under the symbol "CNSV."

The following table sets forth, for the periods indicated, the high and low trades for our common stock on the OTCBB as reported by various Bulletin Board market makers.  The quotations reflect inter-dealer prices, without adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

Period	High Trade	Low Trade

2008
Third Quarter	$2.00	$1.01
Second Quarter	$2.25	$1.95
First Quarter	$2.50	$0.48

2007
Fourth Quarter	0.45	0.15

On October 10, 2008, there were 85 stockholders of record and 15,093,970 shares of our common stock issued and outstanding.  The closing price of our common stock on the OTCBB, as of October 14, 2008 , was $1.06 per share.

To date, we have never declared or paid any cash dividends on our capital stock and we do not expect to pay any dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the information indicated with respect to our stock option plan as of December 31, 2007, under which our common stock is authorized for issuance compensation.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	5,000,000	N/A	5,000,000
Equity compensation plans not approved by security holders	--	--	---
Total
____________
(1) The 2007 Employee Stock Incentive Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statement Regarding Forward-Looking Disclosure

Certain statements contained in this prospectus, including, without limitation, statements containing the words, "likely," "forecast," "project," "believe," "anticipate," "expect," and other words of similar meaning, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Our plans and objectives are based, in part, on assumptions involving the continued expansion of our business.  Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

General

The Company relied on its initial capitalization from its founders and the February 2007 Private Placement of $50,000 to pay its organizational expenses and audit and legal expenses for its initial registration statement.  Through loans from an affiliated entity and the receipt of approximately $160,600 and $517,000 of proceeds from the exercise of Warrants at a reduced exercise price of $1.00 per share in November and December 2007 and February and March 2008, respectively, we were able to complete our first two land acquisitions, as well as to meet our ongoing reporting and compliance obligations.  During the second quarter ended June 30, 2008, the Company received an additional $367,400 from the payment of promissory notes issued to the Company in connection with prior Warrant exercises.  The Company intends to raise additional funds from new investors and/or the exercise of outstanding Warrants in order to fund its proposed operations.

The Company was formed on January 26, 2007, to engage in the acquisition and consolidation of companies engaged in the foodservice industry (including with respect to organic and natural food products).  Until the Company completed the acquisition of a 50% interest on Buckhorn Resources, LLC on May 20, 2008, the Company filed under the definition of a "shell" company, an entity which is generally described as having no or nominal operations and with no or nominal assets or assets consisting solely of cash and cash equivalents and because the Company did not engage in any business activities that provide cash flow, nor had a sufficient level of assets.  The Company has provided in a Form 8-K, filed on June 30, 2008, current "Form 10 information," including audited financial statements which were first filed on a Form 8-K on May 27, 2008. The rules are designed to assure that investors in shell companies that acquire operations or assets have access on a timely basis to the same kind of information as is available to investors in public companies with continuing operations.

The Company has acquired or leased an aggregate of approximately 11,900 acres (of which 650 acres are leased through LeeCo Development, LLC, a 50% owned subsidiary of the Company), as described below under “Land For Production Purposes.”  Management expects to continue acquiring land in 2008 and 2009, all of which is intended to be used in the production of organic and/or natural grass fed products.  In August 2008, the Company commenced removing the timber on its 250 acre tract of land in eastern Kentucky.  This is intended to enable the Company to gain road access to potential drilling sites, as well as begin the preparation of such land for planned organic farming operations.  Management intends to reclaim the land for organic production over a ten-year period, commencing in 2009, as coal is mined, assuming it can be extracted in economically feasible quantities, if at all, and infrastructure is built.  However, with favorable conditions in eastern Kentucky, as an initial production area, management has commenced land lease discussions with third parties who control tens of thousands of acres.  Leasing of sizeable acreage in the area is expected to markedly accelerate internal production for plans for grass fed beef, dairy products and range fed poultry.  Management anticipates leasing sizeable acreage in 2008, with a goal towards stocking animals by early 2009.

Our principal foodservice business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with an operating business or businesses in the foodservice industry primarily and, as a secondary objective, we seek to further our business strategy through internal growth and development of organic and natural products or brands.  The analysis of new business opportunities (through acquisitions or internal growth) will be undertaken by or under the supervision of our officers and directors and our Scientific Advisory Board. A target business or land acquisitions may be dependent upon the development or market acceptance of a single or limited number of products, processes or services.  Initial acquisition candidates are being evaluated on the basis of brand identity and relationships with strong regional or national retail relationships, where their relationships can be leveraged and growth can be accelerated by association with the Company.  As of the date hereof, the Company has no agreements, arrangements or understandings to acquire any business or part of a business.

Management has two alternative business relationships under consideration.  The Company may either acquire a business, as set forth above, or attempt to recruit companies to increase their production by marketing their products in a large geographic area under our proposed “Choice Organic Family” TM, however, there are no products currently available under such trademark.  Management has identified over 300 small operators who produce branded products in the Company’s initial focus area; dairy products, grass fed beef and/or ingredients.  Management has selected a priority list of approximately 70 companies that Management will begin to approach in 2008 to market under our organic family.  Management has commenced the process of signing non-disclosure agreements so that detailed information can be shared for evaluation and negotiation purposes. Management’s goal is to enlist its first “Family Associate” member in late 2008 or early 2009 and offer such organic branded products to the public then.  Management anticipates having several successful brands available for marketing under the “Choice Organic Family” TM by the end of 2009.

In addition, Management has identified a number of suppliers who have expressed a willingness to provide selected products for private label marketing by the Company.  Management expects to commence private labeling activities upon the completion of an acquisition which has experienced food management personnel or when the Company hires an experienced food executive to oversee these activities.  Initial candidates are being approached on behalf of the Company.

We expect our present management to have a continuing managerial role in our Company following a business combination.  We cannot assure you that we will find a suitable business with which to combine, as a result of management's desire to maintain its role following a business combination.

Management plans to continue to operate from home offices for the foreseeable future as most of the Company’s immediate operating activities will be in Kentucky.  The Company does not intend to hire any additional employees, at this time.  It expects to use contract service providers, such as AMS Development, LLC with which the Company contracted in connection with development services in connection with the Company’s purchase of 1,000 acres in Owsley County, Kentucky (as further described under the “Land for Production Purposes” section below).

Potential Business Combination

The Company may attempt to locate and negotiate with a business or business entities primarily in the foodservice industry, for the combination of that target company with the Company or a purchase of assets.  We view the foodservice industry as including a wide spectrum of activities and the Company shall consider acquisitions of the following nature: (1) the acquisition and/or consolidation of smaller acquired distribution companies; or (2) the acquisition and/or roll-up of certain suppliers to the distribution companies including the small purchasers of branded organic products (as described above); (3) the acquisition of a supplier of food products having a direct relationship with the large producers and growers of goods; or (4) the acquisition of a company that evaluates and acquires or develops new technologies to improve food security and to develop faster methods to detect, eliminate, or protect the food chain from adulterated foods and animal feed.

The business combination will normally take the form of a merger, stock-for-stock exchange, stock-for-assets exchange or cash for assets.  In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.  If the Company cannot effect a non-cash acquisition, the Company may have to raise additional funds from a private offering of its securities under Rule 506 of Regulation D or the exercise of its outstanding Warrants.  There is no assurance the Company would obtain any such equity funding or funding from the exercise of Warrants.  No assurances can be given that the Company will be successful in locating or negotiating with any target business.  It is anticipated that any securities issued in any such business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.

Land For Production Purposes

Management believes that the Company may be able to generate revenues through coal development and the drilling of wells for oil and/or natural gas on its owned or leased land, to help finance the Company's plans.  Generally speaking, much of the Company’s owned properties (Breathitt, Owsley and Buckhorn) will be utilized for both organic food purposes and for energy development, however, such uses will occur either on different parts of such parcels of land simultaneously or on the same parcels of land at different times following completion of the reclamation process.  Management anticipates that all of its currently owned properties will have some timber harvested.  However, as of this date, the Company has not commenced mining activities and there can be no assurance that we will be able to locate and extract energy resources in economically feasible amounts, if at all.

In furtherance of its land acquisition program, the Company received loans of $10,000 and $180,000, or $190,000 in the aggregate, in October and November, 2007, respectively, from an affiliated entity owned jointly by the Company's CEO and his wife, Helen Thomas, a former officer and director of the Company.  Of this amount, $65,000 of principal and interest was repaid prior to December 31, 2007. On November 8, 2007, the Company closed on the purchase of approximately 250 acres of land in Kentucky. Total closing costs were $185,101, including $8,750 paid to Sitter Drilling LLC, an unaffiliated party, as a finders/negotiation fee.  In August 2008, the Company commenced removing the timber on its 250 acre tract of land in Breathitt County, Kentucky (the "Breathitt Property").  This is intended to enable the Company to gain road access to potential drilling sites, as well as begin the preparation of such land for planned organic farming operations.  Currently, the Company does not anticipate engaging in energy related operations on this property.

On August 25, 2008, the Company exercised an option to purchase approximately 1,000 acres of land in Owsley County, Kentucky (the “Owsley Property”) pursuant to the Agreement to Assign Real Estate Purchase Option, dated January 8, 2008, between the Company and AMS Development, LLC (“AMS”), whereby AMS assigned and transferred its interest in an option to purchase the Owsley Property from Larry Bruce Herald (the “Owsley Option Assignment”), and the Extension of Real Estate Option to Purchase Agreement, dated June 13, 2008, between the Company and Larry Bruce Herald (the “Owsley Option Extension”, collectively with the Owsley Option Assignment shall be referred to as the “Owsley Option Agreements”) and completed such acquisition for a purchase price of $1,000,000 pursuant to the Real Estate Sale and Purchase Agreement, dated January 8, 2008 (the “Owsley Purchase Agreement”).

The purchase price regarding the Owsley Property was paid to Larry Bruce Herald as follows: (i) $500,000 in cash at the Closing; and (ii) $500,000 pursuant to a promissory note made as of the Closing Date and due October 15, 2008, on a non-interest bearing basis (the “Note”) and mortgage of even date on the Owsley Property to secure payment under the Note (the “Mortgage”).  Under the terms of the Note, Larry Bruce Herald may accelerate the Note and repossess the Owsley Property upon a “default”, which is defined in the Note as the failure to make installment payments of principal when due, or to fulfill covenants and agreements therein, or the filing of a petition in bankruptcy by the Company or the involuntary petition in bankruptcy filed against it, or the Company’s making of an assignment for the benefit of creditors.  In addition, the Company cannot re-borrow or receive advances regarding any amounts repaid under the Note.  The cash funds used to purchase the Owsley Property have been provided from Johnny R. Thomas, the Company’s CEO, who loaned the Company $513,655 for the Closing pursuant to a promissory note, with interest at 6% per annum which is payable upon demand, subject to availability of funds.

On August 26, 2008, the Company entered into an agreement with AMS regarding certain engineering, consulting and administrative services that AMS has agreed to provide in connection with the development of the Owsley Property for proposed coal mining activities (the “Development Agreement”).  Services under the Development Agreement also include the handling and preparation of all coal permitting applications and information required by applicable regulatory and administrative agencies that oversee coal mining activities, as well as the structuring and handling of the mining and reclamation plans (the “Services”) with the goal of commencing mining operations within six months of the date of the Development Agreement using each parties reasonable best efforts.

As consideration for entering into the Development Agreement, AMS received consideration of: (1) $100,000, which amount was placed in escrow at the time the parties entered into the Owsley Option Assignment and has since been released from escrow; (2) assignment by the Company to AMS of 50% of the coal royalty rights with respect to the Owsley Property, which rights vested as of the Closing, with a mineral deed relating to such rights to be filed promptly thereafter; and (3) $400,000 through the issuance of 200,000 shares of the Company’s restricted common stock, par value $.001 per share valued at $2.00 per share which was the ten day market average when the Owsley Option Assignment was negotiated and executed.  The Development Group anticipates mining activities to commence in calendar year 2008, with receipt of royalties expected to commence in the first quarter of 2009.

Regarding our Owsley Property (1,000 acres), we expect initial timber removal to commence in the Fall of 2008, and mining to commence during the first quarter of 2009 on about 88 acres.  We ultimately expect all acres to be mined commencing with approximately 100 acres, following mining and reclamation, in 2009 and early 2010.  Thus, we should be ready to commence organic operations on parts of the Owsley Property by the first quarter of 2010.  We expect about an additional 200 acres per year to be ready for organic operations each year after 2009.

On May 20, 2008, the Company completed the acquisition of a fifty (50%) percent equity ownership interest in Buckhorn Resources, LLC, a  Kentucky limited liability company (“Buckhorn”), pursuant to that certain Property Agreement, dated March 27, 2008, between the Company and Billy David Altizer, Pat E. Mitchell, Howard Prevette, William Dale Harris (collectively, the “Sellers”) and Buckhorn (the "Property Agreement").  Other than in respect to this transaction, the Company did not have any material relationship with the parties to the Property Agreement.

Buckhorn owns approximately 10,000 acres of land in eastern Kentucky (the "Buckhorn Property"), including all rights to coal that may exist on or under the property, except for a $.30 per ton coal right retained by an unaffiliated third party who is the former owner of the property (EK, as described below).  Approximately 500 acres remains subject to a lis pendens in connection with the Begley litigation, more fully described under “Business-Legal Proceedings” in this prospectus.  CSI can use the surface rights on the first 5,200 acres, for which a higher value use has not been identified, at no additional charge for its proposed grass fed grazing/organic farming operations.  As additional acres are available for organic use by CSI and CSI shall have the right of first refusal on any offer made for agricultural use of the surface acres, unless or until a higher value use is determined.

The total consideration for this acquisition was $4,200,000, consisting of: (i) $2,100,000 in cash or installment payments, whereby $550,000 was paid by the Company in cash at the closing and $1,550,000 remains payable by the Company in installments over the next twelve months (a total of $600,000 of the cash consideration component will be used to fund development activities on the property such as title work, vigorous defense and prosecution of lawsuits, and obtaining coal-mining permits); and (ii) an aggregate of 1,093,750 shares of the Company’s restricted common stock, valued at $1.92 per share, or $2,100,000 in the aggregate.  The shares are subject to a lock-up/leak-out agreement permitting aggregate weekly sales of up to 21,034 shares commencing on April 1, 2009. CSI will guarantee payment of the $2,100,000 value of the shares as long as the shares are sold in accordance with the terms of the lock-up.  Any proceeds from the sale of such common stock in excess of $4.80 per share (the “Surplus” as defined in the Property Agreement) shall be paid to CSI.

We expect to commence timber removal on approximately 500 acres of our Buckhorn Property (10,000 acres) in 2009.  We also expect approximately 1,000 acres to be available for organic operations by end of 2009.  Our goal is to add 1,000-2,000 acres per year to planned cattle operations.

Effective March 31, 2008, the Company entered into an Option Oil, Gas and Mineral Agreement (the “EK Option Agreement”) with Eastern Kentucky Land Corporation, a Kentucky corporation (“EK”), which provided that the Company shall have until October 1, 2008 (the “Option Period”) to close the Oil, Gas and Mineral Agreement  (the “Rights Agreement”), attached as Exhibit A to the EK Option Agreement.

Effective September 22, 2008, the Company closed on the Rights Agreement, and acquired all right, title and interest in the oil, gas and other minerals that may exist on the Buckhorn Property, as described above, except for the $0.30 per ton coal rights retained by EK when the Buckhorn Property was transferred to Buckhorn (the “Rights”).   The total consideration paid by the Company under the Rights Agreement was $1,000,000, and consisted of: (i) $200,000 in cash; and (ii) $800,000 through the issuance of 415,584 shares of unregistered common stock of the Company, at a price of $1.925 per share.  The EK Option Agreement extended the time to close on the Rights Agreement to allow for the Company’s performance of due diligence activities in connection therewith, while allowing the Company to retain the agreed upon financial and other terms existing under the Rights Agreement.

Under the EK Option Agreement, the Company paid EK $20,000 on April 8, 2008 and paid an additional $30,000 total as of the closing date which amounts were credited against the $200,000 cash component under the Rights Agreement, leaving the balance of $150,000 which was paid at closing.

On September 11, 2008, the Company entered into an agreement by and among Billy David Altizer (“Altizer”), Pat E. Mitchell (“Mitchell”), and LeeCo Development LLC, a Kentucky limited liability company (the “LeeCo Agreement”), having an effective date as of June 19, 2008.  LeeCo currently leases coal rights from landowners on approximately 650 acres and believes it can obtain additional coal leases and oil/natural gas rights on a substantial amount of additional acres vis-a-vis third party landowners.  The LeeCo Agreement was closed on September 16, 2008, and provided for the purchase of a fifty percent (50%) ownership interest in LeeCo from the two original members of LeeCo (the “Initial Owners”).  The LeeCo Agreement also provided for the Company’s acquisition of all current and future oil/natural gas rights owned or obtained by LeeCo, which development rights shall be transferred to the Company either through assignment from LeeCo to the Company or preferably directly by contract with the owner of subject properties, subject to a 1% interest which shall be retained equally between the Initial Owners.  This royalty shall  be payable on the oil/natural gas leases obtained on properties signed by LeeCo and transferred to the Company.  Under the LeeCo Agreement, the Company has the sole responsibility and authority to make all oil/natural gas decisions with respect to such current and future rights.

At the closing on September 16, 2008, the Company paid an aggregate purchase price of $500,000 as follows: (i) $50,000 in cash, which cash funds were paid in equal payments of $25,000 to each of the Initial Owners; and (ii) $450,000 through the issuance of 225,000 shares of restricted common stock valued at $2.00 per share, based on the fair market value of the Company’s shares on the effective date of the LeeCo Agreement.  The shares shall be sold in accordance with the lock-up provisions in the LeeCo Agreement, which permits the Initial Owners to sell 4,327 shares per week for the period from January 1, 2009 through December 31, 2009, subject to there being an available exemption from registration or the shares being registered.  The Company shall guarantee the $450,000 value of the shares, provided they are sold in accordance with the terms of the lock-up and Initial Owners shall pay the Company any surplus in the event the Initial Owners sell the shares at a price greater than $5.00 per share.

Also at the closing, the Company and the Initial Owners deposited $100,000 as a capital contribution to LeeCo in proportion to their respective ownership interests, consisting of $25,000 from each of the Initial Owners and $50,000 from the Company, which capital contribution is to be used for working capital purposes.  The Company also became a manager and member of LeeCo.  The Company appointed its President and CEO, Johnny R. Thomas, to perform the duties associated with this role until the Company notifies LeeCo of a change by written notice.

As of July 1, 2008, the Company acquired all of the capital stock of Vector, a Delaware corporation without any significant assets, from its Chief Financial Officer, John Francis, for nominal consideration of ten dollars.  The Company has two divergent business sectors, food and energy, and intends to conduct its proposed oil and gas business primarily through Vector as a wholly-owned  subsidiary and intends to conduct its proposed coal business primarily through a yet to be formed affiliated entity.  Management believes that the separation of the Company’s assets into separate legal entities will better enable the Company to seek funding from different sources specializing in different industries.  In connection therewith, management anticipates transferring all or a portion of prospective oil or gas contracts (including the potential cashflows therefrom) into Vector and transferring all or a portion of prospective coal rights or contracts to a yet to be formed entity that will be affiliated with the Company.  However, the terms, assets and timetables of any asset transfer have not been negotiated and depend on further discussions with funding sources.  Management believes this separation will enable the Company to enter into subsequent financing and/or development agreements with the other energy assets.  References in this prospectus to CSI do not take into account any future transfer of assets to Vector, nor any future transfers of coal rights or contracts into a yet to be formed affiliated entity.

Management is initiating the Company's plans to become a leading supplier and distributor of organic and nature food products in the United States with this purchase.  Management expects to achieve this goal through internal growth and development of a premium brand through its developed operations.  Management also anticipates an acquisition program of local and regional brands and operations, which can be leveraged into expanded market areas.

Liquidity and Capital Resources

The Company has a limited commercial operating history, and does not have any revenues or earnings from operations to date.

On October 22, 2007, the Company received a $10,000 loan from an entity controlled by two of its officers, and a loan of $180,000 on November 6, 2007, from an affiliated entity owned jointly by the Company's CEO and his wife, Helen Thomas, a former officer and director of the Company.

During November and December 2007, the Company received an aggregate of $160,600 from the exercise of Class A Warrants by Selling Stockholders or their transferees, at the reduced exercise price of $1.00 per share.  In addition, two founders exercised unregistered Class A Warrants at such reduced price, resulting in $4,636 in proceeds received by the Company.  On February 5, 2008, the Company’s Board of Directors again reduced the exercise prices of the warrants to $1.00 per share.  In February and March 2008, the Company received an additional $517,000 from the exercise of warrants including $496,000 in cash and $21,000 via the Company’s partial repayment of a note.  The purpose of the second warrant reduction was to provide the Company with additional funds to close the pending acquisitions and to negotiate additional transactions.  During the quarter ended June 30, 2008, the Company received an aggregate of $367,400 from the payment of promissory notes issued to the Company in connection with prior Warrant exercises.

The Company has also received loans from Johnny R. Thomas, its Chief Executive Officer and President.  On September 16, 2008, Johnny R. Thomas loaned the Company $66,500 pursuant to a promissory note, with interest at 6% per annum payable upon demand, subject to availability of funds, in connection with the cash component of the purchase price for the LeeCo Transaction.  On August 25, 2008, Johnny R. Thomas loaned the Company $513,655 pursuant to a promissory note, with interest at 6% per annum, payable upon demand, subject to availability of funds, in order to pay the $500,000 cash component of the purchase price on the Owsley Transaction, as well as $13,655 in closing costs.  As of September 22, 2008, Johnny R. Thomas loaned the Company $150,000 pursuant to a promissory note, with interest at 6% per annum payable upon demand, subject to availability of funds, in order to pay the $150,000 cash component of the purchase price on the EK Transaction.  Johnny R. Thomas also loaned the Company $50,000 in the aggregate over the past six months to cover the extension payments under the EK Option Agreement by way of a separate promissory note having the same terms as the $150,000 loan in the previous sentence.

The Company has limited financial resources and, prior to its first land acquisition in November 2007, its activity had been limited to organizational matters, ongoing reporting and compliance matters, and searching for acquisition candidates.  We will, in all likelihood, sustain operating losses until the consummation of a business combination or the receipt of royalty revenues from the Company’s energy-related operations.  This may result in the Company incurring a net operating loss that will increase continuously until the Company can consummate a business combination with a profitable business opportunity.  There is no assurance that we can identify such a business opportunity or opportunities and consummate such a business combination, or otherwise receive sufficient royalty revenues to operate profitably.  In the event the Company can establish an active public market for its securities, management believes it can raise subsequent funds to implement its business strategy and support the Company's operations over the next 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of us as a going concern. The Company has had no revenues and has generated losses from operations.  In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include investing in all types of business related to the food services industry.  Management intends to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, or financing from the exercise of warrants, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations.  The list is not intended to be a comprehensive list of all of our accounting policies.  In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for Management's judgment in their application.  The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.  Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period.  There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company will determine its revenue recognition policies when required.

Stock Based Compensation Expense

The Company adopted SFAS No. 123R, "Share-Based Payments" in the first quarter of fiscal 2007. Under the requirements of SFAS No. 123R, share-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as an expense over the requisite service period of the award. The Company recognizes stock option expense using the straight-line attribution method under SFAS No. 123R. The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock options. Option valuation models require the input of assumptions, including the expected life of stock options, the expected stock price volatility, the risk-free interest rate, and the expected dividend yield. The expected volatility and expected life are based on our limited operating experience. The risk-free interest rate is based on U.S. Treasury interest rates whose term is consistent with the expected life of the stock options. Expected dividend yield was not considered in the option pricing formula as we do not pay dividends and have no current plans to do so in the future. We will update these assumptions if changes are warranted.

Material Changes in Results of Operations For the Six Month Period Ended June 30, 2008 As Compared to the Period From Inception (January 26, 2007) through June 30, 2007.

Revenues. We did not have any revenues during the six-month period ended June 30, 2008, representing no change from the corresponding period from inception (January 26, 2007) through June 30, 2007.  We expect that our initial revenues will be derived from coal royalties or other energy revenues from our land acquisitions prior to their being reclaimed for organic farming.

Operating expenses. Total general and administrative expenses for the first half of 2008 were $95,551, compared to $40,188 for the comparable period of 2007 beginning from inception (January 26, 2007) through June 30, 2007.  The increase in 2008 was due primarily to legal and accounting fees, expenses incurred in connection with land acquisitions and other corporate acquisitions (including the Buckhorn Transaction), filing our “Super 8-K” to indicate our ceasing to be a shell company, as defined in Rule 12b-2 of the Exchange Act, as well as the filing of our registration statement on Form S-1.

Net loss. Net loss was $95,485 for the six months ended June 30, 2008, as compared to $40,188 for the period from inception (January 26, 2007) through June 30, 2007, reflecting the impact of costs incurred relating to compliance, professional fees, as well as land acquisitions and the corporate acquisitions, as described above.  The Company had a net loss of $272,002, for the period from inception (January 26, 2007) through June 30, 2008.

Material Changes in Results of Operations For the Three Month Period Ended June 30, 2008 As Compared to the Three Month Period Ended June 30, 2007.

Revenues. We did not have any revenues during the three month period ended June 30, 2008 representing no change from the corresponding three month period ended June 30, 2007.

Operating expenses. Total general and administrative expenses for the second quarter of 2008 were $67,590, compared to $17,743 for the comparable period in 2007. The increase in expenses in the second quarter of 2008 was due primarily to the expenses incurred in connection with land acquisitions and other corporate acquisitions (including the Buckhorn Transaction), the filing our “Super 8-K” to indicate that we ceased to be a “shell company”, as defined in Rule 12b-2 of the Exchange Act, as well as the filing of our registration statement on Form S-1.

Net loss. Net loss was $67,524 for the three months ended June 30, 2008, as compared to $17,743 for the three months ended June 30, 2007, reflecting the impact of costs incurred relating to professional fees, as well as land acquisitions and corporate acquisitions.

Results of Operations For the Period ended December 31, 2007

Revenues. We did not have any business operations or revenues during the period ended December 31, 2007. We expect that our initial revenues will be derived from coal royalties or other energy revenues from our land acquisitions prior to their being reclaimed for organic farming.

Operating expenses. We have incurred general and administrative expenses of $176,517, for the period from inception on January 26, 2007 through December 31, 2007.  These expenses are comprised primarily of SEC and state "blue sky" filing fees, professional fees and expenses incurred in connection with the Company’s land acquisitions.

Net loss. Net loss was $176,517 or ($.02) per share for the period from inception on January 26, 2007 through December 31, 2007, reflecting the impact of organizational, reporting, compliance and land acquisition costs incurred.

Material Changes in Financial Condition, Liquidity and Capital Resources as of June 30, 2008.

Liquidity and Capital Resources

The Company has a limited commercial operating history and does not have any revenues or earnings from operations to date.  On February 5, 2008, the Company’s Board of Directors authorized the temporary reduction of the warrant exercise price for the Class A, B and C Warrants (individually or collectively, the “Warrants”) from $3.00, $6.00 and $12.00 per share, respectively, to $1.00 per share in each case for the period commencing February 6, 2008 through April 30, 2008 (the “Second Warrant Reduction”).  The purpose of the Second Warrant Reduction was to provide the Company with additional capital to close pending acquisitions and negotiate additional transactions.  In connection with the Second Warrant Reduction, during the three months ended June 30, 2008 the Company received $1,662,400, through the issuance of 1,662,400 shares of its common stock as a result of the exercise of 102,400 Class A Warrants, 780,000 Class B Warrants and 780,000 Class C Warrants at $1.00 per share.  The total exercise price of $1,662,400 was paid to the Company as follows: (i) $389,400 through a combination of cash ($367,400) from the payment of promissory notes issued to the Company in connection with prior warrant exercises, debt reduction ($2,000) and services ($20,000); and (ii) $1,273,000 in the form of promissory notes payable to the Company by four non-affiliated parties, which notes are due and payable on or before August 15, 2008, unless extended by the Company.

The Company had cash of $147,969 and working capital deficit of $886,401 as of June 30, 2008, as compared with a working capital deficit of $57,250 at December 31, 2007.  The decrease in working capital reflects the significant increase in notes payables from $125,000 as of December 31, 2007 to $1,059,000 as of June 30, 2008, mainly in connection with the Buckhorn Transaction.  In addition, working capital was affected by the increase in accounts payable from $10,732 at December 31, 2007 to $16,139 at June 30, 2008.

Net cash used by operating activities was $110,913 for the six months ended June 30, 2008 (the “2008 Period”), which was attributable to a net loss of $95,485 and an increase in prepaid expenses of $40,769, which amount was offset, in part, by $20,000 which was expensed as a result of the issuance of common stock and warrants for services provided.  For the period from inception on January 26, 2007 through June 30, 2007 (the “2007 Period”) net cash used by operating activities was $39,938, resulting from a net loss of $40,188.

Net cash was used in investing activities for the 2008 Period was $640,000 primarily used in connection with land acquisitions and corporate acquisitions including the Buckhorn Transaction, extension payments under the EK Option Agreement, and deposits paid in connection with the Owsley Transaction (including extensions thereof), among other things.  For the 2007 Period, the Company had no investing activities.

Net cash provided by financing activities was $820,400 for the 2008 Period, consisting mainly of an aggregate of $863,400 in proceeds from Common Stock issued, offset, in part, by an aggregate of $66,000 of loans payable.  For the 2007 Period, the Company received $59,000 in proceeds from the issuance of common stock.

As a result of the foregoing, the Company had a net increase in cash of $69,487 for the 2008 Period, as compared with an increase of $19,062 during the 2007 Period.

The Company has limited financial resources and, prior to its first land acquisition in November 2007, its activity had been limited to organizational matters, ongoing reporting and compliance matters, and searching for acquisition candidates.  The Company’s future liquidity and cash requirements will depend on a wide range of factors including the acquisition of operating businesses and/or revenues derived from the development of energy reserves on land acquired for organic farming and other properties owned or acquired by the Company. We will, in all likelihood, sustain operating losses in the near term, as well as incur a net operating loss that will increase continuously, pending the consummation of such a business combination or commencement of royalty revenues from the Company’s energy-related operations.  There is no assurance that we can identify such a business opportunity or opportunities and consummate such a business combination, or otherwise develop sufficient royalty revenues to operate profitability.

In the event the Company can establish an active public market for its securities, management believes it can raise subsequent funds to implement its business strategy and support the Company's operations over the next 12 months.  In particular, the Company expects to raise capital or seek additional financing. There can be no assurance that such raising of capital or seeking of additional financing would be available in amounts and on terms acceptable to the Company.

Liquidity and Capital Resources as of December 31, 2007

The Company had cash of $78,482, no restricted cash and a working capital deficit of $176,517 at December 31, 2007.  The working capital deficit reflects the increase in accounts payable.  In February and March, 2008, the Company received $517,000 in proceeds from the exercise of certain registered Class A Warrants by Selling Stockholders or their designees, at the reduced exercise price of $1.00 per share, as well as $4,636 in proceeds from the exercise of certain unregistered Class A Warrants (granted outside of this prospectus) by two of the Company’s founders, also at the reduced exercise price of $1.00 per share.

Net cash used by operating activities was $76,649 for the period from the inception on January 26, 2007 through December 31, 2007, which was fully attributable to the net loss of $176,517 including an expense of $84,500 resulting from the issuance of common stock and warrants for services provided and an increase in accounts payable of $10,732.

Net cash was used in investing activities of $189,469 was primarily used in connection with land acquisitions.

Net cash provided by financing activities was $344,600, representing an aggregate of $219,600 from Common Stock issued consisting of: $50,000 gross proceeds from private placement investments; $9,000 paid-in capital from the issuance of 9,000,000 shares of common stock held by the founders and $160,600 from the exercise of Class A Warrants.  The Company also received an aggregate of $190,000 of proceeds from loans of which $65,000 had been repaid as of December 31, 2007.

As a result of the foregoing, the Company had a net decrease in cash of $78,482 for the period from inception through December 31, 2007.

In addition, we need additional capital to cover ongoing operating expenses.  These factors raise substantial doubt about our ability to find an acquisition candidate.  The Company's accumulated deficit, lack of operations and sources of revenues raise substantial doubt about the Company's ability to continue as a going concern. Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their audit report for the period ended December 31, 2007.

The Company's future liquidity and cash requirements will depend on a wide range of factors, including the acquisition of operating businesses and/or revenues derived from the development of energy resources on land acquired for organic farming.  In particular, the Company expects to raise capital or seek additional financing. While there can be no assurance that such raising of capital or seeking of additional financing would be available in amounts and on terms acceptable to the Company, management believes that such financing would likely be available on acceptable terms.

Management’s Discussion and Analysis of Financial Condition and Results of Operation of Buckhorn Resources, LLC

Results of Operations For the Years ended December 31, 2007 and 2006

Revenues.  Buckhorn did not have any business operations or revenues during the years ended December 31, 2007 and 2006.  Buckhorn expects that its initial revenues will be derived from coal royalties or other energy revenues from our land acquisitions prior to their being reclaimed for organic farming beginning in 2009.

 Operating expenses. Buckhorn has incurred general and administrative expenses of $15 for the year ended December 31, 2007, compared to $10,063 for the year ended December 31, 2006.  Buckhorn also incurred $44,094 of professional fees in 2007 compared to $51,198 in 2006.  These expenses are comprised primarily of legal fees and other fees and expenses incurred in maintaining Buckhorn’s land acquisitions and holdings.  Buckhorn expects its operating expenses in 2008 to increase as it prepares its real estate holdings for development.

Net loss. Net loss was $44,109 for the year ended December 31, 2007, compared to $61,261 for the year ended December 31, 2006.

Material Changes in Financial Condition, Liquidity and Capital Resources as of December 31, 2007

Buckhorn had cash of $329, no restricted cash and a working capital deficit of $55,406 at December 31, 2007.  The working capital deficit reflects the increase in accounts payable and accrued expenses.

Net cash provided by operating activities was $3,244 for the year ended December 31, 2007, compared to cash used of $52,879 for 2006.  This increase was fully attributable to the net loss of $44,109 for the year ended December 31, 2007, being smaller than the net loss of $61,261 for the year ended December 31, 2006, and was offset by an increase in accounts payable and accrued expenses of $47,353 during the year ended December 31, 2007.

Net cash was used in investing activities of $37,760 (compared to cash used of $17,284 for 2006), was primarily used in connection with land development and improvements.

Net cash provided by financing activities was $34,588 (compared to cash provided of $26,310 for 2006), representing members’ equity contributions.

As a result of the foregoing, Buckhorn had a net increase in cash of $72 for the year ended December 31, 2007, as compared with a decrease in cash of $43,853 for the year ended December 31, 2006.

Buckhorn had an accumulated deficit of $155,825 as of December 31, 2007.  Buckhorn also has limited liquidity and has not established a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about Buckhorn's ability to continue as a going concern.  Buckhorn’s independent registered public accounting firm has included an explanatory paragraph expressing doubt about its ability to continue as a going concern in their audit report for the year ended December 31, 2007.

Buckhorn’s future liquidity and cash requirements will depend on a wide range of factors, including the acquisition of operating businesses and/or revenues derived from the development of energy resources on land acquired for organic farming.  This was the reason for the sale of a 50% interest in Buckhorn to CSI on May 20, 2008.  In particular, Buckhorn expects to raise capital or seek additional financing. While there can be no assurance that such raising of capital or seeking of additional financing would be available in amounts and on terms acceptable to Buckhorn, management believes that such financing would likely be available on acceptable terms.

Results of Operations For the Three Month Period Ended March 31, 2008, As Compared to the Three Month Period Ended March 31, 2007

Revenues.  Buckhorn did not have any revenues during the three months ended March 31, 2008 nor in the three months ended March 31, 2007.  Buckhorn expects that its initial revenues will be derived from coal royalties or other energy revenues resulting from the sale of a 50% interest in Buckhorn to CSI on May 20, 2008.  Buckhorn expects that its land will subsequently be reclaimed for organic farming beginning in 2009.

Operating expenses. Total general and administrative expenses for the first quarter of 2008 were $15, compared to $15 for the comparable period of 2007.  Buckhorn also incurred $6,519 of professional fees in 2008 compared to $24,878 in the comparable period of 2007.  These expenses are comprised primarily of legal fees and other fees and expenses incurred in maintaining Buckhorn’s land acquisitions and holdings. Buckhorn expects its operating expenses in 2008 to increase as it prepares its real estate holdings for development.

Net loss. Net loss was $6,534 for the quarter ended March 31, 2008 compared to $24,893 for the quarter ended March 31, 2007.

Material Changes in Financial Condition, Liquidity and Capital Resources as of March 31, 2008

Buckhorn had cash of $314, no restricted cash and a working capital deficit of $61,940 at March 31, 2008. The working capital deficit reflects the increase in accounts payable and accrued expenses.

Net cash used in operating activities was $15 for the quarter ended March 31, 2008 (compared to cash used of $24,893 for 2007). The net loss of $6,534 for the quarter ended March 31, 2008, was reduced from $24,893 during the comparable period of 2007, and offset by an increase in accounts payable and accrued expenses of $6,519.

Net cash used in investing activities was zero in the quarters ended March 31, 2008 and 2007.  In 2006, net cash of $1,028,173, was used in connection with land development and improvements.

Net cash provided by financing activities was  zero during the quarter ended March 31, 2008, as compared to cash provided of $28,085 for 2007, representing members’ equity contributions.

As a result of the foregoing, Buckhorn had a net decrease in cash of $15 for the quarter ended March 31, 2008.

Buckhorn had an accumulated deficit of $162,359 as of March 31, 2008.  Buckhorn also has limited liquidity and has not established a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about Buckhorn's ability to continue as a going concern.

Burkhorn’s future liquidity and cash requirements will depend on a wide range of factors, including the acquisition of operating businesses and/or revenues derived from the development of energy resources on land acquired for organic farming.  In particular, Buckhorn expects to raise capital or seek additional financing. While there can be no assurance that such raising of capital or seeking of additional financing would be available in amounts and on terms acceptable to Buckhorn, management believes that such financing would likely be available on acceptable terms.

Buckhorn has no off-balance sheet transactions.

Management’s Discussion and Analysis of Financial Condition and Results of Operation of LeeCo Development, LLC

Results of Operations For the Year ended December 31, 2007 and the Period from Inception through December 31, 2006

Revenues.  LeeCo did not have any business operations or revenues during the year ended December 31, 2007 and the period from inception in November 2006 through December 31, 2006.  LeeCo expects that its initial revenues will be derived from entering into sub-leases with coal operators on the land leased by LeeCo from property owners.

 Operating expenses. LeeCo has incurred general and administrative expenses of $22,865 for the year ended December 31, 2007, compared to $1,328 for the period from inception through December 31, 2006 and incurred no other general and administrative expenses.  LeeCo expects its operating expenses in 2008 to increase as it prepares it enters into leases with third parties with the expectation of subleasing such land to third parties for development.

Net loss. Net loss was $22,865 for the year ended December 31, 2007, compared to $1,328 for the period from inception on November 2006 through December 31, 2006.

Material Changes in Financial Condition, Liquidity and Capital Resources as of December 31, 2007

LeeCo had no cash and a working capital deficit of $24,193 at December 31, 2007.  The working capital deficit reflects accounts payable and accrued expenses.

Net cash provided by operating activities was zero for the year ended December 31, 2007 and for the period from inception on November 2006 through December 31, 2006.

Net cash was used in investing activities was zero for the year ended December 31, 2007 and for the period from inception on November 2006 through December 31, 2006.

Net cash provided by financing activities was zero for the year ended December 31, 2007 and for the period from inception on November 2006 through December 31, 2006.

LeeCo had an accumulated deficit of $24,193 as of December 31, 2007.  LeeCo also has limited liquidity and has not established a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about LeeCo's ability to continue as a going concern.  LeeCo’s independent registered public accounting firm has included an explanatory paragraph expressing doubt about its ability to continue as a going concern in their audit report dated September 24, 2008, for the six months ended June 30, 2008 and the year ended December 31, 2007 stating that management anticipates LeeCo will be dependent, for the near future, on additional capital to fund operating expenses.

LeeCo’s future liquidity and cash requirements will depend on a wide range of factors, including the entering into leases with third party developers and/or revenues derived from the development of energy resources on land leased from third party property owners.

Results of Operations For the Six Month Period Ended June 30, 2008, As Compared to the Six Month Period Ended June 30, 2007

Revenues.  LeeCo did not have any revenues during the six months ended June 30, 2008 nor in the six months ended June 30, 2007.  LeeCo expects that its initial revenues will be derived from coal royalties or other energy revenues as a result of prospective leasing arrangements with third party developers.

Operating expenses. Total general and administrative expenses for the six months ended June 30, 2008 were $3,219, compared to $7,625 for the comparable period of 2007.  LeeCo also incurred $1,000 of lease expenses in 2008 compared to zero in the comparable period of 2007.  LeeCo expects its operating expenses in 2008 to increase as it anticipates entering into leases with third parties.

Net loss. Net loss was $4,219 for the six month period ended June 30, 2008 compared to $7,625 for the six month period ended June 30, 2007.

Material Changes in Financial Condition, Liquidity and Capital Resources as of June 30, 2008

LeeCo had cash of $675, no restricted cash and a working capital deficit of $25,412 at June 30, 2008. The working capital deficit reflects the both a decrease in accounts payable and an increase in advances from related parties.

Net cash used in operating activities was $12,325 for the six months ended June 30, 2008 (compared to zero cash used for the comparable period in 2007).  The net loss of $4,219 for the six months ended June 30, 2008, was reduced from a loss of $7,625 during the comparable period of 2007, as a result of lower general and administrative expenses in the 2008 period.

Net cash was used in investing activities was zero for the six months ended June 30, 2008 and 2007.

Net cash provided by financing activities was $13,000 for the six months ended June 30, 2008 compared to zero for the comparable period in 2007, resulting in a net increase in cash of $675 at the end of the six month period ended June 30, 2008.

LeeCo had an accumulated deficit of $28,412 as of June 30, 2008.  LeeCo also has limited liquidity and has not established any revenues to cover operating costs over an extended period of time. These factors raise substantial doubt about LeeCo's ability to continue as a going concern.

LeeCo’s future liquidity and cash requirements will depend on a wide range of factors, including the potential for royalties derived from engaging third party developers to extract energy resources, for which there are no assurances exist in economically feasible quantities, if at all.

LeeCo has no off-balance sheet transactions.

BUSINESS

General

Consolidation Services Inc. was formed on January 26, 2007 to engage in the acquisition and consolidation of organic and natural food companies in the food service industry and remains a development stage company.  At this stage, our activities have been limited to the acquisition of land and entering into energy-related contracts, coal mining development agreements and other development activities in connection with our land, energy, and corporate development.  There can be no assurance at this stage that coal or other energy related assets exist on our properties in economically feasible quantities, if at all, or that such potential assets can be extracted.  Our strategic objective is to become a leading supplier and distributor of organic and natural food products in the United States through internal growth and development of premium brands and through an acquisition business of local and regional brands and operations.  The Company’s marketing and business strategy is to either acquire these local companies or through internal growth develop premium brands by recruiting these food operators to increase their production by marketing their products in a larger geographic area under our proposed “Choice Organic Family” TM label, however, there are currently no products available thereunder.  Management has identified more then 300 small food companies which produce branded products in the Company’s initial area of focus: dairy products, grass fed beef and/or ingredients which it will seek to market their products under our organic family, for which there are currently no products available.  The Company has signed non-disclosure agreements and is evaluating detailed information on certain companies, however, has not entered into any agreements, arrangements or understandings with any food companies.

The Company has acquired and/or is in the process of acquiring or leasing approximately 11,900 acres of land (which includes 650 acres leased by LeeCo).  Following the reclamation process, the Company anticipates that its land (with the exception of the 650 acres leased by LeeCo) is expected to be used for organic certification and farming.  As of the date hereof, we have not commenced mining activities and have no revenues to date.  There is no assurance we will be able to extract energy resources from our owned or controlled properties in economically feasible quantities.  The Company intends to enter into mining development agreements to mine coal and drill wells for oil and/or natural gas on some of its acquired land, assuming such energy resources exist for which there are no assurances, with a goal to help finance the Company’s strategic objectives. The Company will be required to outlay expenses relating to permitting and licensing, however, it expects that the consideration for coal mine operators to enter into leases with the Company will be based on a negotiated percentage of royalty payments attributable to such coal mine operator’s production and that coal mine operators will reimburse the Company for such expense outlays, in addition to covering payment of the reclamation bond required prior to the commencement of coal mining.  The Company shall hold the surface rights to such land, while it is proposed that Vector will hold title to the gas or oil rights by way of a mineral deed.  Similarly, a yet to be formed entity affiliated with the Company will hold title to any coal rights by a mineral deed.  Based on management’s knowledge of the industry, such mineral deeds can be specific to surface, general for all mineral rights or specific to coal, oil or gas mineral rights.  Management understands this to be common practice amongst landowners in the energy industry from this region.  The land uses of the Company (grazing, timber harvesting, organic food produce) will be separate and distinct from those proposed to be handled by Vector (subleases with third parties regarding oil or gas drilling, mining and extraction) and those proposed to be handled by a yet to be formed affiliated entity (regarding coal drilling, mining and extraction).  For the reasons previously stated regarding the ability to more easily access financing options and limit attendant liabilities representative of such different industry focuses, we believe it serves to benefit both the Company and its stockholders to separate out the land holdings into two or more affiliated entities.

As of July 1, 2008, the Company acquired all of the capital stock of Vector, a Delaware corporation without any significant assets, from its Chief Financial Officer, John Francis, for nominal consideration of ten dollars.  The Company has two divergent business sectors, food and energy, and intends to conduct all or a portion of its proposed oil and gas business primarily through Vector as a wholly-owned subsidiary and its proposed coal business through a yet to be formed affiliated entity.  In connection therewith, management anticipates transferring certain existing oil and/or gas contracts (including the potential cashflows therefrom) into Vector.  However, the terms, assets and timetables of any asset transfer have not been negotiated and depend on further discussions with funding sources.  This will enable management to enter into subsequent financing and/or development agreements with the other energy assets at a different time.  References in this prospectus to CSI do not take into account any future transfer of assets to Vector, nor any anticipated transfer of coal rights or contracts to a yet to be formed affiliated entity.

Although the Company intends to use the acquired land for dual purposes, energy development followed by organic food production after the land is reclaimed, the management issues, financing opportunities, financing sources and daily business contacts and discussions are different for the two industries.  Management believes that, given the differences of the food and energy industries (including those differences within the energy industry, for example, between coal versus oil or gas business), separating the Company’s assets into separate legal entities will better enable the Company to seek funding from different sources specializing in different industries.  Separation of assets also simplifies collateral and liability issues (ie, by keeping liabilities attendant in running an energy business separate from those attendant to the food business segment) when funding is specific to certain development projects.  It will simplify the recruitment of personnel for the separate divisions and simplify compensation incentives and evaluation for the two different sectors, food and energy.  Management is currently discussing funding opportunities with different third parties for both food and energy uses, however, has no agreements, arrangements or understandings regarding any financing transaction.

The Company has had no revenues, no operations, and has incurred losses since inception and our auditors have issued a going concern opinion.  See “Report of Independent Registered Public Accounting Firm.”  This means that there is substantial doubt that we can continue as an on-going business unless we obtain additional capital.  Accordingly, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  No assurance can be given that debt or equity financing, or financing from the exercise of warrants, if and when required, will be available or that the Company will be able to generate sufficient revenues from its prospective operations.

Management anticipates transferring all or a portion of certain contracts relating to the Company’s proposed oil and natural gas development activities (including the potential cashflows therefrom) into Vector, while also transferring all or a portion of certain coal rights or contracts into a yet to be formed affiliated entity.  Such assets will serve as an adequate collateral base to enable management to enter into subsequent financing and/or development agreements with the other energy assets at a different time.

Overview of the Organic/Natural Food Sector

The market size of the natural food sector, including organic foods and related products in the United States was $56.8 billion dollars in 2006, according to the June 2007 “The Natural Food Merchandiser,” a leading trade publication. Organic food sales rose from $3.6 billion in 1997 to $16.7 billion in 2006, according to the Executive Summary of the Organic Trade Association’s (OTA) 2007 Manufacturer Survey.  In comparison to the $56.8 billion dollar natural food sector, organic food sales represented about 29% of such sector.  The annual growth rate for organic food products has been approximately 20% for each year since 1990, according to the website publication Organic Foods: IFT’s Latest Scientific Status Summary, by Carl K. Winter, located at www.ift.org.

Only a few years ago, the organic food industry was considered a specialty sector applicable to only a limited group of customers.  Marketing was primarily through local venues such as farmers markets and local cooperative stores. The markets have grown so dramatically that most large, well financed food service companies in supply and retail now have organic operations.

The explosive growth in demand for organic products makes it difficult for producers, distributors and retailers to access adequate supply, particularly if they are seeking “certified organic” products.  Certification of land for organic use can take up to three years.  Organic farming systems rely on ecologically based practices such as cultural and biological pest management, exclusion of all synthetic chemicals, antibiotics, and hormones in crop and livestock production.  Whereas, livestock certification (i.e., organic certification of livestock slaughter stock (beef, sheep, and dairy stock) can generally be done in one year in accordance with USDA regulations.

The USDA National Organic Program ("NOP") is administered by the United States Department of Agriculture and regulates the standards for any farm, wild crop harvesting, or handling operation that wants to sell an agricultural product as organically produced.  In the US, an organic labeled product must be certified by an approved USDA organic certification agency.  The USDA – NOP regulations can be downloaded by going to http://www.ams.usda.gov/nop.  The NOP and the Organic Foods Production Act are intended to assure consumers that the organic foods they purchase are produced, processed, and certified to be consistent with national organic standards.  As such, if you grow, manufacture, or repackage organic products and want to label your product as organic you are legally obligated to organic certify your facility (a company that sells less than $5,000 a year of organic product, or does not open previous organic certified products, or does not wish to label the product as organic, are exempt from organic certification).

Conversion from traditional agriculture using antibiotics, pesticides, hormones, herbicides and chemical fertilizers to an organic farming process requires a substantial learning curve. A number of other categories of natural products are available in the market place, including “grass fed”, “hormone and steroid free”, “humanely raised” and “free range.”  Most of these “labels” can be produced under programs which require less time and oversight than “certified organic” production.

Organic Product Supply

The Company is establishing an organic product supply network in the following four ways:

•	Land purchases for production purposes

•	Family associates to market their products under our proposed “Choice Organic Family”™ when established

•	Private label from established suppliers

•	Acquisition of profitable companies

The Company acquired land as its first organic/natural food production assets in November of 2007 and has purchased or leased interests in an aggregate of approximately 11,900 acres in Kentucky, as described below under “Land for Production Purposes” (the “Land Acquisition Program”).  Management believes, based on its knowledge of the industry, that this land (with exception of the 650 acres leased by LeeCo) will be ideally suited for organic farming operations following the planned reclamation efforts upon completion of the proposed energy development operations.  Management plans to continue to acquire similar production assets, as they are important to develop a reliable base of supply of quality products to introduce internally developed brands.

Production on land owned by the Company will represent a small, but important, part of the Company’s supply chain. These operations will serve as a model for success for other farmers nationwide, which management expects to recruit to join the Company’s proposed “Choice Organic Family”™ of associate producers (described below); however, there are no products currently available under such trademark at this time. The Company expects to create a critical mass of production in areas near the Land Acquisition Program to support development of local processing and distribution facilities. Management anticipates providing production expertise and other assets to aid in the recruitment of family farms to join the Company’s organic family, of associate producers.

Eastern Kentucky was selected as the place to develop the first model production unit due to the availability of large acreages; with excellent grazing potential as well as excellent prospects for energy development, specifically natural gas, oil and coal. Four counties, where the Company is initially focused, are designated a “Federal Renewal Community” by the U.S. Department of Housing and Urban Development (HUD). Businesses within the area may be eligible for a substantial package of federal tax credits and deductions designed to encourage business investment and the creation of jobs.

The Company is initially focused on establishing itself as a reliable source of supply for the following general organic products lines:

•	Dairy products, primarily cheeses, yogurts and related products

•	Ingredients

•	Grass fed beef and free range poultry

•	Ingredients to prepare primary menu items for pizza and Mexican foods

The Company expects to commence internal production sometime in 2009 on either leased acres or on a portion of our 250 acres of land we own in Kentucky (as further described below).  The Company plans to harvest limited timber while it prepares the land for organic certification and farming, while proposed energy-development activities (for which there are no assurances exist or will be extractable in economically feasible quantities, if at all) are expected to take place and be ongoing on other land that we own, control or lease.

Specifically, on our Breathitt Property (250 acres), the Company commenced limited timber harvesting in August 2008.  The timber operation simultaneously, at no charge, improves road access to the property to potential natural  gas drilling sites and improves access for organic operations. Such organic operations are anticipated to mainly involve cattle grazing and related organic produce operations, and can commence once management determines the Company is ready to commence operations.

Regarding our Owsley Property (1,000 acres), we expect initial timber removal to commence in the Fall of 2008, and mining to commence first quarter of 2009 on about 88 of such property’s acres.  We ultimately expect all acres to be mined commencing with about 100 acres, following mining and reclamation in 2009 and early 2010.  Thus we should be ready to commence organic operations by the first quarter of 2010.  We expect about an additional 200 acres per year to be ready for  organic operations each year after 2009.

We expect to have timber removal on about 500 acres of our Buckhorn property (10,000 acres) in 2009.  We also expect approximately 1,000 acres to be available for organic operations by end of 2009.  Our goal is to add 1,000-2,000 acres per year to planned cattle operations.

We anticipate that it will take approximately four to six years from the closing of the Owsley acquisition to completely mine, reclaim and convert the land for organic farming and 10 to 15 years for the reclamation of the Buckhorn property.  As in any business, such decisions remain subject to management’s determination that it is in the best interest of the Company to move forward with its proposed organic food product operations or continue and/or further pursue its proposed energy-development operations.

Management has identified a number of potential suppliers who have expressed a willingness to provide selected products for private label marketing by the Company which would supplement the Company’s anticipated internal production capabilities. The sources have established supply relationships and they own or have access to processing and packaging facilities.  The Company anticipates that over the next two years it will ramp up its product availability through private labeling at a faster rate than it will be able to initially increase its internal production capabilities, which capabilities do not exist at this time and there is no assurance will ever be attained by the Company.

Management is also evaluating potential acquisition candidates that would provide additional supply in these selected product areas. Acquisition candidates are being evaluated on the basis of profitability, growth potential, and ownership of brands and trademarks which can be leveraged to larger market areas and as distribution platforms for the introduction of expanded product lines. Such acquisitions are expected to broaden the management team of the Company.  The Company does not expect to commence private labeling activities until its completes an acquisition of a company with experienced food management personnel or when the Company hires an experienced food executive to oversee these activities.  Initial candidates are currently being approached on behalf of the Company.  As of the date hereof, the Company has no agreements, arrangements or understandings to acquire any companies.

Brand/Trademark Ownership

Establishing or acquiring strong brand identity is important to the Company’s plans to recruit a family of associates and establish a strong distribution presence in local, regional and national markets. The Company is working with its patent counsel, Mr. Henry P. Sartorio the sole member of the Scientific Advisory Board (“SAB”), to register a number of names for the Company to use in developing a brand identity to be know as “Choice Organic Family” TM. In addition, management is impressed with the number of small operators who have developed significant brand acceptance and recognition in their geographic area. It is believed that these brand assets could be leveraged in much larger geographic areas with substantially larger market share if such individual products meeting Company set qualifications are marketed under a consolidated brand identity resembling that of a larger organic conglomerate, in order to take advantage of economies of scale.  The Company is pursuing opportunities to expand its internal brand identity with such small operators having significant brand acceptance in three ways: (1) through an affiliate relationship; (2) licensing for expanded territories, and/or (3) acquisition potential, where appropriate.

Marketing and Business Strategy

Our principal foodservice business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with an operating business or businesses in the foodservice industry primarily and, as a secondary objective, we seek to further our business strategy through internal growth and development of organic and natural products or brands.  The analysis of new business opportunities (through acquisitions or internal growth) will be undertaken by or under the supervision of our officers and directors and the Scientific Advisory Board.  A target business or land acquisitions may be dependent upon the development or market acceptance of a single or limited number of products, processes or services.  Initial acquisition candidates are being evaluated on the basis of brand identity and relationships with strong regional or national retail relationships, where their relationships can be leveraged and growth can be accelerated by association under a common brand identity, such as the proposed “Choice Organic Family” TM.  As of the date hereof, the Company has no agreements, arrangements or understandings to acquire any business or part of a business.

Management has two alternative business relationships under consideration.  The Company may either acquire a business, as set forth above, or attempt to recruit companies to increase their production by marketing their products in a large geographic area under our propsed “Choice Organic Family” TM.  Currently, there are no products available under such trademark and we have not entered into any binding agreements with small operators or organic food producers to market or distribute their products under such trademark.  Initially, we are seeking to generate brand awareness of our “Choice Organic Family” TM through licensing such trademark to other producer’s products.  The Company’s acquisition candidates generally market in a small regional area and different candidates market in different areas.  It is anticipated that if such companies were under our common control or, alternatively, market their products under a common brand identity, we would be able to take advantage of the potential for increased brand recognition and a greater number of proven relationships among such producers to introduce their organic products to different geographic areas, as well as begin developing and familiarizing customers with our “Choice Organic Family” TM label across such geographic areas.  We envision this being accomplished through either acquisition agreements or licensing/distribution agreements.  In exchange for entering into such arrangements with the Company, it is anticipated that such companies will receive stock as consideration in addition to receiving the benefit of being a part of the Company’s strategy of consolidating smaller organic producers to take advantage of economies of scale.  Management has identified over 300 small operators who produce branded products in the Company’s initial focus area; dairy products, grass fed beef and/or ingredients.  Management has selected a priority list of approximately 70 companies that Management will begin to approach in 2008 to market under an organic family.  Management has commenced the process of signing non-disclosure agreements so that detailed information can be shared for evaluation and negotiation purposes. Management’s goal is to enlist its first “Family Associate” member in late 2008 or early 2009 and offer such organic branded products to the public then under the Company’s label.  Management anticipates having several successful brands available for marketing under the “Choice Organic Family” TM by the end of 2009.

Management has identified a number of suppliers who have expressed a willingness to provide selected products for private label marketing by the Company.  Management expects to commence private labeling activities upon the completion of an acquisition which has experienced food management personnel or when the Company hires an experienced food executive to oversee these activities.  Initial candidates are being approached on behalf of the Company.  Johnny Thomas, the Company’s Chief Executive Officer (“Thomas”), and John Francis, the Company’s Chief Financial Officer (“Francis”), are the primary contact persons in this regard.  Contacts are either obtained directly through the efforts of Messrs. Thomas or Francis, or through business brokers representing certain companies that contact Thomas or Francis. Management has received detailed information on approximately ten companies, two of which are under serious consideration.  One company is targeted for acquisition, subject to adequate funding and negotiation of definitive terms.

The Company plans to implement multiple strategies to market its products and gain national distribution. The quickest route is expected to result from the acquisition of small companies in different geographic regions, each of which has a good distribution platform within their geographical region. It is believed that the Company will be able to leverage these regional distribution companies into a national presence with a larger branded proprietary product line.

Land For Production Purposes

Eastern Kentucky was selected for the Company’s initial Land Acquisition Program because, in addition to its ability to serve as an organic food production asset, among other things, the properties are believed to have commercially viable energy resources.  However, as of this date, the Company has not commenced mining activities and there can be no assurance that we will be able to extract energy resources in economically feasible amounts, if at all.  Our activities have been limited to the acquisition of land, commencement of the permitting process, and entering into leases or energy-related contracts regarding proposed coal mining development activities in connection with our land, energy and corporate development plans.  Our business strategy is to generate revenues from prospective mining operations to help finance the Company’s strategic objectives.

The Appalachian region has come to be dominated by natural gas utilities, which were interested in drilling shallow wells that did not produce huge amounts of gas, but also did not require much investment or entail much risk. The Appalachian region wells have produced small gas flows for decades. Utilities have come to see their wells as low-risk development wells.  For example, Equitable Resources Inc., a Pittsburgh based gas utility wrote to investors that “management believes virtually all the company’s wells are low-risk development wells.”   Wall Street Journal, October 16, 2006.

Although we view the opportunity to drill what we believe are high probability, low volume wells quickly and at relatively low cost as an ideal complement to the Company’s organic operations, at this stage there are no assurances that natural resources can be extracted in economically feasible amounts, if at all.  The Company believes, based on management’s prior experiences, such wells will generally be less than 2,000 feet deep and have a minimal footprint on the Company’s land.  Management expects the wells to require less than two years of operations to recover all costs. The area where the Company will be developing gas resources has good access to existing pipeline infrastructure. Management expects to use satellite links to gas wells in order to allow real time remote monitoring of gas production.

A small percentage of the shallow wells may produce oil, based on the history of wells drilled in the region.  Coal mining, if any, will be done by third parties and the Company anticipates being paid on a royalty basis.  The Company expects the mining permits, if any, to require the mine operators and/or lessees to build roads, ponds and pastures in a manner that will be beneficial to the Company’s core organic operations as dictated by the reclamation plan.

The Company has acquired or leased approximately 11,900 acres as described below.  Management expects to continue acquiring land in 2008 and 2009, which (with the exception of the 650 acres leased by LeeCo) is intended to be used in the production of organic and/or natural grass fed products.  Management intends to phase the land into organic production over a ten-year period, commencing in 2009, as we attempt to extract coal and other potential energy resources from the land and infrastructure is built.  However, with favorable conditions in eastern Kentucky as an initial production area, management has commenced land lease discussions with third parties who control tens of thousands of acres.  Leasing of sizeable acreage in the area is expected to markedly accelerate internal production for plans for grass fed beef, dairy products and range fed poultry.  Management anticipates leasing sizeable acreage in 2008 and 2009, with a goal towards stocking animals in 2009.

Breathitt Transaction

In furtherance of its land acquisition program, the Company received loans of $10,000 and $180,000, or $190,000 in the aggregate, in October and November, 2007, respectively, from Meadow Lark Holdings LLC, a Nevada limited liability company owned jointly by Johnny Thomas (the Chairman of the Board, Chief Executive Officer and President of the Company) and Helen Thomas (the former Secretary/Treasurer and a former director of the Company). The terms of the loan(s) provide for six percent interest due upon demand, subject to availability of funds. Of this amount, $65,000 of principal and interest was repaid prior to December 31, 2007.   On November 8, 2007, the Company closed on the purchase of approximately 250 acres of land in Breathitt County, Kentucky, from Anna L. Jett, an individual with whom the Company had no affiliation prior to the subject land purchase, for consideration of $175,000, not including other closing costs as more fully described below (the “Breathitt Transaction”).  The transaction involved three deeds, which appeared as exhibits 10.1 through 10.3 to the Company’s Form 10-QSB for the period ended September 30, 2007, filed with the Commission on November 19, 2007.  In addition to the deed transferring the ownership of the approximately 250 acres of land to the Company (the “Land Deed”), Anna Jett also conveyed to the Company her undivided coal, oil, gas and mineral rights to certain tracts of land, including with respect to the property conveyed under the Land Deed, for nominal consideration of ten dollars (the “Mineral Deed”).  Total closing costs were $185,101, including $8,750 paid to Sitter Drilling LLC, an unaffiliated party, as a finders/negotiation fee.  In addition, the Company conveyed to Sitter Drilling LLC a 6.25% interest in oil and gas with respect to the land covered under the Land Deed, for nominal consideration.  In August 2008, the Company commenced removing the timber on the 250 acre tract of land in eastern Kentucky.  This is intended to enable the Company to gain road access to potential drilling sites, as well as begin the preparation of such land for planned organic farming operations.  The Company may also exploit natural gas and/or coal that may exist under its properties, however, we need to do core drilling so we can determine the quality of such natural resources prior to determining whether mining the land would be cost beneficial.  At this point in time, limited timber is being harvested on areas within this property.

Owsley Transaction

On August 25, 2008, the Company exercised an option to purchase the Owsley Property pursuant to the Owsley Option Assignment between the Company and AMS, whereby AMS assigned and transferred its interest in an option to purchase the Owsley Property, and the Owsley Option Extension between the Company and Larry Bruce Herald and completed such acquisition for a purchase price of $1,000,000 pursuant to the Owsley Purchase Agreement.

The purchase price regarding the Owsley Property was paid to Larry Bruce Herald as follows: (i) $500,000 in cash at the closing; and (ii) $500,000 pursuant to the Note and Mortgage of even date on the Owsley Property.  Under the terms of the Note, Larry Bruce Herald may accelerate the Note and repossess the Owsley Property upon a “default”, which is defined in the Note as the failure to make installment payments of principal when due, or to fulfill covenants and agreements therein, or the filing of a petition in bankruptcy by the Company or the involuntary petition in bankruptcy filed against it, or the Company’s making of an assignment for the benefit of creditors.  In addition, the Company cannot re-borrow or receive advances regarding any amounts repaid under the Note.  The cash funds used to purchase the Owsley Property have been provided from Johnny R. Thomas, the Company’s CEO, who loaned the Company $513,655 for the Closing pursuant to a promissory note which is payable upon demand, with interest at 6% per annum.

The reclamation process, following mining of the coal, for which there are no assurances such coal is marketable or that can be extracted in economically feasible amounts, if at all, would enhance and benefit the Company’s planned organic farming operations through the development of an estimated $1,000,000 in infrastructure on the Owsley Property. The coal mining reclamation efforts are expected to develop pastures of specific sizes, good roads to pastures and to approximately 40 prospective natural gas/oil well drilling sites, ponds and watering sites throughout the property, reshape steep relatively inaccessible slopes to gentle slopes by lowering the peaks and filling the hollows, and seeding the pastures with Company selected species and varieties to maximize production.  The permits to be filed are specific and the reclamation performance is bonded.

Development Agreement

On August 26, 2008, the Company entered into the Development Agreement with AMS regarding certain engineering, consulting and administrative services that AMS has agreed to provide in connection with the development of the Owsley Property for coal mining activities.  Services under the Development Agreement also include the handling and preparation of all coal permitting applications and information required by applicable regulatory and administrative agencies that oversee coal mining activities, as well as the structuring and handling of the mining and reclamation plans with the goal of commencing mining operations within six months of the date of the Development Agreement using each party's reasonable best efforts, assuming energy resources can be extracted in economically feasible quantities, if at all.  The mining and reclamation plan will be structured to provide for and enhance long term organic farming, with particular attention directed to cattle farming, following reclamation of the Owsley Property.  Examples of enhancement techniques include seeding mixtures, permanent pond construction, access road construction and leaving a gentle contour to slopes to the extent practical.  Under the Development Agreement, surface mining methods will be preferred, however, auger and/or highwall mining methods may be used where such methods are more practical.

As consideration for entering into the Development Agreement, AMS received consideration of: (1) $100,000, which amount was placed in escrow at the time the parties entered into the Owsley Option Assignment and has since been released from escrow; (2) assignment by the Company to AMS of 50% of the coal royalty rights with respect to the Owsley Property, which rights vested as of the Closing, with a mineral deed relating to such rights to be filed promptly thereafter; and (3) $400,000 through the issuance of 200,000 shares of the Company’s restricted common stock, par value $.001 per share valued at $2.00 per share which was the ten day market average when the Owsley Option Assignment was negotiated and executed.

Buckhorn Transaction

On May 20, 2008, the Company completed the acquisition of a fifty (50%) percent equity ownership interest in Buckhorn, in an arms-length transaction pursuant to that certain Property Agreement, dated March 27, 2008, between the Company and Billy David Altizer, Pat E. Mitchell, Howard Prevette, William Dale Harris and Buckhorn.  Other than in respect to this transaction and that Billy David Altizer, the managing member of Buckhorn is also the managing member of (i) AMS, referenced in the Owsley Transaction, above; and (ii) A&L Surveying and Engineering LLC (as disclosed in the section titled “Management - Certain Relationships and Related Transactions”), among other entities, the Company did not have any prior material relationship with the parties to the Property Agreement.  The Buckhorn Transaction caused the Company to cease to be a “shell company” as that term is defined in Rule 12b-2 of the Exchange Act.

Buckhorn owns approximately 10,000 acres of land with coal rights in eastern Kentucky, including all rights to coal on the property, except for a $.30 per ton coal right retained by an unaffiliated third party and former owner of the property (see the section "EK Transaction" below).  CSI can use the surface rights on the first 5,200 acres, for which a higher value use has not been identified, at no additional charge for its proposed grass fed grazing/organic farming operations.  As additional acres are available for organic use by CSI and CSI shall have the right of first refusal on any offer made for agricultural use of the surface acres, unless or until a higher value use is determined.

As disclosed under “Legal Proceedings” below, Begley Properties, LLC (hereinafter, “Begley”) filed an action against Buckhorn in the Leslie Circuit Court on September 29, 2005, to quiet title to certain parcels of property of approximately 500 acres owned by Buckhorn that are located in Leslie and Perry Counties in Kentucky.  Buckhorn is contesting Begley’s claim and disputes the facts as conveyed by Begley.  However, due to the nature of litigation, the outcome of this matter is impossible to determine at this time.

The total consideration for the Buckhorn acquisition was $4,200,000, consisting of: (i) $2,100,000 in cash or installment payments, whereby $550,000 was paid by the Company in cash at the closing and $1,550,000 remains payable by the Company in installments within twelve months of the closing (a total of $600,000 of the cash consideration component will be used to fund development activities on the property such as obtaining coal-mining permits); and (ii) an aggregate of 1,093,750 shares of the Company’s restricted common stock, valued at $1.92 per share, or $2,100,000 in the aggregate.  The shares are subject to a lock-up/leak-out agreement permitting aggregate weekly sales of up to 21,034 shares commencing on April 1, 2009. CSI will guarantee payment of the $2,100,000 value of the shares as long as the shares are sold in accordance with the terms of the lock-up.  Any proceeds from the sale of such common stock in excess of $4.80 per share (the “Surplus” as defined in the Property Agreement) shall be paid to CSI.

The Company will attempt to harvest timber resources on the property when funds become available.  If the Company is successful in its efforts, of which there is no assurance, this would provide additional revenues and materials to build fences and other facilities to benefit planned organic production operations. The reclamation program will include re-establishing trees in certain areas around pastures to provide shade and wind breaks for domestic animals and shelter for wildlife. The property is expected to have enhanced beauty, utility and productivity when fully developed and serve as a model organic production unit for the Company.

EK Transaction

On March 31, 2008, the Company entered into the EK Option Agreement with EK, which provided that the Company shall have until October 1, 2008 to close the Rights Agreement (collectively the transactions contemplated by the EK Option Agreement and the Rights Agreement shall be referred to as the “EK Transaction”).  The EK Option Agreement extended the time to close on the Rights Agreement to allow for the Company’s performance of due diligence activities in connection therewith, while allowing the Company to retain the agreed upon financial and other terms existing under the Rights Agreement.

Effective September 22, 2008, the Company closed the Rights Agreement, the Company acquired all right, title and interest in the oil, gas and other minerals (for which there is no assurance such resources exist in economically feasible quantities, if at all) on the Buckhorn Property, as described above, excluding the $0.30 per ton coal rights retained by EK when it sold the Buckhorn Property. The total consideration paid by the Company under the Rights Agreement was $1,000,000, and consisted of: (i) payment of $200,000 in cash at the closing; and (ii) $800,000 through the issuance of 415,584 shares of unregistered common stock of the Company at closing, at a price of $1.925 per share, which value is guaranteed provided such shares are sold in accordance with a lock-up/lock-out agreement that allows EK to sell 7,992 shares per week, subject to an available exemption from registration or registration of the shares. For shares sold at a price greater than $4.81 per share, EK shall pay the Company the surplus.

Under the EK Option Agreement, the Company paid EK $20,000 on or about April 8, 2008 and made additional monthly extension payments of $30,000, in the aggregate, through the closing date. The $50,000 in total extension payments were credited against the $200,000 due at the closing of the Rights Agreement, leaving a balance of $150,000 which was paid at closing.  Other than in connection with the Buckhorn Transaction, in which EK was the grantor of the subject property to Buckhorn, the Company had no previous affiliations with EK.

LeeCo Transaction

On September 11, 2008, the Company entered into the LeeCo Agreement (as defined above) having an effective date as of June 19, 2008.  LeeCo currently leases coal rights from landowners on approximately 650 acres and believes it can obtain additional coal leases and oil/natural gas rights on a substantial amount of additional acres vis-а-vis third party landowners.  The LeeCo Agreement was closed on September 16, 2008, and provided for the purchase of a fifty percent (50%) ownership interest in LeeCo from the Initial Owners.  The LeeCo Agreement also provided for the Company’s acquisition of all current and future oil/natural gas rights held or obtained by LeeCo, which development rights shall be transferred to the Company either through assignment from LeeCo to the Company or preferably directly by contract with the owner of subject properties, subject to a 1% royalty which shall be retained equally between the Initial Owners.  This royalty shall be payable on the oil/natural gas leases obtained on properties signed by LeeCo and transferred to the Company.  Under the LeeCo Agreement, the Company has the sole responsibility and authority to make all oil/natural gas decisions with respect to such current and future rights.

At the closing on September 16, 2008, the Company paid an aggregate purchase price of $500,000 as follows: (i) $50,000 in cash, which cash funds were paid in equal payments of $25,000 to each of the Initial Owners; and (ii) $450,000 through the issuance of 225,000 shares of restricted common stock valued at $2.00 per share (the “Shares”), based on the fair market value of the Company’s Shares on the effective date of the LeeCo Agreement.  The Shares shall be sold in accordance with the lock-up provisions in the LeeCo Agreement, which permits the Initial Owners to sell 4,327 shares per week for the period from January 1, 2009 through December 31, 2009, subject to there being an available exemption from registration or the shares being registered.  The Company shall guarantee the $450,000 value of the Shares, provided they are sold in accordance with the terms of the lock-up and Initial Owners shall pay the Company any surplus in the event the Initial Owners sell the Shares at a price greater than $5.00 per share.

Also at the closing, the Company and the Initial Owners deposited $100,000 as a capital contribution to LeeCo in proportion to their respective ownership interests, consisting of $25,000 from each of the Initial Owners and $50,000 from the Company, which capital contribution is to be used for working capital purposes.  The Company also became a manager and member of LeeCo.  The Company appointed its President and CEO, Johnny R. Thomas, to perform the duties associated with this role until the Company notifies LeeCo of a change by written notice.  The LeeCo leased properties will not be utilized in connection with our organic food production operations.

Business of Buckhorn Resources LLC

Buckhorn is a Kentucky limited liability company that was formed in the State of Kentucky on October 13, 2004.  Buckhorn’s main business strategy is to engage in the ownership of properties possessing natural and energy resources, as well as non-coal real estate development.  Buckhorn currently owns about 10,000 acres of land in eastern Kentucky.  Although Buckhorn anticipates that most of its revenue will come from coal, Buckhorn will work with CSI to develop other sources of income on the Buckhorn Property, including those with respect to timber and non-coal real estate development.  CSI will independently use the land for its proposed organic farming after reclamation.

Buckhorn’s primary assets are its properties in eastern Kentucky.  Buckhorn will not operate any mines.  Instead, Buckhorn plans to enter into long-term leases with experienced, third-party coal mine operators and coal producers for the right to mine coal reserves on its properties in exchange for royalty payments.  Buckhorn expects its lessees to pay royalties based on the higher of a percentage of the gross sales price or a fixed price per ton of coal sold, with pre-established minimum annual tonnage requirements.  Because Buckhorn will not mine any coal on its properties, for which there is no assurance such coal exists or can be extracted, it expects to have relatively small operating expenses and capital expenditure requirements, as compared to mining companies.  Therefore, Buckhorn’s proposed coal royalty business is expected to have relatively high margins.  Buckhorn will also contractually limit its exposure to liabilities asserted with the operation of coal mines, including site or environmental reclamation costs.

Buckhorn’s revenues and profitability will be largely dependent on the production of coal by proposed lessees on its properties, which at this stage there are no assurances that such coal exists in marketable or economically feasible amounts.  Buckhorn’s potential coal royalty revenues will vary depending on the coal prices that may be realized by its lessees, subject to specified minimum fixed rates per ton.  Buckhorn estimates that its proposed lessees will sell more than 80% of the coal they produce to customers pursuant to contracts with negotiated prices and terms of one year or more.  They will sell the remaining portion of the coal they are able to produce on the spot market.  Therefore, Buckhorn’s anticipated coal royalty revenues would be affected by changes in coal prices and its lessees' long-term supply contracts and, to a lesser extent, by fluctuations in the spot market prices for coal. A number of factors affect the prevailing price for coal, including demand, the price and availability of alternative fuels, overall economic conditions and governmental regulations.

Buckhorn does not have the rights to any oil, gas and minerals underlying the Buckhorn Property, for which there is no assurance such oil, gas or minerals exists or can be extracted in economically feasible quantities; however, pursuant to the EK Option Agreement, CSI has the ability to acquire all right, title and interest in the oil, gas and other minerals under the Buckhorn Property, except for the $.30 per ton coal rights retained by EK, as more fully described above.

Following the proposed reclamation of lands after the utilization of its natural resources, Buckhorn plans to be included in CSI’s organic certification and farming operations on the Buckhorn Property.

In addition, there are approximately 23 miles of riverfront property that Buckhorn may use for residential real estate development if such use proves to be more advantageous than organic foodservice-related uses. In addition, timber is a valuable natural resource that is available on the Buckhorn Property, which has commercial uses such as hardwood lumber, sawdust and woodchips, among other things.

Competitive Business Conditions

The coal industry is highly competitive. There are numerous large and small producers in all coal producing regions of the United States.  Assuming coal exists in economically feasible quantities on our properties, for which there is no assurance, Buckhorn’s main competition will be with companies that manage and own coal bearing properties and lease acreage in such properties to coal mine operators and coal producers.  The most important factors on which Buckhorn will compete is price, coal quality and characteristics, proximity to transportation, royalty rates, and the reliability of supply. Demand for coal and the prices that we will be able to obtain, assuming coal exists in economically feasible quantities on our properties, is closely linked to coal consumption patterns of the domestic electric generation industry and international consumers. These coal consumption patterns are influenced by factors beyond our control, including demand for electricity, which is significantly dependent upon economic activity and summer and winter temperatures in the United States, government regulation, technological developments and the location, availability, quality and price of competing sources of fuel such as natural gas, oil and nuclear, and alternative energy sources such as hydroelectric power.

Steam coal prices remained relatively flat through most of the mid-to-late 1990s. When long-term contracts for many producers began to expire in 2000 and beyond, new contracts were entered into reflecting then-current market demand and operating conditions. Coal prices increased significantly between 2000 and 2006, especially in the eastern regions of the United States. During 2006, mild weather conditions across the United States led to reduced electricity demand and higher coal inventory levels, resulting in a decline in spot steam coal prices.  In 2007, the pricing environment for coal, Eastern U.S. coal in particular, became extremely favorable as production remained low while demand increased. This momentum in the eastern U.S. coal markets has only increased in 2008.  The coal sector, both globally and in the United States, has recently benefited from favorable market fundamentals. Currently, the global supply and demand balance for coal, as well as the overall increase in prices for commodities, such as natural gas and crude oil, has created a strong price environment for coal. Coal prices in certain regions, such as Central and Northern Appalachia, are at the highest levels experienced in the past decade.  Specifically, coal mined from Central Appalachia has increased in price from approximately $55 per short ton (as opposed to metric ton) in December 2007 to $108.25 per short ton according to the Energy Information Administration’s Coal News and Markets Data for May 30, 2008, which was released on June 2, 2008 and is available at http://www.eia.doe.gov/cneaf/coal/page/coalnews/coalmar.html.  The pricing information therein is based on the average coal spot market prices and average weekly coal commodity spot prices for the Central Appalachia region.

Buckhorn’s sole asset is the land and the potential natural resources that may exist under the Buckhorn Property. Buckhorn, however, lacks the proper facilities, infrastructure and equipment to extract such anticipated natural resources, so third party developers and/or mining operators need to be utilized for such purposes.  Buckhorn, in conjunction with selected coal mining operators, shall prepare and submit or cause to be prepared and submitted the documents required by regulatory agencies responsible for coal mining and reclamation of the Buckhorn Property.  Such documents include, but are not necessarily limited, to the following: surface coal mining permit applications, including mining and reclamation operation plans; mine license applications; applicable Division of Water permit applications; applicable permit applications required by the U.S. Army Corps. of Engineers; and mining plans required by the U.S. Mine Safety and Health Administration.  The mining and reclamation plan will be structured to provide for and enhance long term organic farming, with particular attention directed to cattle farming. One of the primary concerns for mine and reclamation planning will be an Economic balance between mining and organic farming.  A primary consideration for the coal mine recovery plan will be to maximize the area available for cattle farming at any given time during the mining operation, to the extent practical.

Buckhorn anticipates it will commence mining activities in calendar year 2009, provided such owned or controlled land will have natural resources that are marketable or that can be extracted in economically feasible amounts.  Buckhorn management believes based on their knowledge of the industry, that royalty rates are typically ten percent or approximately $10 per ton based on current prices for this quality of coal, as set forth above.  Through its 50% ownership of Buckhorn, CSI will keep 50% of all royalties, if any, received by Buckhorn.

One of the managing members of Buckhorn, Billy David Altizer, has considerable experience in engineering, development and monitoring coal mining on a number of projects, including award winning reclamation projects, and has over twenty years experienced working with and consulting for and surveying properties having energy resources.  Other members of Buckhorn also have considerable experience in timber harvest and natural gas/oil drilling and all aspects of project planning and permitting required to assist the Company in developing a model production site, with profitable energy development.  A total of five coal mining operators have been approached by the Company through the efforts of Billy David Altizer in accordance with the requirements of the Development Agreement, described above under the “Business - Land for Production Purposes” section.  Discussions are ongoing with four of the five initial parties.

The reclamation process, following mining of the coal on the Buckhorn Property, is expected to enhance and benefit the planned organic farming operations through the development of an estimated $1,000 per acre in infrastructure on the Buckhorn Property. The coal mining reclamation efforts will develop pastures of specific sizes, good roads to pastures and to approximately 400 natural gas/oil well drilling sites, ponds and watering sites throughout the property, reshape steep relatively inaccessible slopes to gentle slopes by lowering the peaks and filling the hollows, and seeding the pastures with Company selected species and varieties to maximize production.  The permits filed are specific and the reclamation performance will be bonded.

Harvest of timber resources on the Buckhorn Property, as well as on other Company properties, if successful, would provide revenues and materials to build fences and other facilities to benefit planned organic production operations.  The reclamation program will include re-establishing trees in certain areas around pastures to provide shade and wind breaks for domestic animals and shelter for wildlife. The property is expected to have enhanced beauty, utility and productivity when fully developed and serve as a model organic production unit for CSI.

Marketing/Distribution

Buckhorn intends to enter into leases with various coal mining operators for the purpose of mining coal from the Buckhorn Property and market and distribute any such extractable coal in raw form to smaller electric utilities, industrial companies, and/or coal resellers, however, at this stage there are no assurances that such owned or controlled land will have coal or other natural resources that are marketable or that can be extracted in economically feasible amounts, if at all.  Buckhorn’s marketing and sales efforts will be performed by its managing member(s), consultants and  independent coal brokers.  Buckhorn’s sales efforts will be  focused primarily  on contacting the maximum number of coal mining companies to enhance bidding to mine coal underlying its properties.  Buckhorn’s properties are located near some of the major coal hauling railroads that serve Central Appalachia, which it anticipates utilizing as its main distribution channels.  Buckhorn believes that the geographic location of Buckhorn’s properties will give lessees a transportation cost advantage, particularly with respect to coal produced in the western states, which would improve their competitive position and Buckhorn’s corresponding coal royalty revenues.

At this time, neither the Company nor Buckhorn has any binding agreements with prospective lessees or coal mine developers.  Buckhorn is in the process of approaching selected coal mining operators or lessees to enhance bidding to mine coal underlying the Company’s owned or controlled properties.

Business of LeeCo Development, LLC

LeeCo is engaged in leasing coal rights from the owners of properties that are believed to be rich in mineral and/or energy resources for the purpose of permitting such lands for mining and energy development.  LeeCo will then seek to sublease such mineral rights to third parties for mining and extraction.  Currently, however, LeeCo has no binding subleases with third parties.  LeeCo pursues leases on properties that LeeCo management identifies as having potential coal reserves that would be suitable for mining that it believes can be successfully leased, permitted and subleased for mining to third parties for a profit.  LeeCo currently leases coal rights from landowners with respect to approximately 650 acres of land.  LeeCo management believes it can obtain additional coal leases, as well as oil/natural gas rights on a substantial amount of additional acres vis-à-vis third party landowners.  LeeCo enhances the Company’s proposed energy development operations, however, it is not anticipated that such leased properties will be utilized for organic production activities.

Government Regulation

Organic Farming and Food Production

The Company may be subject to the U.S. Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the U.S. Food and Drug Administration (“FDA”). The FDA regulates manufacturing and holding requirements for foods through its manufacturing practice regulations, specifies the standards of identity for certain foods and prescribes the format and content of certain information required to appear on food product labels.

The Company may also become subject to the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Perishable Agricultural Commodities Act, the Packers and Stockyard Act and regulations promulgated thereunder by the U.S. Department of Agriculture (“USDA”). The USDA imposes standards for product quality and sanitation including the inspection and labeling of meat and poultry products and the grading and commercial acceptance of produce shipments from the Company’s suppliers. The Company may also become subject to the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, which imposes certain registration and record keeping requirements on facilities that manufacture, process, pack or hold food for human or animal consumption.

In connection with the Company’s organic food certifications, it will become subject to the National Organic Program (NOP), which is administered by USDA and regulates the standards for any farm, wild crop harvesting, or handling operation that wants to sell an agricultural product as organically produced, as well as the Organic Foods Production Act, which is intended to assure consumers that the organic foods they purchase are produced, processed, and certified to be consistent with national organic standards.

The Company and its products could also become subject to state, provincial and local regulation through such measures as the licensing of its facilities; enforcement by state, provincial and local health agencies of state, provincial and local standards for the Company’s products; and regulation of the Company’s trade practices in connection with the sale of its products. Facilities may be subject to inspections and regulations issued pursuant to the U.S. Occupational Safety and Health Act by the U.S. Department of Labor. These regulations require the Company to comply with certain manufacturing, health and safety standards to protect its employees from accidents and to establish hazard communication programs to transmit information on the hazards of certain chemicals present in products which might be distributed by the Company.

The Company may also become subject to regulation by numerous U.S. federal, state and local regulatory agencies, including, but not limited to, the U.S. Department of Labor, which sets employment practice standards for workers, and the U.S. Department of Transportation, which regulates transportation of perishable and hazardous materials and waste, and similar state and local agencies. Further, the Company anticipates that distribution facilities would have ammonia-based refrigeration systems and tanks for the storage of diesel fuel and other petroleum products which are subject to laws regulating such systems and storage tanks.

Land Production Program

The coal mine operators with whom Buckhorn intends to enter into leases on its properties, or lessees, are obligated to conduct mining operations in compliance with all applicable federal, state and local laws and regulations.  To the extent permissible under applicable law, Buckhorn’s lessees will bear all costs and responsibilities for the item/expenditure as such lessees routinely do in all their coal mining operations.  The proposed coal mining operations on Buckhorn’s properties may subject its lessees to extensive federal, state and local regulations with respect to matters such as: employee health and safety; permitting and licensing requirements; air quality standards; water quality standards; plant, wildlife and wetland protection; blasting operations; the management and disposal of hazardous and non-hazardous materials generated by mining operations; the storage of petroleum products and other hazardous substances; reclamation and restoration of properties after mining operations are completed; discharge of materials into the environment, including air emissions and wastewater discharge; surface subsidence from underground mining; and the effects of mining operations on groundwater quality and availability.

Numerous governmental permits and approvals are required to commence coal mining operations. Regulatory authorities exercise considerable discretion in the timing and scope of permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of exploration or production operations. In addition, Buckhorn and/or its lessees may be required to prepare and present to federal, state and local authorities data pertaining to the effect or impact that proposed exploration for or production of coal might have on the environment. Further, the public may comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, the permits Buckhorn needs may not be issued, or, if issued, may not be issued in a timely fashion, or may involve requirements that restrict its ability to conduct its mining operations or to do so profitably.  Buckhorn will bear the cost of obtaining the permits, however, selected coal mining operators will reimburse Buckhorn for those expenses.

Under some circumstances, substantial fines and penalties, including revocation of mining permits, may be imposed under the laws described herein. Monetary sanctions and, in severe circumstances, criminal sanctions may be imposed for failure to comply with these laws. Regulations also provide that a mining permit can be refused or revoked if the permit applicant or permittee owns or controls, directly or indirectly through other entities, mining operations which have outstanding environmental violations.

Buckhorn will seek to have each of its lessees be contractually obligated under its lease to post a reclamation bond.  Except as discussed above with respect to costs relating to permits, Buckhorn does not anticipate accruing costs because it anticipates that its lessees will be contractually liable for all costs relating to their mining operations, to the extent permissible by law.  Buckhorn has not yet entered into such binding development contracts or leases.  However, Buckhorn believes that the competitive bidding process among coal mining operators to mine the Buckhorn’s owned or controlled properties, in combination with common usage or standard in the industry amongst coal mining operators to agree to post such reclamation bonds and pay other related coal mining expenses, will allow Buckhorn to come to agreement on such contractual terms with the ultimate lessees or coal mining developers.

In view of the foregoing, Buckhorn does not currently expect that future compliance will have a material adverse effect on its operations.  However, because of extensive and comprehensive regulatory requirements, violations during mining operations are not unusual in the industry and, notwithstanding compliance efforts, we do not believe violations by our lessees can be eliminated completely.

While it is not possible to quantify the costs of compliance by Buckhorn’s lessees with all applicable federal and state laws, those costs are expected to be significant.  Although Buckhorn’s lessees typically accrue adequate amounts to cover these costs, their future operating results would be adversely affected if they later determined these accruals to be insufficient. Compliance with government regulation and laws has substantially increased the cost of coal mining for lessees, such as those Buckhorn intends to contract with, as well as other domestic coal producers.

The Surface Mining Control and Reclamation Act of 1977, or SMCRA, which is administered by the U.S. Office of Surface Mining Reclamation and Enforcement, or OSM, establishes mining, environmental protection and reclamation standards for all aspects of U.S. surface mining. The State of Kentucky has primacy over surface coal mining operations. That means that the state program has been patterned after the federal program and has been approved by OSM. Mine operators must obtain SMCRA permits and permit renewals for mining operations from the state regulatory agency.

SMCRA permit provisions include requirements for coal prospecting; mine plan development; topsoil removal, storage and replacement; selective handling of overburden materials; mine pit backfilling and grading; protection of the hydrologic balance; subsidence control for underground mines; surface drainage control; mine drainage and mine discharge control and treatment; and re-vegetation.

The coal mining permit application process is initiated by collecting baseline data to adequately characterize the pre-mine environmental condition of the permit area.   Once a permit application is prepared and submitted to the regulatory agency, it goes through a completeness and technical review. Public notice of the proposed permit is given for a comment period before a permit can be issued. Some SMCRA mine permits take over a year to prepare, depending on the size and complexity of the mine and often take six months to two years to be issued. Regulatory authorities have considerable discretion in the timing of the permit issuance and the public has the right to comment on and otherwise engage in the permitting process, including public hearings and through intervention in the courts.

Before a SMCRA permit is issued, a mine operator must submit a bond or other form of financial security to guarantee the performance of reclamation obligations.  This bonding/permitting process is expected to serve Buckhorn well, as this insures that the mine operator will reclaim the land as specified in the permit for CSI’s organic production activities.

The Abandoned Mine Land Fund, which is part of SMCRA, requires a fee on all coal produced in the U.S. The proceeds are used to rehabilitate lands mined and left unreclaimed prior to August 3, 1977, and to pay health care benefit costs of orphan beneficiaries of the “combined fund.”

SMCRA requires compliance with many other major environmental programs. These programs include the Clean Air Act; Clean Water Act; Resource Conservation and Recovery Act, or RCRA; and Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, commonly known as Superfund. Besides OSM, other Federal regulatory agencies are involved in monitoring or permitting specific aspects of mining operations. The U.S. Environmental Protection Agency, or EPA, is the lead agency for States or Tribes with no authorized programs under the Clean Water Act, RCRA and CERCLA. The U.S. Army Corps of Engineers regulates activities affecting navigable waters and the U.S. Bureau of Alcohol, Tobacco and Firearms regulates the use of explosive blasting.

In addition to regular property taxes, Kentucky's Revenue Cabinet assesses Buckhorn’s coal property each year.  Buckhorn’s lessees may be in disagreement as to the value they place on our reserves. If informal discussions do not settle the disagreement, the lessees must file a formal protest, which is a more formal process seeking a compromise. Failure to compromise results in an appeal to the Kentucky Board of Tax Appeals. The decision of the board can be appealed to the Franklin Circuit Court and on through the appellate process. Complying with existing regulations for filing unmined coal returns is very expensive and time consuming. The coal owner is required to map and list all mineable coal on his tax return. If the owner believes a boundary of coal is not mineable, but the Revenue Cabinet believes it is, the Revenue Cabinet will take the position that the coal was "omitted", and assess a penalty along with interest. The Revenue Cabinet may also consider a boundary as "omitted" if the owner lists it but at nominal value.  Buckhorn may have ongoing negotiations and litigation with the Revenue Cabinet over its assessments and returns.  However, Buckhorn plans for its coal leases to require that the lessee reimburse Buckhorn for all unmined mineral taxes paid on coal they have leased.

Buckhorn does not believe there are any matters that would materially hinder its ability to acquire mining permits.

Environmental Laws

The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend is expected to continue. These laws and regulations may require the acquisition of a permit or other authorization before construction, mining or drilling commences and for certain other activities; limit or prohibit construction, mining, drilling and other activities on certain lands lying within wilderness and other protected areas; and impose substantial liabilities for pollution resulting from our operations. The permits required for such mining and drilling operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, penalties or injunctions.  These obligations and responsibilities are those of the coal mining operators to whom Buckhorn will lease its properties.

Buckhorn and its lessees will be subject to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as the "Superfund" law, and similar state laws that impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment.  These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources.  As the owner of the land upon which mining and other energy-related operations are anticipated to take place Buckhorn may be held strictly liable as a responsible party under CERCLA, along with any of its lessees.  Furthermore, neighboring landowners and other third parties may file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

Buckhorn’s lessees will be subject to the Federal Clean Water Act and corresponding state laws which affect coal mining operations by imposing restrictions on discharges into regulated waters. Permits requiring regular monitoring and compliance with effluent limitations and reporting requirements govern the discharge of pollutants into regulated waters. New requirements under the Federal Clean Water Act and corresponding state laws could cause Buckhorn’s lessees mining operators to incur significant additional costs that adversely affect our future operating results.

Buckhorn’s lessees will be subject to the Federal black lung laws promulgated by the United States Department of Labor in connection with the lessees’ proposed coal mining operations which are to be performed by the coal mining operators, as well as be affected by the Clean Air Act and similar state and local laws, which extensively regulate the amount of sulfur dioxide, particulate matter, nitrogen oxides, mercury and other compounds emitted into the air from electric power plants, which are the largest end-users of most coal producers.

Buckhorn’s lessees will be subject to Resource Conservation and Recovery Act (“RCRA”).  RCRA, which was enacted in 1976, affects U.S. coal mining operations by establishing “cradle to grave” requirements for the treatment, storage and disposal of hazardous wastes. Typically, the only hazardous materials found on a mine site are those contained in products used in vehicles and for machinery maintenance. Coal mine wastes, such as overburden and coal cleaning wastes, are not considered hazardous waste materials under RCRA, however, this may not be the case in connection with any oil and natural gas resources underlying the Buckhorn Property.  In May 2000, the EPA concluded that coal combustion materials do not warrant regulation as hazardous under RCRA. The EPA is retaining the hazardous waste exemption for these materials. The EPA is evaluating national non-hazardous waste guidelines for coal combustion materials placed at a mine. National guidelines for mine-fills may affect the cost of ash placement at mines.

Buckhorn’s lessees may be affected by a regional haze program originally developed in 1999 by the U.S. Environmental Protection Agency (the “EPA”) to improve visibility in national parks and wilderness areas.  In June 2005, the EPA announced final amendments to its regional haze program. As part of the new rules, affected states must develop implementation plans by December 2007 that, among other things, identify facilities that will have to reduce emissions and comply with stricter emission limitations. This program may restrict construction of new coal-fired power plants where emissions are projected to reduce visibility in protected areas. In addition, this program may require certain existing coal-fired power plants to install emissions control equipment to reduce haze-causing emissions such as sulfur dioxide, nitrogen oxide, and particulate matter. Demand for coal mined by our prospective lessees could be affected when these new standards are implemented by the applicable states.

The Kyoto Protocol to the United Nations Framework Convention on Climate Change calls for developed nations to reduce their emissions of greenhouse gases to five percent below 1990 levels by 2012. Carbon dioxide, which is a major byproduct of the combustion of coal and other fossil fuels, is subject to the Kyoto Protocol. The Kyoto Protocol went into effect on February 16, 2005 for those nations that ratified the treaty.  In 2001, the United States withdrew its support for the Kyoto Protocol. There has been increasing international pressure on the United States to adopt mandatory restrictions on carbon dioxide emissions and the U.S. Congress is actively considering legislation to reduce emissions of greenhouse gases. By comparison, many states and regional organizations have already taken legal measures to reduce emissions of greenhouse gases, primarily through the planned development of regional greenhouse gas cap and trade programs.

Buckhorn’s lessees may be affected by the Federal Endangered Species Act and counterpart state legislation protect species threatened with possible extinction. Protection of endangered species may have the effect of prohibiting or delaying Buckhorn and its lessees from obtaining mining permits and may include restrictions on timber harvesting, road building and other mining or forestry activities in areas containing the affected species. A number of species indigenous to Central Appalachia are protected under the Endangered Species Act.  Buckhorn does not believe there are any species protected under the Endangered Species Act that would materially and adversely affect its lessees' ability to mine coal from our properties in accordance with current mining plans or our ability to sell timber growing on our properties for harvest. Additional species on Buckhorn’s properties may receive protected status under the Endangered Species Act and additional currently protected species may be discovered within its properties.

Mine Health and Safety Laws. Stringent safety and health standards have been imposed by federal legislation since the adoption of the Mine Health and Safety Act of 1969. The Mine Health and Safety Act of 1969 resulted in increased operating costs and reduced productivity. The Mine Safety and Health Act of 1977, which significantly expanded the enforcement of health and safety standards of the Mine Health and Safety Act of 1969, imposes comprehensive safety and health standards on all mining operations. In addition, as part of the Mine Health and Safety Acts of 1969 and 1977, the Black Lung Acts require payments of benefits by all businesses conducting current mining operations to coal miners with black lung and to some survivors of a miner who dies from this disease.

By Executive Order dated September 21, 2001, Kentucky's Governor Patton established a moratorium on permits for non-coal mining operations and the review of permits and laws regarding oil and gas wells in the Pine Mountain area.  The stated purpose of the order is to protect the environment and scenic landscape along the Pine Mountain Trail.  Viewscape or viewshed is now being recognized as a factor to be considered in Lands Unsuitable Petitions. However, legislation adopted in March 2002 establishing the Pine Mountain Trail as a park includes specific findings that the park boundaries are adequate to protect the trail and that use of lands outside the boundary of the park will not be restricted because those lands may be viewed from the park. If this legislation was challenged and a lands unsuitable for mining petition seeking denial of mining permits where mining would be within the view from the park were successful, it could have a material impact on our business, financial condition or results of operations, as the view from the top of Pine Mountain extends through the counties of Harlan, Leslie, Letcher and Perry.

The Kentuckians for the Commonwealth filed a lawsuit on August 21, 2001 in a federal district court in Charleston, West Virginia, Kentuckians for the Commonwealth v. Rivenburgh, related to valley fills in streams of Martin County, Kentucky. Plaintiffs alleged that the Corps of Engineers violated the Clean Water Act and the National Environmental Policy Act. Specifically, the lawsuit claims that the Corps of Engineers has no authority under the Clean Water Act to issue permits allowing valley fills in streams. In the alternative, plaintiffs claimed that:

•	the Corps of Engineers violated the Clean Water Act by issuing Nationwide Clean Water Act Section 404 dredge and fill permits for valley fills rather than site specific permits;

•	the Corps of Engineers violated the National Environmental Policy Act by approving these permits without preparing an environmental impact statement;

•	the Corps of Engineers may not issue these permits without analyzing measures required by the Clean Water Act to avoid and minimize impact on streams; and

•	the Corps of Engineers cannot authorize disposal without waiting for the U.S. EPA to complete proceedings under the Clean Water Act to veto the proposed permit.

The plaintiffs sought an injunction prohibiting the Corps of Engineers from issuing any new permits allowing valley fills in streams or, in the alternative, requiring revocation of the specific permits subject to this litigation. On May 8, 2002, the court granted the injunction requested by the plaintiffs.

On January 29, 2003 the Fourth Circuit reversed this injunction which prohibited the Army Corp of Engineers from issuing new Section 404 permits for the deposit of mountaintop debris in valley fills, indicating that issuance of permits did not violate the Clean Water Act.

The U.S. Army Corps of Engineers ("Corps") is authorized to issue general "nationwide" permits for specific categories of activities that are similar in nature and that are determined to have minimal adverse environmental effects. Nationwide Permit 21 authorizes the disposal of dredged or fill material from surface coal mining activities into the waters of the United States. A July 2004 decision by the U.S. District Court for the Southern District of West Virginia in  Ohio Valley Environmental Coalition v. Bulen  enjoined the Huntington District of the Corps from issuing further permits pursuant to Nationwide Permit 21. While this decision was vacated by the U.S. Court of Appeals for the Fourth Circuit in November 2005, it has been remanded to the District Court for the Southern District of West Virginia for further proceedings consistent with the appellate court’s opinion.  We currently utilize Nationwide Permit 21 authorizations, and this and other court cases have created uncertainty regarding our ability to utilize this form of permit in the future for the disposal of dredged or fill material.

Plaintiff environmental groups have also recently challenged the Corps' decision to issue individual Clean Water Act or “CWA” Section 404 permits for certain surface coal mining activities. On March 23, 2007, in the case  Ohio Valley Environmental Coalition v. U.S. Army Corps of Engineers,  the U.S. District Court for the Southern District of West Virginia rescinded permits authorizing the construction of valley fills at a number of separate surface coal mining operations, finding that the Corps had issued the permits arbitrarily and capriciously in violation of the National Environmental Policy Act and the CWA. On June 19, 2007, the District Court issued a declaratory judgment indicating that the mining companies in the case were also required to obtain separate CWA Section 402 permit authorizations for discharges into the stream segments located between the toes of their valley fills and their respective sediment pond embankments.  On October 11, 2007, the District Court granted a preliminary injunction and temporary restraining order against the Defendant mine and Army Corps of Engineers.  In December 2007, plaintiff environmental groups brought a similar suit against the issuance of a different surface coal mine permit in the U.S. District Court for the Eastern District of Kentucky, alleging identical violations. The Corps has voluntarily suspended its permit in that case for agency re-evaluation. Although permits for our mining operations are not presently joined to either case, it is possible that we may be unable to obtain or may experience delays in securing, utilizing or renewing additional CWA Section 404 individual permits for surface mining operations due to agency or court decisions stemming from these cases.

Buckhorn’s lessees may use explosives in connection with their surface mining activities. The Federal Safe Explosives Act ("SEA"), applies to all users of explosives. Knowing or willful violations of the SEA may result in fines, imprisonment, or both. In addition, violations of SEA may result in revocation of user permits and seizure or forfeiture of explosive materials.

Other Environmental Laws Affecting Lessees. Buckhorn’s lessees will be required to comply with numerous other federal, state and local environmental laws in addition to those previously discussed. These additional laws include, for example, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substance Control Act, and the Emergency Planning and Community Right-to-Know Act.

Research and Development

Buckhorn’s business plan is focused on a strategy for maximizing the short-term mining and development of the coal, oil and natural gas resources that are believed to underlie the Buckhorn Property, however, at this stage there are no assurances that such properties will have natural resources that are marketable or that can be extracted in economically feasible amounts.  For the fiscal years ended December 31, 2007 and 2006, Buckhorn incurred $44,094 and $51,198, respectively, in professional fees.  These expenses are comprised of legal fees and other fees and expenses incurred in maintaining Buckhorn’s land holdings.  Included in these amounts were $17,284 and $37,760 paid or accrued to A&L Surveying and Engineering, LLC, owned by David Altizer, a Managing Member and General Manager of Buckhorn, for surveying the Buckhorn Property.  To date, the execution of Buckhorn’s business plan has largely focused on securing the rights to such coal resources and the evaluation of acquired data.  At this stage, based on the information Buckhorn has gathered, it is moving forward with its coal mining development plan and in connection with the buckhorn Transaction, CSI will fund Buckhorn directly with a capital contribution of $600,000 to facilitate the development of mining and coal development operations on the Buckhorn Property.

Facilities

The Company is operating from the residence of its CEO, Dr. Johnny Thomas, with an address at 2756 N. Green Valley Parkway, Suite 225, Henderson N.V. 89014, as most of our current operating activities will be out of state.

Both Buckhorn’s and LeeCo’s corporate headquarters are located at 380 Barbourville Road, London, Kentucky.  This space consists of approximately 2,000 square feet.  Buckhorn and LeeCo both occupy this facility under a verbal agreement provided by one of its managing members on a rent-free basis.  Buckhorn and LeeCo both believe that its existing facilities are adequate for its current and reasonably anticipated future needs.

Employees

As of the date of this prospectus, Dr. Johnny Thomas, CEO, and John Francis, CFO are employed by the Company on a full-time basis.   See “Management.”  We do not expect to hire additional employees at this time, as we expect to use contract service providers such as the development group recently hired with our purchases of land in Kentucky.  Current management of the Company is considered ideal to implement land acquisitions, develop model organic food production assets, and to evaluate and negotiate with potential acquisition candidates that may provide for a strategic fit. The Company expects to gain access to experienced industry personnel through its acquisitions and by the recruitment of an individual with the appropriate qualifications to head up the Company’s private label and national marketing efforts.

Buckhorn does not have any employees and relies on the services of Billy David Altizer and Johnny R. Thomas, its managing members, in connection with operational and related matters, as well as third party service providers, with respect to the development of coal and other natural resources underlying our property.  Depending on the level in which Burkhorn’s coal mining operations and natural resource development activities increase, it may need to hire employees to assist its managing member or engineers in connection with the initial permitting of the Buckhorn Property, as the needs arise. Buckhorn anticipates that any such employees would be hired on a part-time or contract basis or such services will be provided by coal mining companies as part of the lease process.

Legal Proceedings

The Company is not a party to any legal proceedings.

Begley Properties, LLC v. Buckhorn Resources, LLC, Leslie Circuit Court Case No. 05-CI-00275.  Begley Properties, LLC (hereinafter, “Begley”) filed an action against Buckhorn in the Leslie Circuit Court on September 29, 2005. The Complaint is an action to quiet title to approximately 500 acres of property located in Leslie and Perry Counties in Kentucky.  Most recently, Begley filed a motion for summary judgment in this case. Buckhorn has filed a response to Begley’s Motion for Summary Judgment, a Motion to Strike the Motion for Summary Judgment and a Statement of Disputed Facts. Begley’s motion is before the court for a ruling. It is unknown when the judge will make a ruling on the motion for summary judgment. Further, the likelihood of an unfavorable outcome in this matter is impossible to determine. The amount of loss Buckhorn would suffer in the event of an unfavorable outcome is unknown and cannot reasonably estimated at this time.

MANAGEMENT

Executive Officers and Directors

The following table provides information concerning each officer and director of the Company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

Names	Ages	Position
Johnny R. Thomas	67	Chairman of the Board, Chief Executive Officer and President
John C. Francis	59	Vice President, Chief Financial Officer, Secretary/Treasurer and Director

Johnny R. Thomas has served as Chairman of the Board, Chief Executive Officer and President since the Company’s inception on January 26, 2007. For more than the past five years, Dr. Thomas has been self employed as an investor in securities, real estate and limited custom home development. Since January 2000, Dr. Thomas has been a managing member of Falcon Financial Group, LLC, financial consultants; which has suspended its operations and is inactive at this time. Prior thereto, he was a founder and served as Chairman of the Board and CEO of AgriBioTech, Inc. from September 1993 until February 1999. AgriBioTech and several of its subsidiaries filed a voluntary petition for bankruptcy in January 2000 (and was subsequently liquidated in Chapter 7), approximately eleven months following Dr. Thomas’s departure from the Company.  Dr. Thomas received his Ph.D. in genetics/plant breeding from Oregon State University in 1966.

John C. Francis has served as Vice President, Chief Financial Officer and a director of the Company since its formation on January 26, 2007. He has served as the President and a director of Native American Television Network, Inc. (NATVN) since June 2004. NATVN is establishing the first Western hemispheric, pan-tribal digital cable channel, to broadcast Native American television programming, however it is in the early stages of its development with its activities limited to capital formation.  Mr. Francis has served as Managing Member of Acalan, LLC since its formation in 1998. Acalan is a new media company specializing in the development, production and distribution of transformational media and is currently inactive.  Mr. Francis has also been a managing member of Falcon Financial Group, LLC since January 2000.  Falcon Financial Group, LLC has suspended its operations and is inactive at this time.  He served as Chief Financial Officer (from April 1994 to April 1996), vice-president, secretary and director (April 1994 through January 1999) of AgriBioTech, Inc.  AgriBioTech and several of its subsidiaries filed a voluntary petition for bankruptcy in January 2000 (and was subsequently liquidated in Chapter 7), approximately eleven months following Mr. Francis’ departure from the Company.

Dr. Johnny Thomas and John Francis are employed on a full-time basis by the Company.

Scientific Advisory Board

Management of the Company began forming a scientific advisory board of professionals (the “SAB”) with the hiring of  Mr. Henry P. Sartorio on June 18, 2007.  Mr. Sartorio is a patent attorney specializing in intellectual property law.  From 2004-present, Mr. Sartorio has been a consultant advising small businesses, particularly in the fields of material science, instrumentation and solar energy systems. Mr. Sartorio was formerly Patent Attorney at the University of California Lawrence Livermore National Laboratory - Patent Prosecution from 1977-1988, particularly focusing on the fields of lasers and optics, electronics, instrumentation, chemical engineering, materials science; copyright law; government contracts; and technology licensing. He also served as Deputy Laboratory Counsel, Head of Patent Department from 1989-1998 and managed six attorneys.  From 1999-2003, Mr. Sartorio served as a patent attorney, particularly in the fields of physics and instrumentation at the University of California Lawrence Berkeley National Laboratory.  Mr. Sartorio received his B.S. Physics in 1966 and his M.S. Aeronautics & Astronautics (Instrumentation and Control Systems) in 1971 from the Massachusetts Institute of Technology. He received his Juris Doctor in 1977 from the George Washington University National Law Center. Mr. Sartorio's Professional Memberships include being a member of the California and Massachusetts state bars; being registered to practice before the United States Patent and Trademark Office; and a past co-chair of patent committee of the California State Bar Intellectual Property Section.  On June 18, 2007, Mr. Sartorio signed a three-year consulting agreement with the Company as an independent contractor.  He was granted 90,000 shares of Common Stock of the Company, vesting one-third upon signing and one-third on each of the next two anniversary dates of the agreement.

Currently, Mr. Sartorio is the only member of the SAB board, which shall consist of professionals from both within and outside of the foodservice industry, to assist in the search for new technologies allowing for the early detection, prevention, or elimination of contaminants, food-borne illnesses (such as e-coli, avian flu, bovine spongiform encephalopathy, hepatitis A, trichinosis or salmonella), and other illnesses or injuries that may result from the Company’s products or services.

Executive Compensation

The following table shows information concerning all compensation paid for services to the Company in all capacities during the year ended December 31, 2007, or accrued within the current fiscal year as to the Chief Executive Officer, and each of the other two most highly compensated executive officers of the Company who served in such capacity at the end of the last fiscal year (the “Named Executive Officers”) whose total annual salary and bonus exceeded $100,000:

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Award(s) ($)		Non Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Johnny R. Thomas, CEO and President (1)	2007	$-0-	$-0-	$-0-	$1,000	(2)	$-0-	$-0-	$-0-	$1,000

(1) Served as chief executive officer from January 26, 2007 (inception) through present.

(2) On August 21, 2007, each of Dr. Thomas, and the other two executive officers of the Company were awarded Class A Warrants to purchase 1,000,000 restricted shares of common stock at an exercise price of $3.00 per share, subject to reduction, for services as officers and directors of the Company, valued at an aggregate of $3,000.

Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Johnny R. Thomas	1,000,000	(2)	$-0-	$-0-	$3.00	(1)	12/31/09	$-0-	$-0-	$-0-	$-0-

(1) The Common Stock of the Company as listed on the OTCBB had a market value of  $.45 per share on December 31, 2007, based on the last reported trade.

(2) Class A Warrants to purchase 3,000,000 shares of common stock in the aggregate (or 1,000,000 each) were granted on August 21, 2007 to each of the Company’s officers and directors as compensation for services rendered to the Company.

Director Compensation

The following table presents information regarding the compensation of our directors during the fiscal year-ended December 31, 2007, except for Johnny R. Thomas, our Chief Executive Officer, whose compensation is described in the Summary Compensation Table.  Other than the stock awards and warrant grants appearing therein, we have paid no cash compensation to the officers or directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-equity incentive plan compensation ($)	Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total ($)
John C. Francis	$-0-	$-0-	$1,000	(1)	$-0-	$-0-	$-0-	$1,000
Helen Thomas	$-0-	$-0-	$1,000	(1)	$-0-	$-0-	$-0-	$1,000

(1) Class A Warrants to purchase 3,000,000 shares of common stock in the aggregate (or 1,000,000 each) were granted on August 21, 2007 to each of the Company’s officers and directors as compensation for services rendered to the Company, valued at $3,000 in the aggregate, or $1,000 individually.

2007 Employee Stock Incentive Plan

The Company has adopted the 2007 Employee Stock Incentive Plan (the “2007 Plan”) in order to motivate participants by means of stock options and restricted shares to achieve the Company’s long-term performance goals and enable our employees, officers, directors and consultants to participate in our long term growth and financial success. The 2007 Plan provides for the grant of any combination of stock options to purchase shares of Common Stock or restricted stock to our directors, officers, employees and consultants and those of any subsidiaries. The 2007 Plan which is administered by our Board of Directors, authorizes the issuance of a maximum of 5,000,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares. The stock options granted under the 2007 Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code (“ISO’s”), or non-qualified stock options (“NQSO’s”). Both incentive stock options and non-qualified stock options must be granted at an exercise price of not less than the fair market value of shares of Common Stock at the time the option is granted and incentive stock options granted to 10% or greater stockholders must be granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant. If any award under the 2007 Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. The 2007 Plan was adopted by the Board and Shareholders on January 27, 2007. The 2007 Plan will terminate on January 27, 2017. No options have been grated, to date, under the 2007 Plan.

Certain Relationships and Related Transactions

As of September 22, 2008, in connection with the EK Transaction Johnny R. Thomas loaned the Company $150,000 pursuant to a promissory note, with interest at 6% per annum, payable upon demand,  subject to availability of funds.  Also in connection with the EK Transaction, Johnny R. Thomas loaned the Company an aggregate amount of $50,000 which was paid out over the past six months under the EK Option Agreement, pursuant to a separate promissory note, with interest at 6% per annum, payable upon demand, subject to availability of funds.

On September 16, 2008, Johnny R. Thomas loaned the Company $66,500 pursuant to a promissory note, with interest at 6% per annum, which is payable upon demand, subject to availability of funds in connection with the cash component of the purchase price for the LeeCo Transaction.

On August 25, 2008, Johnny R. Thomas loaned the Company $513,655 pursuant to a promissory note, with interest at 6% per annum, which is payable upon demand, subject to availability of funds, in order to pay the $500,000 cash component of the purchase price on the Owsley Transaction, as well as $13,655 in closing costs.

Pursuant to a Stock Purchase Agreement, dated as of July 1, 2008, the Company acquired 1,000 shares of common stock of Vector, which constitutes all of its issued and outstanding capital stock, from the Company’s Chief Financial Officer, John Francis, for nominal consideration consisting of ten dollars.  Vector does not currently have significant assets.

On December 31, 2007, Johnny R. Thomas exercised Class A Warrants to purchase 1,768 restricted shares of common stock and paid $1,768 in proceeds to the Company in exchange for reimbursement of expenses paid by Johnny R. Thomas on behalf of the Company.

On December 31, 2007, John Francis exercised Class A Warrants to purchase 1,100 restricted shares of common stock and paid $1,100 in proceeds to the Company, in exchange for reimbursement of expenses paid by John Francis on behalf of the Company.

On December 31, 2007, Helen Thomas received 1,768 shares of restricted common stock from the Company’s expense account, in exchange for reimbursement of expenses paid by Johnny R. Thomas on behalf of the Company.

On October 22, 2007, the Company received a $10,000 loan and on November 6, 2007, the Company received a loan of $180,000, respectively, from Meadow Lark Holdings LLC, a Nevada limited liability company owned jointly by Johnny Thomas (the Chairman of the Board, Chief Executive Officer and President of the Company) and Helen Thomas (then Secretary/Treasurer and a director of the Company). The terms of the loan(s) provide for six percent interest, due upon demand, subject to availability of funds.  The Company placed $5,000 in a land option account with a third party, with instructions to negotiate options to purchase land for organic farming purposes.  On November 8, 2007, the Company used the loan proceeds to close on the purchase of approximately 250 acres of land in Kentucky.  The Company plans to harvest limited timber as it prepares the land for organic certification and farming.  Total closing cost were $185,101, including $8,750 paid to Sitter Drilling LLC, an unaffiliated party, as a finders/negotiation fee.

On August 21, 2007, CSI issued to each of its three executive officers Class A Management Warrants to each purchase 1,000,000 shares of common stock at $3.00 per share for services rendered.  There are an aggregate of 3,000,000 shares of common stock issuable upon exercise of the Class A Management Warrants, as well as 3,000,000 shares issuable upon exercise of underlying Class B Warrants exercisable upon exercise of Class A Warrants and 3,000,000 shares issuable upon exercise of underlying Class C Warrants issuable upon exercise of Class B Warrants, or an aggregate of 9,000,000 shares underlying all Class A, Class B and Class C Warrants.

On February 26, 2007, the Company completed an unregistered private offering under the Securities Act relying upon the exemption from registration afforded by Rule 505 of Regulation D promulgated thereunder. The Company sold 1,000,000 Shares of its $.001 par value common stock at a price of $.05 per share for $50,000 in cash. For each share of Common Stock purchased, the purchaser or his affiliates received one Class A Warrant exercisable for three additional Shares when fully exercised.

On January 26, 2007, in connection with the formation of the Company, the officers of the Company and their affiliates purchased 9,000,000 Shares of common stock from the Company for an aggregate of $9,000, or $.001 per share. For each share of Common Stock purchased, the officer or his/her affiliates received one Class A Warrant exercisable for three additional Shares when fully exercised.

We are provided office space, telephone and secretarial services from our Chief Executive Officer, without charge on an oral basis. CSI intends to rent office space and hire administrative personnel following the date of this prospectus when necessary to support the Company’s growth.

Conflicts of Interest

In order to minimize potential conflicts of interest relating to non arms-length transactions based on our current business strategy (i) we will not combine with any target business in which our officers, directors or stockholders (pre-offering), or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, (ii) none of such persons will receive from us or the target business or its principals any finder’s fees, consulting fees or similar compensation, whether in cash, securities or otherwise, for introducing to us a target business, and (iii) our management will not negotiate or otherwise consent to the purchase of their respective common stock as a condition of or in connection with our proposed combination with a target business. By virtue of having signed the registration statement of which this prospectus is a part, our directors and officers confirm that they know of no special circumstances under which, through their own initiative, this understanding will change.

However, in the event we are unable to implement our business strategy and are required to consider other industries or areas in the best interests of the Company, the possibility of potential conflicts of interests exist with other business interests of management.

In addition, our officers and directors currently have, or may in the future have, real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the number and percentage of common stock (being our only voting securities) beneficially owned by each officer and director, each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own 5% or more of our common stock, and all officers and directors as a group, as of the date of this prospectus.

	Amount and		Percentage of
	Nature of		Outstanding
	Beneficial		Shares Owned
Name	Ownership(1)		Before Offering(2)
Johnny R. Thomas	4,530,000	(3)	30.0%
John C. Francis	6,571,100	(4)	43.5%
Helen Thomas	7,221,768	(4)(5)	47.8%
All Officers and Directors as a Group (2 persons)	11,101,100		73.5%

(1)  Unless otherwise indicated, the Company has been advised that all individuals listed have the sole power to vote and dispose of the number of Shares set forth opposite their names. For purposes of computing the number and percentage of Shares beneficially owned by a stockholder, any Shares which such person has the right to acquire within 60 days are deemed to be outstanding, but those Shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder.

(2)  Based on 15,093,970 Shares issued and outstanding as of October 10, 2008. Except as set forth in footnotes 3-5 below, this does not include Shares of common stock issuable upon exercise of a Class A Warrant exercisable for one share of common stock and one Class B Warrant which is exercisable for one share of common stock and one Class C Warrant exercisable for one share of common stock.

(3)  Includes an aggregate of 2,566,768 of Common Stock issued and outstanding and 1,963,232 shares of Common Stock issuable upon currently exercisable Class A Warrants, but does not include an equal number of shares of Common Stock issuable upon exercise of both Class B Warrants and Class C Warrants.  Dr. Thomas’ beneficial ownership includes the following, which share amounts (as appearing in the above table) have been reduced to reflect the amount of partial or shared ownership by Dr. Thomas, as noted below: 3,536 Shares held by Meadow Lark Holdings LLC (of which Dr. Thomas is a 50% owner with Helen Thomas), 20,000 Shares held individually by Dr. Thomas, 2,500,000 Shares held by JRT Trust, an entity established for estate planning purposes, 60,000 Shares held by Serene Art LLC (of which Dr. Thomas is a 50% owner with Helen Thomas), 10,000 Shares held by Falcon Financial Group (of which Dr. Thomas is a 50% owner with John Francis), and 10,000 shares held by Estancia LLC.  Dr. Thomas disclaims beneficial ownership of all Shares held by his wife, Helen Thomas, Bosque FLP, Capilla Holdings LLC, Pikes LLC, and Manzano Family Limited Partnership, and Helen Thomas disclaims beneficial ownership of all Shares owned by him.

(4)  Includes an aggregate of 3,036,100 shares of Common Stock issued and outstanding and 3,535,000 shares of Common Stock issuable upon currently exercisable Class A Warrants, but does not include an equal number of shares of Common Stock issuable upon exercise of both Class B Warrants and Class C Warrants.  Mr. Francis’ beneficial ownership includes the following, which share amounts (as appearing in the above table) have been reduced to reflect the amount of partial or shared ownership by Mr. Francis, as noted below: 51,100 Shares held individually by Mr. Francis, 30,000 Shares held by Mr. Francis’s wife and two children, 10,000 Shares held by Falcon Financial Group (of which Mr. Francis is a 50% owner with Johnny Thomas), 1,500,000 held by Putun LLC (100% owned by John Francis), 100,000 Shares owned by Excalibur Trust, of which Mr. Francis is sole trustee, 1,000,000 Shares owned by Unicorn Trust of which Mr. Francis’ wife is sole trustee and 350,000 Shares held by Camelot, FLP an entity established for estate planning purposes. Mr. Francis disclaims beneficial ownership of all Shares held by his wife, Unicorn Trust and Camelot, FLP.

(5)  Includes an aggregate of 3,051,768 shares of Common Stock issuable and outstanding and 4,170,000 shares of Common Stock issuable upon currently exercisable Class A Warrants, but does not include an equal number of shares of Common Stock issuable upon exercise of both Class B Warrants and Class C Warrants.  Mrs. Thomas’ beneficial ownership includes the following, which share amounts (as appearing in the above table) have been reduced to reflect the amount of partial or shared ownership by Mrs. Thomas, as noted below:  20,000 held by Helen Thomas, wife of Johnny Thomas, individually, 920,000 Shares hold by HHT Trust, 20,000 held by Pikes LLC, 3,536 Shares held by Meadow Lark Holdings LLC (of which Dr. Thomas is a 50% owner with Helen Thomas), 2,020,000 Shares held by Bosque FLP, 40,000 Shares held by Capilla Holdings LLC, 60,000 Shares held by Serene Art LLC (of which Helen Thomas is a 50% owner with Johnny Thomas), all of which entities were established for estate planning purposes.  Does not include 120,000 shares gifted to four family members in the amount of 30,000 shares each.

SELLING STOCKHOLDERS

An aggregate of 2,100,000 shares of common stock and 2,100,000 Class A Warrants may be offered for sale and sold pursuant to this prospectus by the selling stockholders. The Shares and Warrants are to be offered by and for the respective accounts of the selling stockholders. We have agreed to register all of the Shares and Warrants under the Securities Act for resale by the selling stockholders and to pay all of the expenses in connection with such registration and sale of the shares and Warrants, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders.

The selling stockholders include eight (8) persons who were gifted an aggregate of 2,100,000 Class A Warrants in April 2008 by Johnny Thomas (1,600,000 Warrants) and John Francis (500,000 Warrants), Chief Executive Officer and Vice President, respectively, of the Company.  These 2,100,000 Class A Warrants were sold to the officers together with an equal number of shares of Common Stock, for nominal consideration, in connection with the formation of the Company in January 2007.  Their 2,100,000 Class A Warrants, as well as the 2,100,000 shares underlying such warrants, were all registered on the Company’s Registration Statement No. 333-142105.

To the best of management’s knowledge, no Selling Stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer. We will not receive any proceeds from the sale of the Shares by the selling stockholders exclusive of any proceeds from the exercise of Warrants for which a current prospectus must be in effect.

Information with respect to the selling stockholders and the Shares of our common stock held by them and those Shares being offered for sale pursuant to this prospectus is set forth in the following table. None of the selling stockholders has had any material relationship with us within the past three years, except as noted above or in the notes to the following table.

				Amount and Nature
				of Beneficial
				Ownership After
	Number of		Number of	the Sale of
	Shares		Shares	The Shares Being
	Owned Prior		Being Offered	Offered Percentage(1)
Selling Stockholder	to Sale		for Sale(2)	Before After

Danny Ray Thomas	396,500	(3)	350,000	2.6%	*
David Thomas	506,000	(4)	100,000	3.3%	2.7%
Linda Thomas	60,000	(5)	50,000	*	*
Ester Thomas	70,500	(6)	50,000	*	*
Christie Treen	390,000	(7)(9)	350,000	2.5%	*
Roxie Beth Baker	390,000	(7)(9)	350,000	2.5%	*
Tammie Cortezz	390,000	(7)(9)	350,000	2.5%	*
Karrina N. Francis	510,000	(8)	500,000	3.3%	*
TOTAL			2,100,000

*  Less than 1% of the issued and outstanding Shares

(1)  As of October 10, 2008, we had 15,093,970 Shares of common stock issued and unless otherwise indicated, each person has sole investment and voting power with respect to the Shares indicated. For purposes of this table, a person or group of persons is: (a) deemed to have “beneficial ownership” of any Shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all Shares registered hereby in this offering. For purposes of computing the percentage of outstanding Shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons (e.g., Class A, B and C underlying Warrant shares), but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)  Unless otherwise noted, each shareholder owns Class A Warrants, each exercisable for one share of common stock and one Class B Warrant which is exercisable for one share of common stock and one Class C Warrant exercisable for one share.   However, only the shares of common stock issuable upon exercise of the Class A Warrants are set forth in the above table.

(3)   Consists of 46,500 shares of Common Stock and 350,000 shares issuable upon exercise of 350,000 Class A Warrants.  Danny Ray Thomas is the adult son of Johnny R. Thomas, the Company’s Chief Executive Officer and President.

(4)  Consists of 406,000 shares of Common Stock and 100,000 shares issuable upon exercise of 100,000 Class A Warrants.  David Thomas is the brother of Johnny R. Thomas, the Company’s Chief Executive Officer and President.

(5) Consists of 10,000 shares of Common Stock and 50,000 shares issuable upon exercise of each of 50,000 Class A Warrants.  Linda is David Thomas’ spouse and the sister-in-law of Johnny R. Thomas, the Company’s Chief Executive Officer and President.

(6) Consists of 20,500 shares of Common Stock and 50,000 shares issuable upon exercise of 50,000 Class A Warrants. Ester Thomas is the mother of Johnny R. Thomas, the Company’s Chief Executive Officer and President.

(7) Consists of 40,000 shares of Common Stock and 350,000 shares issuable upon exercise of 350,000 Class A Warrants.

(8) Consists of 10,000 shares of Common Stock and 500,000 shares issuable upon exercise of 500,000 Class A Warrants.  Karrina N. Francis is the adult daughter of John C. Francis, the Company’s Chief Financial Officer.

(9) Adult daughter of Johnny R. Thomas, the Company’s Chief Executive Officer and President.

DESCRIPTION OF SECURITIES
General

We have authorized 200 million shares of common stock, par value $.001 per share and 20 million shares of preferred stock, par value $.001 per share. There were issued and outstanding as of October 10, 2008, 15,093,970 shares of common stock (held by  85 holders of record) and no shares of preferred stock. We have no plans, proposals, arrangements or understandings with respect to selling our securities after the completion of the offering and prior to the location of a target business.

Preferred Stock

The Company has authorized the issuance of up to 20 million shares of preferred stock at $.001 par value. No shares of preferred stock have been issued to date. The board of directors has the authority to designate one or more series of preferred stock. Such provisions are referred to as “blank check” provisions, as they give the board of directors the flexibility, from time to time, without further stockholder approval, to create preferred stock and to determine the descriptions, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights, (iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the Company and (viii) other relative rights, preferences and limitations of such series.

If any series of preferred stock authorized by the board or directors provides for dividends, such dividends, when and as declared by the board of directors out of any funds legally available therefor, may be cumulative and may have a preference over the common stock as to the payment of such dividends. On the Company’s liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by the board of directors when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Depending upon the consideration paid for preferred stock, the liquidation preference of preferred stock and other matters, the issuance of preferred stock could therefore result in a reduction in the assets available for distribution to the holders of common stock in the event of liquidation of the Company. Holders of common stock do not have any preemptive rights to acquire preferred stock or any other securities of the Company. Preferred stock authorized by the board of directors could be redeemable or convertible into shares of any other class or series of our capital stock.

The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The preferred stock is not designed to deter or to prevent a change in control; however, under certain circumstances, the Company could use the preferred stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company’s management. In addition, the issuance of additional common stock or preferred stock at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the board of directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company is currently not considering the issuance of preferred stock for such financing or transactional purposes and has no agreements or understandings, or any present intention to issue any series of preferred stock.

Common Stock

Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions.

Dividends

All shares of common stock are entitled to participate ratably in dividends when and as declared by our board of directors out of legally available funds. Dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception, and we presently anticipate that we will not declare dividends in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and general business conditions and other pertinent facts.

Warrants

The following discussion is subject to the terms and conditions of the Class A, Class B and Class C Warrants each of which has been filed as an exhibit to this Registration Statement.

Terms.  For each Share issued in the February 2007 Private Placement and each share sold to the Company’s founders, the Company also issued one Class A Warrant to purchase one share of Common Stock. Each Class A Warrant entitles the holder to purchase one share of Common Stock and one Class B Warrant at any time after issuance at an exercise price per Class A Warrant of $3.00 per share subject to temporary reduction. Between October 22, 2007 and December 31, 2007 we reduced the exercise price from $3.00 per share to $1.00 per share.  Between February 6, 2008 and April 30, 2008, we again reduced the exercise price from $3.00 per share to $1.00 per share (the “Second Warrant Reduction”)   The Class A Warrants shall expire on December 31, 2009, subject to other terms and conditions described below.

Each Class B Warrant entitles the holder to purchase one share of Common Stock and one Class C Warrant at any time after issuance at an exercise price of $6.00 per share subject to temporary reduction. The Class B Warrants shall expire on December 31, 2011 and be subject to other terms and conditions described below. Each Class C Warrant entitles the holder to purchase one share of Common Stock at any time after issuance at an exercise price of $12.00 per share, subject to temporary reduction. The Class A Warrants, Class B Warrants and Class C Warrants are sometimes collectively referred to herein as the “Warrants.” The Warrants may be exercised in whole or in part, at any time and from time to time during the Exercise Period. Warrants may be exercise for cash, or pursuant to a “cashless exercise” right in shares of the Company’s common stock having a fair market value equal to the exercise price, and non-cash consideration in the form of notes, exchanges, services, goods and any and all consideration deemed acceptable by the Company. Unless exercised, the Warrants will automatically expire at the end of the Exercise Period, subject to earlier termination by reason of redemption.

Anti-Dilution Provisions.  The Exercise Price of the Warrants shall be subject to adjustment from time to time in the event of any stock split, reverse stock split, stock dividend, distributions, recapitalization, reorganization, reclassification or similar events.

Reduction. The respective exercise prices of the Class A Warrants, Class B Warrants and Class C Warrants are each subject to temporary reduction by the Company on not less than 30 days’ prior written notice to the holders of the Warrants.

Redemption. The Class A, Class B Warrants and Class C Warrants will be subject to redemption by the Company at $.001 per Warrant, on 20 days’ prior written notice to the holders of the Warrants at any time. The Warrants will be exercisable until 5:00 p.m. on the day immediately preceding the date fixed for redemption. Notwithstanding the foregoing, the Company shall have the option, without further compensation to the holder other than the payment of the redemption price per Warrant, to cause any or all of the Warrants which were not properly exercised on or before the redemption date to be assigned to one or more standby purchasers effective immediately upon the redemption date, for the consideration equal to $.001 per non-exercised Warrant payable to the Company, and each standby purchaser shall have the right to exercise the non-exercised Warrants so assigned to such standby purchaser through the tenth business day following the redemption date.

State Blue Sky Information

We are offering these shares for sale only within the states of New York, Nevada, Oregon, New Mexico, Missouri and Utah where the selling stockholders reside. However, our securities are eligible for resale in the secondary trading market based on available exemptions in 32 states.  Any eligibility of these shares for resale is based upon the registration of the securities in such states or the availability of an applicable exemption from the state’s registration requirements, subject in each case to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this prospectus.

SEC Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

Transfer Agent

Empire Stock Transfer Inc., located at 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074 is the transfer agent for the Company’s Common Stock.

PLAN OF DISTRIBUTION

The 2,100,000 shares of Common Stock and 2,100,000 Class A Warrants being offered for sale pursuant to this prospectus may be sold by the selling stockholders for their respective own accounts. On or about December 12, 2007, the Shares were listed on the Over-the-Counter Bulletin Board (“OTCBB”).  We will receive none of the proceeds from this offering exclusive of the proceeds from the exercise of Warrants pursuant to a current prospectus. In the event that a fundamental change in the Company occurs we will be required to file additional post-effective amendment(s) to this registration statement prior to the exercise of any warrants unless the warrant holders agrees to receive restricted shares of Common Stock.  The selling stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares.  The distribution of the Shares by the selling stockholders is not currently subject to any underwriting agreement.  Each selling stockholder must use a broker-dealer which is registered in the state in which the selling stockholder seeks to sell their Shares.

The Shares may be sold or transferred for value by the selling stockholders, in one or more transactions, in privately negotiated transactions or in a combination of such methods. The Shares may be sold or transferred at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling or transferring the Shares to or through brokers and/or dealers, and such brokers or dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers/transferees of the Shares for whom such brokers or dealers may act as agent. Such broker or dealer compensation may be less than or in excess of customary commissions. However, the maximum compensation to be received by any FINRA member or independent broker dealer will not be greater than eight (8%) percent of the gross proceeds of any sale. Any broker, dealer or affiliate of the Company that participates in the distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act and under the FINRA Corporate Financing Rules.

Upon being notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a post-effective amendment will be filed, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the trading market on which the Shares are being traded,

•	the name of each of such selling stockholder and the participating brokers and/or dealers,

•	the number of shares involved,

•	the price at which such shares are being sold,

•	the commissions paid or the discounts or concessions allowed to such brokers and/or dealers,

•	where applicable, that such brokers and/or dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and

•	other facts material to the transaction.

Any of the shares of our common stock being offered for sale pursuant to this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may not be sold under Rule 144 until one year from June 30, 2008, when we filed Form 10 information with the SEC to cease being a public shell.

There can be no assurance that the selling stockholders will sell or transfer any of the Shares being offered pursuant to this prospectus.

CERTAIN MARKET INFORMATION

This Offering is the initial public offering of our securities.  There is no guarantee that an active trading market for our securities will develop. You will likely not be able to sell your securities if an active trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if an active trading market for our securities were to develop, nor that our securities offered hereby could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one and, in all likelihood, be highly volatile. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

Any active market which may develop for our common stock will be affected by the offer and sale of securities by the Selling Stockholders, as well as future sales of securities. The following securities issued by the Company may be sold under Rule 144 of the Securities Act commencing June 30, 2009, provided the Registrant continues to satisfy the current public information requirements thereunder for non-affiliates of the Company and for affiliates subject to volume and other limitations:

On December 31, 2007, two founders exercised their unregistered Class A Warrants at the reduced price of $1.00 per share, pursuant to the exercise price reduction with the resulting 4,636 shares being issued to themselves or their designees.

On October 19, 2007, the Company issued 125,000 shares of Common Stock, valued by the Company at $.10 per share to Jon J. Jannotta as compensation for services to be provided under the Consulting Agreement, dated October 19, 2007.

On August 21, 2007, the Company issued 600,000 shares of Common Stock, valued by the Company at $.10 per share to Phillips Nizer LLP in lieu of payment of $20,000 and for services provided.  In addition, on the same date, the Company issued 3,000,000 class "A" common stock purchase warrants valued by the Company at $3,000, at an exercise price of $3.00 per share, to its officers and directors for services provided.

On June 18, 2007, the Company issued 90,000 shares of Common Stock, valued at an aggregate of $9,000 to Henry P. Sartorio, the sole member of the Company’s Scientific Advisory Board.  The shares were issued for services rendered and to be rendered (subject to vesting) to the Company as an independent contractor pursuant to his agreement.

On February 26, 2007, the Company sold 1,000,000 shares of its common stock at a purchase price of $.05 per share or an aggregate of $50,000 pursuant to Rule 505 of Regulation D. For each share of common stock purchased, the purchaser received a Class A Common Stock Purchase Warrant to purchase one share of Common Stock at $3.00 per share, subject to temporary reduction by the Company. The Class A Warrants shall be exercisable until December 31, 2009, unless extended by the Company or earlier redeemed on thirty (30) days’ prior written notice.  Upon exercise of a Class A Warrant, a holder will receive in addition to one share of Common Stock, a Class B Common Stock Purchase Warrant to purchase one share of Common Stock at $6.00 per share, subject to temporary reduction by the Company. The Class B Warrants shall be exercisable until December 31, 2011, unless extended by the Company or earlier redeemed on thirty (30) days’ prior written notice. Upon exercise of a Class B Warrant, a holder will receive in addition to one share of Common Stock, a Class C Common Stock Purchase Warrant to purchase one share of Common Stock at $12.00 per share, subject to temporary reduction by the Company. The Class C Warrants shall be exercisable until December 31, 2013, unless extended by the Company or earlier redeemed on twenty (20) days’ prior written notice.

Of the 1,000,000 shares purchased in the February 2007 Private Placement, 780,000 Shares, plus the aggregate 2,340,000 Shares underlying the Class A, Class B, and Class C Warrants issuable in connection with these 780,000 Shares, were registered on the Company’s Post Effective Amendment to Registration Statement No. 333 – 142105 declared effective on February 1, 2008.  Between November 2007 and April 30, 2008, pursuant to temporary warrant reductions at $1.00 per share, 780,000 Class A, B and C Warrants were exercised and an aggregate of 2,340,000 shares of Common Stock were issued pursuant to the Registration Statement.  An additional 2,100,000 Class A Warrants and the underlying shares of Common Stock first registered on April 13, 2007 on Registration Statement No. 333 – 142105 are being offered pursuant to this prospectus.

On January 26, 2007, in connection with the formation of the Company, the Company sold 9 million shares of Common Stock to each of its three founders, or their affiliates, at $.001 per share, or an aggregate of $9,000. The holders received one Class A Warrant for each of the 9 million shares sold exercisable for an aggregate of 27 million shares on the same terms as set forth above. None of these shares are registered hereby. Other than as set forth above, there are no other outstanding options or warrants to purchase, or securities convertible into, our common stock.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	Any breach of their duty of loyalty to us or our shareholders;

•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	Any transaction from which the director derived an improper personal benefit.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by Delaware law. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors and officers regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

INSOFAR AS THE PROVISIONS OF OUR CERTIFICATE OF INCORPORATION OR BYLAWS PROVIDE FOR INDEMNIFICATION OF DIRECTORS OR OFFICERS FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WE HAVE BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THIS INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933, AS AMENDED, AND IS THEREFORE UNENFORCEABLE.

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.

We have filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us or our securities please read the registration statement. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, each such statement is qualified by reference to such contract or document.

We will file annual reports with financial statements, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC’s website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.

LEGAL MATTERS

The validity of the issuance and sale of the shares being offered by this prospectus have been passed upon for the Company by Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103.

EXPERTS

The financial statements of Consolidation Services, Inc. at December 31, 2007 and for the period then ended, the financial statements of Buckhorn Resources, LLC at December 31, 2007 and 2006 and for the periods then ended as well as the financial statements of LeeCo Development, LLC at June 30, 2008 and December 31, 2007 and for the periods then ended, as appearing in this Prospectus and in the Registration Statement, have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

CONSOLIDATION SERVICES, INC.
(a Development Stage Company)

- INDEX TO FINANCIAL STATEMENTS -

Interim Financial Statements:

Condensed Balance Sheets as of June 30, 2008 (Unaudited) and December 31, 2007 (Audited)	79

Condensed Statement of Operations for the three months ended June 30, 2008, for the three months ended June 30, 2007, for the six months ended June 30, 2008, for the period from Inception on January 26, 2007 through June 30, 2007, and for the period from Inception on January 26, 2007 through June 30, 2008 (Unaudited)	80

Condensed Statements of Stockholders’ Equity (Deficit) for the period from Inception on January 26, 2007 through June 30, 2008 (Unaudited)	81

Condensed Statements of Cash Flow for the six months ended June 30, 2008, the period from Inception on January 26, 2007 through June 30, 2007, and the period from Inception on January 26, 2007 through June 30, 2008 (Unaudited)	82

Notes to Condensed Financial Statements (Unaudited)	83-85

Audited Financial Statements of LeeCo Development LLC

Report of Independent Registered Public Accounting Firm	102

Balance Sheets as of June 30, 2008 and December 31, 2007	103

Statements of Operations for the Six Months Ended June 30, 2008 and 2007, for the years ended December 31, 2007, and the Periods from Inception (November 2006) through December 31, 2006 and from Inception (November 2006) through June 30, 2008	104

Statement of Members Equity from the Period from Inception (November 2006) through June 30, 2008	105

Statements of Cash Flows for the Six Months ended June 30, 2008 and 2007, for the year ended December 31, 2007, for the Period from Inception (November 2006) through December 31, 2006, and t he Period from Inception (November 2006) through June 30, 2008	106

Notes to Financial Statements	107-110

Pro Forma Financial Information of Buckhorn Resources, LLC:

Unaduited condensed combined pro forma balance sheet as of December 31, 2007	111

Unaudited condensed combined pro forma statement of operations for the year ended December 31, 2007	112

Unaudited condensed combined pro forma balance sheet as of March 31, 2008	113

Unaudited condensed combined pro forma statement of operations for the three months ended March 31, 2008	114

Pro Forma Financial Information of LeeCo Development, LLC:

Unaudited condensed combined pro forma balance sheet as of December 31, 2007	115

Unaudited condensed combined pro forma statement of operations for the year ended December 31, 2007	116

Unaudited condensed combined pro forma balance sheet as of June 30, 2008	117

Unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2008	118

MOORE & ASSOCIATES, CHARTERED
     ACCOUNTANTS AND ADVISORS
               PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Consolidation Services Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Consolidation Services Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows since inception on January 26, 2007 through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consolidation Services Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows since inception on January 26, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $176,517 as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates Chartered

Moore & Associates Chartered
Las Vegas, Nevada
March 26, 2008

2675 S. Jones Blvd. Suite 109. Las Vegas. NV 89146 (7021 253-7499 Fax (7021253-7501

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Balance Sheet

ASSETS
December 31,
2007

CURRENT ASSETS

Cash	$78,482

Total Current Assets	78,482

PROPERTY AND EQUIPMENT, NET	189,469

TOTAL ASSETS	$267,951

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$10,732
Notes payable	125,000

Total Current Liabilities	135,732

STOCKHOLDERS' EQUITY

Common stock; 50,000,000 shares
authorized at $0.001 par value, 10,980,236
shares issued and outstanding	10,980
Additional paid-in capital	297,756
Accumulated deficit	(176,517)

Total Stockholders' Equity	132,219

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$267,951

The accompanying notes are an integral part of these financial statements

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Statement of Operations

From Inception
on January 26,
2007 Through
December 31,
2007

REVENUES	$-
COST OF SALES	-
GROSS MARGIN	-

OPERATING EXPENSES

General and administrative	176,517

Total Expenses	176,517

NET LOSS	$(176,517)

BASIC LOSS PER SHARE	$(0.02)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	9,990,118

The accompanying notes are an integral part of these financial statements

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, January 26, 2007	-	$-	$-	$-	$-

Shares issued for cash
at $0.001 per share	9,000,000	9,000	-	-	9,000

Shares issued for cash
at $0.05 per share	1,000,000	1,000	49,000	-	50,000

Shares issued for services
at $0.10 per share	815,000	815	80,685	-	81,500

Fair value of common stock
warrants granted	-	-	3,000	-	3,000

Common stock warrants
exercised at $1.00
per share	160,600	160	160,440	-	160,600

Common stock warrants
exercised for expenses paid
at $1.00 per share	4,636	5	4,631	-	4,636

Net loss from inception
through December 31, 2007	-	-	-	(176,517)	(176,517)

Balance, December 31, 2007	10,980,236	$10,980	$297,756	$(176,517)	$132,219

The accompanying notes are an integral part of these financial statements

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Statement of Cash Flows

From Inception
on January 26,
2007 Through
December 31,
2007
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(176,517)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock and warrants issued for services	84,500
Common stock issued for expenses paid	4,636
Changes in operating assets and liabilities:
Change in accounts payable and accrued expenses	10,732

Net Cash Used by Operating Activities	(76,649)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(189,469)

Net Cash Used by Investing Activities	(189,469)

CASH FLOWS FROM FINANCING ACTIVITIES

Repayment of loans payable	(65,000)
Proceeds from loans payable	190,000
Proceeds from common stock issued	219,600

Net Cash Used by Financing Activities	344,600

NET DECREASE IN CASH	78,482

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$78,482

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$740
Income Taxes	$-

The accompanying notes are an integral part of these financial statements

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Consolidation Services, Inc. (the Company) was incorporated in the State of Delaware on January 26, 2007. The Company is engaged in the acquisition and consolidation of organic and natural foods companies in the foodservice industry. The Company is currently acquiring land for organic certification and farming. The Company also expects to enter into coal mining development agreements and drill for oil and/or natural gas on some of its acquired land to serve as a long term profit center and to help finance the Company’s strategic objectives in the organic and natural foodservice sector.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Common stock equivalents outstanding as of December 31, 2007 are not included in the computation of Basic (loss) per share because they would be antidilutive.

For the Year Ended December 31, 2007
Loss (numerator)	$(176,517)
Shares (denominator)	9,990,118
Per share amount	$(0.02)

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the period ended December 31, 2007.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December, 2007.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

December 31, 2007
Income tax expense at statutory rate	$(63,967)
Common stock and warrants issued for services	29,888
Valuation allowance	34,079
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

December 31, 2007
NOL carryover	$34,079
Valuation allowance	(34,079)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $87,381 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

Stock-based compensation.
The Company has adopted the fair value based method of accounting for stock-based employee compensation in accordance with Statement of Financial Accounting Standards Number 123 (REVISED 2004), "Share-Based Payment"  (SFAS 123[R]).  In accordance with SFAS 123[R], option expense of $3,000 was recognized for the year ended December 31, 2007.  The expense was calculated using the Black-Scholes valuation model.

Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on the financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141.  This revised statement establishes uniform treatment for all acquisitions.  It defines the acquiring company.  The statement further requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date.  It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time.  This statement also makes corresponding significant amendments to other standards that related to business combinations, namely, 109, 142 and various EITF’s.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company believes the implementation of this standard will have no effect on our financial statements.

Revenue Recognition
The Company will determine its revenue recognition policies upon commencement of principle operations.

2.           COMMON STOCK

On January 26, 2007, the Company received $9,000 from its founders for 9,000,000 shares of its common stock. On February 26, 2007, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 505 of Regulation D promulgated there under.  The Company sold 1,000,000 shares of its common stock at a price of $0.05 per share for $50,000 in cash.

On August 21, 2007, the Company issued 690,000 shares of its common stock for legal and other consulting services valued at $0.10 per share. The Company also issued 3,000,000 “A” common stock purchase warrants to its officers and directors for services performed valued at $3,000. The Company has determined the estimated value of the compensatory options granted to non-employees in exchange for services and financing expenses using the Black-Scholes pricing model and the following assumptions: expected term of 1 year, a risk free interest rate of 5.35%, a dividend yield of 0% and volatility of 100% in 2007. The amount of the expense charged to operations for compensatory options granted in exchange for services was $3,000 during the year ended December 31, 2007.

The board of directors also authorized the issuance of an additional 400,000 shares for services to be performed in the future. On October 19, 2007 the Company issued 125,000 shares of its common stock for consulting services valued at $0.10 per share. There remain 275,000 shares of common stock reserved for services to be performed in the future.

During November and December 2007, 160,600 registered common stock Class A Warrants were exercised for cash at a price of $1.00 per share. Also during December 2007, 4,636 unregistered common stock Class A Warrants were exercised for expenses paid on the Company’s behalf at a price of $1.00 per share.

3.           GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $176,517 as of December 31, 2007.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007

3.           GOING CONCERN (Continued)

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

4.           COMMON STOCK PURCHASE WARRANTS

As of December 31, 2007, the Company has 10,839,400 “A” common stock purchase warrants outstanding. Of this amount 619,400 “A” common stock purchase warrants were registered. The exercise price of the “A” common stock purchase warrants was $1.00 at December 31, 2007. However, the exercise price reverted back to $3.00 per share for all registered and unregistered “A” common stock warrants on January 1, 2008.

5.           PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Depreciation is computed using the straight line method over the estimated useful life of 5 years. Depreciation expense for the year ended December 31, 2007 amounted to $-0- ..   Gains from losses on sales and disposals are included in the statements of operations.  Maintenance and repairs are charged to expense as incurred.  As of December 31, 2007 and property and equipment consisted of the following:

2007
Raw land in Kentucky	$189,469
Accumulated depreciation	-

Total	$189,469

The Company intends to develop the raw land as a site for raising organic foods.

6.           NOTES PAYABLE

During November 2007, the Company borrowed $190,000 to finance the purchase of the land in Kentucky. The Company has repaid $65,000 of Notes Payable as of December 31, 2007. The Notes Payable accrue interest at 6% per annum are unsecured and due upon demand.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Balance Sheets

ASSETS
	June 30,	December 31,
	2008	2007
	(unaudited)

CURRENT ASSETS

Cash	$147,969	$78,482
Prepaid expenses	40,769	-

Total Current Assets	188,738	78,482

PROPERTY AND EQUIPMENT, NET	3,929,469	189,469

TOTAL ASSETS	$4,118,207	$267,951

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$16,139	$10,732
Notes payable	1,059,000	125,000

Total Current Liabilities	1,075,139	135,732

STOCKHOLDERS' EQUITY

Common stock; 50,000,000 shares
authorized at $0.001 par value, 14,253,386 and 10,980,236
shares issued and outstanding, respectively	14,254	10,980
Additional paid-in capital	4,009,586	297,756
Minority interest	564,230	-
Stock subscription receivable	(1,273,000)	-
Accumulated deficit	(272,002)	(176,517)

Total Stockholders' Equity	3,043,068	132,219

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,118,207	$267,951

The accompanying notes are an integral part of these financial statements.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Statements of Operations
(unaudited)

				From Inception	From Inception
	For the Three	For the Three	For the Six	on January 26,	on January 26,
	Months Ended	Months Ended	Months Ended	2007 Through	2007 Through
	June 30,	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007	2008

REVENUES	$-	$-	$-	$-	$-
COST OF SALES	-	-	-	-	-
GROSS MARGIN	-	-	-	-	-

OPERATING EXPENSES

General and administrative	67,590	17,743	95,551	40,188	272,068

Total Expenses	67,590	17,743	95,551	40,188	272,068

LOSS FROM OPERATIONS	(67,590)	(17,743)	(95,551)	(40,188)	(272,068)

OTHER INCOME (EXPENSE)

Minority interest	66	-	66	-	66

LOSS BEFORE INCOME TAXES	(67,524)	(17,743)	(95,485)	(40,188)	(272,002)

INCOME TAX EXPENSE	-	-	-	-	-

NET LOSS	$(67,524)	$(17,743)	$(95,485)	$(40,188)	$(272,002)

BASIC LOSS PER COMMON SHARE	$(0.01)	$(0.00)	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	12,875,311	10,000,000	12,746,061	10,000,000

The accompanying notes are an integral part of these financial statements.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Statements of Stockholders' Equity
(unaudited)

						Deficit
						Accumulated
			Additional	Stock		During the	Total
	Common Stock		Paid-In	Subscription	Minority	Development	Stockholders'
	Shares	Amount	Capital	Receivable	Interest	Stage	Equity
Balance, January 26, 2007	-	$-	$-	$-	$-	$-	$-

Shares issued for cash
at $0.001 per share	9,000,000	9,000	-	-	-	-	9,000

Shares issued for cash
at $0.05 per share	1,000,000	1,000	49,000	-	-	-	50,000

Shares issued for services
at $0.10 per share	815,000	815	80,685	-	-	-	81,500

Fair value of common stock
warrants granted	-	-	3,000	-	-	-	3,000

Common stock warrants
exercised at $1.00 per share	160,600	160	160,440	-	-	-	160,600

Common stock warrants
exercised for expenses paid
at $1.00 per share	4,636	5	4,631	-	-	-	4,636

Net loss from inception
through December 31, 2007	-	-	-	-	-	(176,517)	(176,517)

Balance, December 31, 2007	10,980,236	10,980	297,756	-	-	(176,517)	132,219

Common stock warrants
exercised at $1.00 per share	2,179,400	2,180	2,177,220	(1,273,000)	-	-	906,400

Common stock issued for land
at $1.92 per share	1,093,750	1,094	1,534,610	-	564,296	-	2,100,000

Net loss for the six months
ended June 30, 2008	-	-	-	-	(66)	(95,485)	(95,551)

Balance, June 30, 2008	14,253,386	$14,254	$4,009,586	$(1,273,000)	$564,230	$(272,002)	$3,043,068

The accompanying notes are an integral part of these financial statements.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

		From Inception	From Inception
	For The Six	on January 26,	on January 26,
	Months Ended	2007 Through	2007 Through
	June 30,	June 30,	June 30,
	2008	2007	2008
OPERATING ACTIVITIES

Net loss	$(95,485)	$(40,188)	$(272,002)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock and warrants issued for services	20,000	-	104,500
Common stock issued for expenses paid	-	-	4,636
Minority interest in subsidiary loss	(66)	-	(66)
Changes in operating assets and liabilities:
Change in prepaid expenses	(40,769)	-	(40,769)
Change in accounts payable and accrued expenses	5,407	250	16,139

Net Cash Used by Operating Activities	(110,913)	(39,938)	(187,562)

INVESTING ACTIVITIES

Purchase of property and equipment	(640,000)	-	(829,469)

Net Cash Used by Investing Activities	(640,000)	-	(829,469)

FINANCING ACTIVITIES

Repayment of loans payable	(66,000)	-	(131,000)
Proceeds from loans payable	23,000	-	213,000
Proceeds from common stock issued	863,400	59,000	1,083,000

Net Cash Used by Financing Activities	820,400	59,000	1,165,000

NET INCREASE IN CASH	69,487	19,062	147,969

CASH AT BEGINNING OF PERIOD	78,482	-	-

CASH AT END OF PERIOD	$147,969	$19,062	$147,969

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$2,185	$-	$2,925
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2007 audited financial statements.  The results of operations for the periods ended June 30, 2008 and 2007 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues. Management’s plans include of investing in and developing all types of businesses related to the food service industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - EQUITY TRANSACTIONS

During the three months ended June 30, 2008, the Company issued 1,662,400 shares of  its common stock through the exercise of 102,400 Class A Warrants, 780,000 Class B Warrants and 780,000 Class C Warrants at $1.00 per share. The Company received a total of $389,400 through a combination of cash ($367,400), debt reduction ($2,000) and services ($20,000). The balance of $1,273,000 consists of promissory notes payable to the Company by four non-affiliated parties. The promissory notes are due and payable on or before August 15, 2008, unless extended by the Company.

NOTE 4 - SIGNIFICANT EVENTS

In January 2008, the Company purchased an option to acquire approximately 1,000 acres of land in Eastern Kentucky for $1 million (the “Owsley Transaction”). The option agreement (the “Owsley Option Agreement”) simultaneously provides for the Company to enter into a coal development agreement with AMS

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Notes to the Financial Statements

NOTE 4 - SIGNIFICANT EVENTS (CONTINUED)

Development, LLC. In connection with the Owsley Option Agreement, the Company has paid an initial deposit of $100,000 which will go towards obtaining permits and preparing reclamation plans, and will pay AMS Development, LLC an additional $400,000 plus fifty (50%) percent of the coal royalty revenues. The $400,000 is to be paid by the Company’s issuance of 200,000 restricted shares of its common stock at $2.00 per share, subject to a lock up/leak out agreement.  As of June 30, 2008, the entire initial deposit of $100,000 has been released from escrow and is non refundable. The Company paid an additional $10,000 on June 13, 2008, to extend the Owsley Option Agreement through August 15, 2008.

In May 2008, the Company completed the acquisition of a fifty (50%) percent equity ownership interest in Buckhorn Resources, LLC, pursuant to a Property Agreement, dated March 27, 2008, between the Company and Billy David Saltier, Pat E. Mitchell, Howard Prevette, William Dale Harris (collectively, the “Sellers”) and Buckhorn Resources, LLC.

Buckhorn owns approximately 10,000 acres of land with coal rights in Eastern Kentucky, including all rights to coal on the property, except for a $0.30 per ton coal right retained by an unaffiliated third party who is the former owner of the property. The Company can use the surface rights on the first 5,200 acres, for which a higher value use has not been identified, at no additional charge for its proposed grass fed grazing/organic farming operations.

The purchase price is $4,200,000 consisting of $2,100,000 in cash or installment payments, whereby $550,000 was paid in cash by the Company at closing, and $1,550,000 remains payable by the Company in installments over the next twelve months. A total of $600,000 of the $1,550,000 of the cash consideration component will be used to fund development activities on the property. The Company has issued an aggregate of 1,093,750 restricted shares of its common stock, valued at $1.92 per share or $2,100,000 in the aggregate. The shares are subject to a lock-up/leak-out agreement permitting aggregate weekly sales of shares commencing April 1, 2009. The Company will guarantee payment of the $2,100,000 value of the shares, as long as the shares are sold in accordance with the terms of the lock-up. Any proceeds from the sale of the shares in excess of $4.80 per share shall be paid to the Company.

In March 2008, the Company entered into an Option Oil, Gas and Mineral Agreement with Eastern Kentucky Land Corporation (the “EK Option Agreement”), which provides that the Company shall have until October 1, 2008 to close the Oil, Gas and Mineral Agreement (the "Rights Agreement").

Under the Rights Agreement, the Company shall acquire all right, title and interest in the oil, gas and other minerals, except for a $0.30 per ton coal rights retained by Eastern Kentucky Land Corporation on that property owned by Buckhorn and the Company, as described above. The total consideration under the Rights Agreement consists of payment of $200,000 in cash at closing and $800,000 through the issuance of 415,484 shares of unregistered common stock of the Company at closing, at a price of $1.925 per share.

CONSOLIDATION SERVICES, INC.
(A Development Stage Company)
Notes to the Financial Statements

NOTE 4 - SIGNIFICANT EVENTS (CONTINUED)

Under the EK Option Agreement, the Company paid Eastern Kentucky Land Corporation $20,000 in April of 2008 and is obligated to pay an additional $5,000 each month up to five months during the Option Period (as defined therein), with all monies that are paid to Eastern Kentucky Land corporation during the Option Period to be credited against the $200,000 due at closing of the Rights Agreement. In the event the Company terminates the EK Option Agreement and the Rights Agreement then Eastern Kentucky Land Corporation shall retain all monies owed and paid by the Company under the EK Option Agreement.

NOTE 5 - SUBSEQUENT EVENTS

As of July 1, 2008, the Company acquired all of the capital stock of Vector Energy Services, Inc. (“Vector”), a Delaware corporation without any significant assets, from its Chief Financial Officer, John C. Francis.  The Company intends to conduct its energy resource business through Vector as its wholly owned subsidiary.  In connection therewith, CSI intends to transfer certain energy-related assets to Vector in the future, however, no such transfer has yet been effected.

AUDITED FINANCIAL STATEMENTS OF BUCKHORN RESOURCES, LLC

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2007 and 2006

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                     PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Buckhorn Resources, LLC.
(A Development Stage Company)

We have audited the accompanying balance sheets of Buckhorn Resources, LLC. (A Development Stage Company) as of December 31, 2007 and 2006, and the related statements of operations, members’ equity and cash flows for the years ended December 31, 2007, 2006, and 2005 and since inception on October 10, 2004 through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buckhorn Resources, LLC. (A Development Stage Company) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007, 2006, and 2005 and since inception on October 10, 2004 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has accumulated deficit of $155,825 as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
May 27, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Balance Sheets

ASSETS

	December 31,	December 31,
	2007	2006

CURRENT ASSETS

Cash and cash equivalents	$329	$257

Total Current Assets	329	257

PROPERTIES, net	1,028,173	990,413

Total Fixed Assets	1,028,173	990,413

TOTAL ASSETS	$1,028,502	$990,670

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$55,735	$8,382

Total Current Liabilities	55,735	8,382

MEMBERS' EQUITY

Members equity	1,128,592	1,094,004
Accumulated deficit	(155,825)	(111,716)

Total Members' Equity	972,767	982,288

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,028,502	$990,670

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Statements of Operations

				From Inception
	For the	For the	For the	on October 10,
	Year Ended	Year Ended	Year Ended	2004 Through
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2005	2007

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES

General and administrative	15	10,063	2,038	12,116
Professional fees	44,094	51,198	48,417	143,709

Total Operating Expenses	44,109	61,261	50,455	155,825

LOSS FROM OPERATIONS	(44,109)	(61,261)	(50,455)	(155,825)

OTHER EXPENSES

Interest expense	-	-	-	-

LOSS BEFORE INCOME TAXES	(44,109)	(61,261)	(50,455)	(155,825)

Income tax expense	-	-	-	-

NET LOSS	$(44,109)	$(61,261)	$(50,455)	$(155,825)

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Statements of Members' Equity

			Total
	Members'	Accumulated	Members'
	Equity	Deficit	Equity

Balance, October 10, 2004	$-	$-	$-

Contributed capital	870,736	-	870,736

Net loss from inception through December 31, 2004	-	-	-

Balance, December 31, 2004	870,736	-	870,736

Contributed capital	196,958	-	196,958

Net loss for the year ended December 31, 2005	-	(50,455)	(50,455)

Balance, December 31, 2005	1,067,694	(50,455)	1,017,239

Contributed capital	26,310	-	26,310

Net loss for the year ended December 31, 2006	-	(61,261)	(61,261)

Balance, December 31, 2006	1,094,004	(111,716)	982,288

Contributed capital	34,588	-	34,588

Net loss for the year ended December 31, 2007	-	(44,109)	(44,109)

Balance, December 31, 2007	$1,128,592	$(155,825)	$972,767

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Statements of Cash Flows

				From Inception
	For the	For the	For the	on October 10,
	Year Ended	Year Ended	Year Ended	2004 Through
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2005	2007

OPERATING ACTIVITIES

Net loss	$(44,109)	$(61,261)	$(50,455)	$(155,825)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Depreciation expense	-	-	-	-
Changes in operating assets and liabilities:
Changes in accounts payable
and accrued expenses	47,353	8,382	-	55,735

Net Cash Provided by (Used in)
Operating Activities	3,244	(52,879)	(50,455)	(100,090)

INVESTING ACTIVITIES

Purchase of mineral properties	(37,760)	(17,284)	(102,393)	(1,028,173)

Net Cash Used in Investing Activities	(37,760)	(17,284)	(102,393)	(1,028,173)

FINANCING ACTIVITIES

Proceeds from members' equity contributions	34,588	26,310	196,958	1,128,592

Net Cash Provided by Financing Activities	34,588	26,310	196,958	1,128,592

NET DECREASE IN CASH	72	(43,853)	44,110	329

CASH AT BEGINNING OF PERIOD	257	44,110	-	-

CASH AT END OF PERIOD	$329	$257	$44,110	$329

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-	$-
Income Taxes	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007 and 2006

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Buckhorn Resources, LLC. (the Company) was organized as an limited liability corporation in the State of Kentucky on October 13, 2004. The Company was formed to engage in any lawful business or activity for which limited liability companies may be organized under the Kentucky Limited Liability Company Act. More particularly, the Company is engaged in developing real estate and mineral extraction.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred no advertising expenses as of December 31, 2007 and 2006.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company has elected to be taxed as a partnership whereby components of income and expense are passed through and taxed at the member level. Accordingly, the Company has no net operating loss carryovers as of December 31, 2007.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007 and 2006

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based compensation.
As of December 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on the financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141.  This revised statement establishes uniform treatment for all acquisitions.  It defines the acquiring company.  The statement further requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date.  It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time.  This statement also makes corresponding significant amendments to other standards that related to business combinations, namely, 109, 142 and various EITF’s.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company believes the implementation of this standard will have no effect on our financial statements.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007 and 2006

3.           PROPERTY

On December 23, 2004 and July 21, 2005 the Company exercised options to purchase certain real estate properties for development.  The property was purchased for cash and is stated at cost.  As the Company begins operations on the property, depletion expense will be calculated and recognized.  Gains from losses on sales and disposals are included in the statements of operations.  Maintenance and repairs are charged to expense as incurred.  The Company reviews the properties at least once annually for impairment.

5.           MEMBERS’ EQUITY AND CAPITAL CONTRIBUTIONS

The four members each own 25% of Buckhorn Resources, LLC.  The unequal capital contributions reflected in the financial statements are equalized by private agreements among the parties.

6.           ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable as of December 31, 2007 consist of $31,594 for legal fees, $15,758 for surveying and engineering expenses, and $8,382 for property taxes.

7.           GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had an accumulated deficit of $155,825 as of December 31, 2007.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

8.           SUBSEQUENT EVENT

Effective March 27, 2008, the members of the Company entered into a Property Agreement with Consolidation Services, Inc. (the “Buyer”) to sell a fifty (50%) percent equity ownership interest in the Company.

The purchase price is $4,200,000 payable one-half in cash and one-half in the Buyer’s common stock consisting of 1,093,750 shares valued at $1.92 per share.  The per share value was determined using the published closing price of the Buyer’s common stock for the ten days immediately preceding the effective date of the agreement. The shares are subject to a lock-up/leak-out agreement permitting weekly sales of up to 21,034 shares commencing on April 1, 2009.  The Buyer will guarantee payment of the $2,100,000

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2007 and 2006

8.           SUBSEQUENT EVENT (CONTINUED)

value of the shares as long as the shares are sold in accordance with the terms of the lock-up.  Any sales proceeds in excess of $4.80 shall be paid to the Buyer.  Of the purchase price, $600,000 is payable directly to the Company as a capital contribution to fund development activities on the property including title research/surveying activities and obtaining coal mining permits, all pursuant to a budget approved by the Buyer and the Company.

Closing of the transaction is scheduled to occur on or before June 1, 2008, conditioned upon negotiations and execution of a definitive purchase agreement, audited financial statements of the Company, any required regulatory approvals and customary closing conditions.

The Buyer can use the surface rights on the first 5,200 acres for which a higher value use has not been identified at no additional charge for its organic production operations.  The Buyer shall have the right of first refusal on any offer made for agricultural use of any additional acres made available for organic use unless and until a higher value is determined.

The members of the Company have agreed to pay any accounts payable outstanding at the closing of the transaction as a contribution to capital.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Balance Sheets

ASSETS

	March 31,	December 31,
	2008	2007
	(Unaudited)
CURRENT ASSETS

Cash and cash equivalents	$314	$329

Total Current Assets	314	329

FIXED ASSETS

Mineral properties	1,028,173	1,028,173

Total Fixed Assets	1,028,173	1,028,173

TOTAL ASSETS	$1,028,487	$1,028,502

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$62,254	$55,735

Total Current Liabilities	62,254	55,735

MEMBERS' EQUITY

Members equity	1,128,592	1,128,592
Accumulated deficit	(162,359)	(155,825)

Total Members' Equity	966,233	972,767

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,028,487	$1,028,502

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Statements of Operations
(unaudited)

			From Inception
	For the Three	For the Three	on October 10,
	Months Ended	Months Ended	2004 Through
	March 31,	March 31,	March 31,
	2008	2007	2008

REVENUES	$-	$-	$-

OPERATING EXPENSES

General and administrative expenses	15	15	12,131
Professional fees	6,519	24,878	150,228

Total Operating Expenses	6,534	24,893	162,359

LOSS FROM OPERATIONS	(6,534)	(24,893)	(162,359)

OTHER EXPENSES

Interest expense	-	-	-

LOSS BEFORE INCOME TAXES	(6,534)	(24,893)	(162,359)

Income tax expense	-	-	-

NET LOSS	$(6,534)	$(24,893)	$(162,359)

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Statements of Members' Equity

			Total
	Members'	Accumulated	Members'
	Equity	Deficit	Equity

Balance, October 10, 2004	$-	$-	$-

Contributed capital	870,736	-	870,736

Net loss from inception through December 31, 2004	-	-	-

Balance, December 31, 2004	870,736	-	870,736

Contributed capital	196,958	-	196,958

Net loss for the year ended December 31, 2005	-	(50,455)	(50,455)

Balance, December 31, 2005	1,067,694	(50,455)	1,017,239

Contributed capital	26,310	-	26,310

Net loss for the year ended December 31, 2006	-	(61,261)	(61,261)

Balance, December 31, 2006	1,094,004	(111,716)	982,288

Contributed capital	34,588	-	34,588

Net loss for the year ended December 31, 2007	-	(44,109)	(44,109)

Balance, December 31, 2007	1,128,592	(155,825)	972,767

Net loss for the three months ended March 31, 2008 (unaudited)	-	(6,534)	(6,534)

Balance, March 31, 2008 (unaudited)	$1,128,592	$(162,359)	$966,233

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

			From Inception
	For the Three	For the Three	on October 10,
	Months Ended	Months Ended	2004 Through
	March 31,	March 31,	March 31,
	2008	2007	2008

OPERATING ACTIVITIES

Net loss	$(6,534)	$(24,893)	$(162,359)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Depreciation expense	-	-	-
Changes in operating assets and liabilities:
Changes in accounts payable and accrued expenses	6,519	-	62,254

Net Cash Used by Operating Activities	(15)	(24,893)	(100,105)

INVESTING ACTIVITIES

Purchase of mineral properties	-	-	(1,028,173)

Net Cash Used by Operating Activities	-	-	(1,028,173)

FINANCING ACTIVITIES

Proceeds from members' equity contributions	-	28,085	1,128,592

Net Cash Provided by Financing Activities	-	28,085	1,128,592

NET DECREASE IN CASH	(15)	3,192	314

CASH AT BEGINNING OF PERIOD	329	257	-

CASH AT END OF PERIOD	$314	$3,449	$314

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

BUCKHORN RESOURCES, LLC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2008 and December 31, 2007

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2008, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction  with the financial statements and notes thereto included in the Company's December 31, 2007 audited financial statements.  The results of operations for the periods ended March 31, 2008 and 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

LEECO DEVLOPMENT, LLC.
(A Development Stage Company)

FINANCIAL STATEMENTS

June 30, 2008 and December 31, 2007

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                    PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
LeeCo Development, LLC
(A Development Stage Company)

We have audited the accompanying balance sheet of LeeCo Development, LLC (A Development Stage Company) as of June 30, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2008 and June 30, 2007, for the year ended December 31, 2007, from inception in November 2006 through December 31, 2006, and from inception in November 2006 through June 30, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LeeCo Development, LLC (A Development Stage Company) as of June 30, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2008 and June 30, 2007, for the year ended December 31, 2007, from inception in November 2006 through December 31, 2006, and from inception in November 2006 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has accumulated deficit of $28,412 as of June 30, 2008, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
September 24, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

LEECO DEVELOPMENT, LLC.
(A Development Stage Company)
Balance Sheets

ASSETS

	June 30,	December 31,
	2008	2007

CURRENT ASSETS

Cash and cash equivalents	$675	$-

Total Current Assets	675	-

FIXED ASSETS

Mineral properties	-	-

Total Fixed Assets	-	-

TOTAL ASSETS	$675	$-

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$16,087	$24,193
Advances from related parties	10,000	-

Total Current Liabilities	26,087	24,193

MEMBERS' EQUITY (DEFICIT)

Members equity	3,000	-
Deficit accumulated during the development stage	(28,412)	(24,193)

Total Members' Equity (Deficit)	(25,412)	(24,193)

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$675	$-

The accompanying notes are an integral part of these financial statements.

LEECO DEVELOPMENT, LLC.
(A Development Stage Company)
Statements of Operations

				From	From
	For the Six	For the Six		Inception in	Inception in
	Months	Months	For the Year	November,	November,
	Ended	Ended	Ended	2006 Through	2006 Through
	June 30,	June 30,	December 31,	December 31,	June 30,
	2008	2007	2007	2006	2008

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES

Lease expense	1,000	-	-	-	1,000
General and administrative expenses	3,219	7,625	22,865	1,328	27,412

Total Operating Expenses	4,219	7,625	22,865	1,328	28,412

LOSS FROM OPERATIONS	(4,219)	(7,625)	(22,865)	(1,328)	(28,412)

OTHER EXPENSES

Interest expense	-	-	-	-	-

LOSS BEFORE INCOME TAXES	(4,219)	(7,625)	(22,865)	(1,328)	(28,412)

Income tax expense	-	-	-	-	-

NET LOSS	$(4,219)	$(7,625)	$(22,865)	$(1,328)	$(28,412)

The accompanying notes are an integral part of these financial statements.

LEECO DEVELOPMENT, LLC.
(A Development Stage Company)
Statements of Members' Equity (Deficit)

			Total
	Members'	Accumulated	Members'
	Equity	Deficit	Equity

Balance inception	$-	$-	$-

Net loss from inception
through December 31, 2006	-	(1,328)	(1,328)

Balance, December 31, 2006	-	(1,328)	(1,328)

Net loss for the year
ended December 31, 2007	-	(22,865)	(22,865)

Balance, December 31, 2007	-	(24,193)	(24,193)

Contributed capital	3,000	-	3,000

Net loss for the six months ended
June 30, 2008	-	(4,219)	(4,219)

Balance, June 30, 2008	$3,000	$(28,412)	$(25,412)

The accompanying notes are an integral part of these financial statements.

LEECO DEVELOPMENT, LLC.
(A Development Stage Company)
Statements of Cash Flows

				From	From
				Inception in	Inception in
	For the Six	For the Six		November,	November,
	Months	Months	For the Year	2006	2006
	Ended	Ended	Ended	Through	Through
	June 30,	June 30,	December 31,	December 31,	June 30,
	2008	2007	2007	2006	2008

OPERATING ACTIVITIES

Net loss	$(4,219)	$(7,625)	$(22,865)	$(1,328)	$(28,412)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Depreciation expense	-	-	-	-	-
Changes in operating assets and liabilities:
Changes in accounts payable and
accrued expenses	(8,106)	7,625	22,865	1,328	16,087

Net Cash Used by Operating Activities	(12,325)	-	-	-	(12,325)

INVESTING ACTIVITIES

Purchase of mineral properties	-	-	-	-	-

Net Cash Used by Investing Activities	-	-	-	-	-

FINANCING ACTIVITIES

Advances from related parties	10,000	-	-	-	10,000
Proceeds from members' equity contributions	3,000	-	-	-	3,000

Net Cash Provided by Financing Activities	13,000	-	-	-	13,000

NET DECREASE IN CASH	675	-	-	-	675

CASH AT BEGINNING OF PERIOD	-	-	-	-	-

CASH AT END OF PERIOD	$675	$-	$-	$-	$675

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-	$-	$-
Income Taxes	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

LeeCo Development, LLC.
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity and Industry – LeeCo Development, LLC (The Company) is a limited liability company formed in November 2006 under the laws of the State of Kentucky. Prior to formation, the Company operated as a sole proprietorship. The Company leases coal properties, applies for permits and then subleases coal mining activities to coal mining companies. Generally, the Company is constructing parcels large enough for coal mining activities by leasing small, adjacent parcels which individually would be too small for an economical coal mining operation. The Company's financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end. The Company has had no revenues since its inception and is classified as a development stage enterprise.

Fixed Assets – Fixed assets are carried at cost. Depreciation is computed using the straight-line method over estimated useful lives of the cost and related accumulated depreciation is removed from the accounts, and of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized and the cost recovered through depreciation methods.

Advertising – The Company expenses advertising costs in the period in which they are incurred.

Income Taxes – The Company has elected to be taxed as a partnership whereby components of income and expense are passed through and taxed at the owner level. Accordingly, the Company has no net operating loss carryovers as of June 30, 2008.

Equity-Based Compensation. – The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements – In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts and interpretation of FASB Statement No. 60”. SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

LeeCo Development, LLC.
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a

LeeCo Development, LLC.
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities - including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities' first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

LeeCo Development, LLC.
NOTES TO FINANCIAL STATEMENTS

2. SIGNIFICANT EVENTS

On June 19, 2008, the owners of the Company entered into an agreement, having an effective date as of June 19, 2008, to sell a fifty percent (50%) ownership interest in the Company to Consolidation Services, Inc., (CSI) which also provides for the assignment of all current and future oil/natural gas rights (which rights are typically provided for in the form of a lease from the property owner) obtained by the Company to CSI, subject to a 1% interest which shall be divided equally between the two original members of the Company (the “Initial Owners”).  CSI would then have the sole responsibility and authority to make all oil/natural gas decisions with respect to such current and future rights.

In consideration for entering into the Agreement, CSI shall pay a purchase price of $500,000 in total as follows: (i) $50,000 in cash, payable at closing; and (ii) $450,000 through the issuance of 225,000 shares of restricted common stock valued at $2.00 per share (the “CSI Shares”), based on the effective date of the Agreement.  The CSI Shares to be issued to the Initial Owners shall be sold in accordance with the lock up provisions in the LeeCo Agreement, which permits the Initial Owners to sell 4,327 shares per week (the “Weekly Quota”) for the period from January 1, 2009 through December 31, 2009 subject to there being an available exemption from registration or the shares being registered.  Any CSI Shares not sold on schedule will not be eligible for sale until after the lock up period expires.  CSI shall guarantee the $450,000 value of the CSI Shares, provided they are sold in accordance with the lock up provisions.  In the event the Initial Owners sell the CSI Shares at a price greater than $5.00 per share, the Initial Owners shall pay CSI any surplus, which shall be determined and payable in accordance with the deficit payment under the guarantee.  The Company and the Initial Owners agreed to deposit $100,000 in the aggregate as a capital contribution to the Company within four days of the effective date or four days from the last signature of the Agreement, whichever is later.  The Agreement also provides that the Company will distribute all working capital in excess of $100,000 to the Initial Owners and CSI on a pro rata ownership basis (i.e., 50% to CSI, 25% to David and 25% to Pat) once each quarter.

3. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has an accumulated deficit of $28,412 as June 30, 2008.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

PRO FORMA FINANCIAL INFORMATION

Consolidation Services, Inc.
(with Buckhorn Resources, LLC)
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Consolidation	Buckhorn
	Services	Resources					Adjusted
	Inc.	LLC	Combined	Pro Forma			ProForma
	As of December 31, 2007		Totals	Adjustments	AJE		Totals
ASSETS

Current Assets:
Cash	$78,482	$329	$78,811	$-	[4	]	$78,811
Accounts receivable	-	-	-	-			-
Deposits	5,000	-	5,000	-	[4	]	5,000
Other current assets	-	-	-	-			-

Total Current Assets	83,482	329	83,811	-			83,811
				1,500,000	[4	]
Fixed Assets, Net:	184,469	1,028,173	1,212,642	1,535,704	[1	]	4,248,346

TOTAL ASSETS	$267,951	$1,028,502	$1,296,453	$3,035,704			$4,332,157

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$10,732	$55,735	$66,467	$(55,735)	[3	]	$10,732
Related party payable	125,000	-	125,000	-			1,125,000
Notes payable	-	-	-	1,000,000	[4	]	1,000,000

Total Current Liabilities	135,732	55,735	191,467	944,265			1,135,732

Long-Term Liabilities:
Notes payable	-	-	-	500,000	[4	]	500,000

Total Long-Term Payables	-	-	-	500,000			500,000

Total Liabilities	135,732	55,735	191,467	1,444,265			1,635,732

Stockholders' Equity:
Preferred stock	-	-	-	-			-

Common stock	10,980	-	10,980	1,094	[1	]	12,074
				-
Additional paid-in capital	297,756	-	297,756	2,098,906	[1	]	2,275,880
				(176,517)	[2	]
				55,735	[3	]
Minority interest	-	1,128,592	1,128,592	(564,296)	[1	]	564,296
Accumulated deficit	(176,517)	(155,825)	(332,342)	176,517	[2	]	(155,825)

Total Stockholders' Equity	132,219	972,767	1,104,986	1,591,439			2,696,425

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$267,951	$1,028,502	$1,296,453	$3,035,704			$4,332,157

[1]	To record the issuance of 1,093,750 shares of common stock in the acquisition of a 50% interest in Buckhorn Resources, LLC

[2]	To eliminate accumulated deficit of Buckhorn Resources, LLC

[3]	To record payment of accounts payable by owners of Buckhorn Resources LLC as a contribution to capital

[4]	To record payment of $1,500,000 in the acquisition of a 50% interest in Buckhorn Resources, LLC

Consolidation Services, Inc.
(with Buckhorn Resources, LLC)
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Consolidation	Buckhorn
	Services	Resources			Pro-Forma
	Inc.	LLC			Adjusted
	For the Year Ended December 31, 2007		Combined Totals	Adjustments	Combined Totals

REVENUES

Sales revenue	$-	$-	$-	$-	$-
Other revenue	-	-	-	-	-

Total Revenues	-	-	-	-	-

COST OF SALES	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-

OPERATING EXPENSES

General and administrative	176,517	44,109	220,626	-	220,626
Depreciation and amortization	-	-	-	-	-

Total Costs and Expenses	176,517	44,109	220,626	-	220,626

OPERATING LOSS	(176,517)	(44,109)	(220,626)	-	(220,626)

OTHER INCOME (EXPENSE)

Interest expense	-	-	-	-	-
Other income	-	-	-	-	-

Total Other Income (Expense)	-	-	-	-	-

NET LOSS	$(176,517)	$(44,109)	$(220,626)	$-	$(220,626)

Consolidation Services, Inc.
(with Buckhorn Resources, LLC)
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Consolidation	Buckhorn
	Services	Resources					Adjusted
	Inc.	LLC	Combined	Pro Forma			ProForma
	As of March 31, 2008		Totals	Adjustments	AJE		Totals
ASSETS

Current Assets:
Cash	$450,643	$314	$450,957	$(450,000)	[4	]	$957
Accounts receivable	-	-	-	-			-
Deposits	105,000	-	105,000	(50,000)	[4	]	55,000
Other current assets	-	-	-	-			-

Total Current Assets	555,643	314	555,957	(500,000)			55,957
				1,500,000	[4	]
Fixed Assets, Net:	184,469	1,028,173	1,212,642	1,535,704	[1	]	4,248,346

TOTAL ASSETS	$740,112	$1,028,487	$1,768,599	$2,535,704			$4,304,303

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$3,854	$62,254	$66,108	$(66,108)	[3	]	$-
Related party payable	115,000	-	115,000	-			615,000
Notes payable	-	-	-	500,000	[4	]	500,000

Total Current Liabilities	118,854	62,254	181,108	433,892			615,000

Long-Term Liabilities:
Notes payable	-	-	-	500,000	[4	]	500,000

Total Long-Term Payables	-	-	-	500,000			500,000

Total Liabilities	118,854	62,254	181,108	933,892			1,115,000

Stockholders' Equity:
Preferred stock	-	-	-	-			-

Common stock	11,497	-	11,497	1,094	[1	]	12,591

Additional paid-in capital	814,239	-	814,239	2,098,906	[1	]	2,816,894
				(162,359)	[2	]
				66,108	[3	]
Minority interest	-	1,128,592	1,128,592	(564,296)	[1	]	564,296
Accumulated deficit	(204,478)	(162,359)	(366,837)	162,359	[2	]	(204,478)

Total Stockholders' Equity	621,258	966,233	1,587,491	1,601,812			3,189,303

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$740,112	$1,028,487	$1,768,599	$2,535,704			$4,304,303

[1]	To record the issuance of 1,093,750 shares of common stock in the acquisition of a 50% interest in Buckhorn Resources, LLC

[2]	To eliminate accumulated defict of Buckhorn Resources, LLC

[3]	To record payment of accounts payable by owners of Buckhorn Resources LLC as a contribution to capital

[4]	To record payment of $1,500,000 in the acquisition of a 50% interest in Buckhorn Resources, LLC

Consolidation Services, Inc.
(with Buckhorn Resources, LLC)
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Consolidation	Buckhorn
	Services	Resources			Pro-Forma
	Inc.	LLC			Adjusted
	For the Three Months Ended March 31, 2008		Combined Totals	Adjustments	Combined Totals

REVENUES

Sales revenue	$-	$-	$-	$-	$-
Other revenue	-	-	-	-	-

Total Revenues	-	-	-	-	-

COST OF SALES	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-

OPERATING EXPENSES

General and administrative	27,961	6,534	34,495	-	34,495
Depreciation and amortization	-	-	-	-	-

Total Costs and Expenses	27,961	6,534	34,495	-	34,495

OPERATING LOSS	(27,961)	(6,534)	(34,495)	-	(34,495)

OTHER INCOME (EXPENSE)

Interest expense	-	-	-	-	-
Other income	-	-	-	-	-

Total Other Income (Expense)	-	-	-	-	-

NET LOSS	$(27,961)	$(6,534)	$(34,495)	$-	$(34,495)

Consolidation Services, Inc. (with LeeCo Development LLC)
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Consolidation	LeeCo
	Services	Development					Adjusted
	Inc.	LLC	Combined	Pro Forma			ProForma
	As of December 31, 2007		Totals	Adjustments	AJE		Totals

ASSETS

Current Assets:
Cash	$78,482	$-	78,482	$(50,000)	[4	]	$28,482
Accounts receivable	-	-	-	-			-
Deposits	5,000	-	5,000	-			5,000
Other current assets	-	-	-	-			-

Total Current Assets	83,482	-	83,482	(50,000)			33,482
				50,000	[4	]
Fixed Assets, Net:	184,469	-	184,469	24,193	[2	]	184,469
Goodwill	-	-	-	450,000	[1	]	524,193

TOTAL ASSETS	$267,951	$-	$267,951	$474,193			$742,144

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$10,732	$24,193	$34,925	$-			$34,925
Related party payable	125,000	-	125,000	-			125,000
Notes payable	-	-	-	-			-

Total Current Liabilities	135,732	24,193	159,925	-			159,925

Long-Term Liabilities:
Notes payable	-	-	-	-			-

Total Long-Term Payables	-	-	-	-			-

Total Liabilities	135,732	24,193	159,925	-			159,925

Stockholders' Equity:
Preferred stock	-	-	-	-			-

Common stock	10,980	-	10,980	225	[1	]	11,205

Additional paid-in capital	297,756	-	297,756	449,775	[1	]	747,531

Non controlling interest	-	-	-	-			-
Accumulated deficit	(176,517)	(24,193)	(200,710)	24,193	[2	]	(176,517)

Total Stockholders' Equity	132,219	(24,193)	108,026	474,193			582,219

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$267,951	$-	$267,951	$474,193			$742,144

____________________________

[1]  To record the issuance of 225,000 shares of common stock in the acquisition of a  50% interest in LeeCo Development, LLC

[2]  To eliminate accumulated defict of LeeCo Development, LLC

[3]  To eliminate intercompany loan

[4]  To record payment of $50,000 in the acquisition of a 50%  interest in LeeCo Development, LLC

Consolidation Services, Inc. (with LeeCo Development LLC)
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Consolidation	LeeCo
	Services	Development			Pro-Forma
	Inc,	LLC			Adjusted
	For the Year Ended December 31, 2007		Combined Totals	Adjustments	Combined Totals

REVENUES

Sales revenue	$-	$-	$-	$-	$-
Other revenue	-	-	-	-	-

Total Revenues	-	-	-	-	-

COST OF SALES	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-

OPERATING EXPENSES

General and administrative	176,517	22,865	199,382	-	199,382
Depreciation and amortization	-	-	-	-	-

Total Costs and Expenses	176,517	22,865	199,382	-	199,382

OPERATING LOSS	(176,517)	(22,865)	(199,382)	-	(199,382)

OTHER INCOME (EXPENSE)

Interest expense	-	-	-	-	-
Other income	-	-	-	-	-

Total Other Income (Expense)	-	-	-	-	-

NET LOSS	$(176,517)	$(22,865)	$(199,382)	$-	$(199,382)

Consolidation Services, Inc. (with LeeCo Development LLC)
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Consolidation	LeeCo
	Services	Development					Adjusted
	Inc.	LLC	Combined	Pro Forma			ProForma
	As of June 30, 2008		Totals	Adjustments	AJE		Totals

ASSETS

Current Assets:
Cash	$147,969	$675	148,644	$(40,000)	[4	]	$108,644
Accounts receivable	-	-	-	-			-
Prepaid expenses	40,769	-	40,769	(10,000)	[3	]	30,769
Other current assets	-	-	-	-			-

Total Current Assets	188,738	675	189,413	(50,000)			139,413
				40,000	[4	]
Fixed Assets, Net:	3,929,469	-	3,929,469	28,412	[2	]	3,929,469
Goodwill	-	-	-	450,000	[1	]	518,412

TOTAL ASSETS	$4,118,207	$675	$4,118,882	$468,412			$4,587,294

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$16,139	$16,087	$32,226	$-			$32,226
Related party payable	-	10,000	10,000	(10,000)	[3	]	-
Notes payable	1,059,000	-	1,059,000	-			1,059,000

Total Current Liabilities	1,075,139	26,087	1,101,226	(10,000)			1,091,226

Long-Term Liabilities:
Notes payable	-	-	-	-			-

Total Long-Term Payables	-	-	-	-			-

Total Liabilities	1,075,139	26,087	1,101,226	(10,000)			1,091,226

Stockholders' Equity:
Preferred stock	-	-	-	-			-
				-
Common stock	14,254	-	14,254	225	[1	]	14,479
				-
Additional paid-in capital	4,009,586	-	4,009,586	449,775	[1	]	4,459,361

Non controlling interest	564,230	-	564,230	-			564,230
Stock subscription receivable	(1,273,000)	3,000	(1,270,000)	-			(1,270,000)
Accumulated deficit	(272,002)	(28,412)	(300,414)	28,412	[2	]	(272,002)

Total Stockholders' Equity	3,043,068	(25,412)	3,017,656	478,412			3,496,068

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$4,118,207	$675	$4,118,882	$468,412			$4,587,294
____________________________

[1]  To record the issuance of 225,000 shares of common stock in the acquisition of a  50% interest in LeeCo Development, LLC

[2]  To eliminate accumulated defict of LeeCo Development, LLC

[3]  To eliminate intercompany loan

[4]  To record payment of $50,000 in the acquisition of a 50%  interest in LeeCo Development, LLC

Consolidation Services, Inc. (with LeeCo Development LLC)
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Consolidation	LeeCo
	Services	Development			Pro-Forma
	Inc,	LLC			Adjusted
	For the Six Months Ended June 30, 2008		Combined Totals	Adjustments	Combined Totals

REVENUES

Sales revenue	$-	$-	$-	$-	$-
Other revenue	-	-	-	-	-

Total Revenues	-	-	-	-	-

COST OF SALES	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-

OPERATING EXPENSES

General and administrative	95,551	4,219	99,770	-	99,770
Depreciation and amortization	-	-	-	-	-

Total Costs and Expenses	95,551	4,219	99,770	-	99,770

OPERATING LOSS	(95,551)	(4,219)	(99,770)	-	(99,770)

OTHER INCOME (EXPENSE)

Interest expense	-	-	-	-	-
Other income	-	-	-	-	-

Total Other Income (Expense)	-	-	-	-	-

NET LOSS	$(95,551)	$(4,219)	$(99,770)	$-	$(99,770)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Through and including  ______________ , 2008, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

2,100,000 Shares of Common Stock

2,100,000 Class A Warrants

CONSOLIDATION SERVICES, INC.

________________ , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

SEC Registration Fee	$247.59
*Printing and Photocopy Expenses	500
*Legal Fees and Expenses	25,000
*State Securities Qualification Fees and Expenses	2,000
*Accounting and Auditing Fees and Expenses	5,000
*Miscellaneous, including postage, courier, long distance telephone, etc.	252.41

Total	$33,000

*Estimated.

Item 14.  Indemnification of Directors and Officers

The following statutes, charter provisions and by-laws are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant which insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

The Registrant's Certificate of Incorporation provides:

SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented from time to time. Any repeal or amendment of this Article SEVENTH shall be prospective only, and shall not adversely affect any right of a director of the Corporation existing at the time of such repeal or amendment with respect to any acts or omissions of such director to which such provisions apply.

EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it may indemnify under said section. Any repeal or amendment of this Article EIGHTH shall be prospective only, and shall not adversely affect any right of any person entitled to indemnification under this Article EIGHTH existing at the time of such repeal or amendment with respect to any acts or omissions of such person to which such provisions apply.

The Registrant's By-laws provide:

ARTICLE VI.
LIABILITY OF DIRECTORS

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII.
INDEMNIFICATION AND ADVANCEMENTS

7.1 Indemnification. All directors, officers, employees or agents of the Corporation or anyone serving as a director, officer, employee or agent of another corporation at the request of the Corporation shall be indemnified by the Corporation to the fullest extent and in the manner permitted by Section 145 of the DGCL.

7.2 Advances. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be advanced by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt from such person of the undertaking required by the DGCL.

Item 15.  Recent Sales of Unregistered Securities

As of September 25, 2008, the Company issued 415,584 of its restricted common stock, par value $.001 per share to the two designees of Eastern Kentucky Land Corporation, as payment of $800,000 in stock consideration pursuant to the terms of the Rights Agreement.  The Shares were valued at $1.925 per share as of the effective date of the Rights Agreement, filed herewith as Exhibit 10.12.  The issuance of the shares was effected pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereunder.  No placement agent or underwriter was used in connection with the issuance of the Shares and there is no commission, finder's fee or other compensation due or owing to any party as a result of the transaction described herein.

As of September 16, 2008, the Company issued 225,000 of its restricted common stock, par value $.001 per share to the two designees of LeeCo Development, LLC.  The shares were valued at $2.00 per share when the LeeCo Agreement, filed herewith as Exhibit 10.19, was negotiated, and were issued as payment of $450,000 in stock consideration pursuant to the terms of the LeeCo Agreement.  The issuance of the shares was effected pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereunder.  No placement agent or underwriter was used in connection with the issuance of the shares and there is no commission, finder's fee or other compensation due or owing to any party as a result of the transaction described herein.

As of August 26, 2008, the Company issued 200,000 of its restricted common stock, par value $.001 per share  to AMS Development, LLC and its three designees. The shares were valued at $2.00 per share, the market average (10 day) when the Owsley Option Assignment, filed herewith as Exhibit 10.10, was negotiated and executed, and were issued as payment of $400,000 in stock consideration pursuant to the terms of the Development Agreement.  The issuance of the shares was accomplished pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereunder.  No placement agent or underwriter was used in connection with the issuance of the shares and there is no commission, finder's fee or other compensation due or owing to any party as a result of the transaction described herein.

On May 20, 2008, the Company issued 1,093,750 shares of its restricted common stock, par value $.001 per share to the three designees of the owners of Buckhorn Resources, LLC.  The shares were valued at $1.92 per share and were issued as payment of $2,100,000 in stock consideration pursuant to the terms of the Property Agreement, filed herewith as Exhibit 10.6.  Both of the offering and the sale of the shares was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder.  No placement agent or underwriter was used in connection with either the offering or the sale of the shares and there is no commission, finder's fee or other compensation due or owing to any party as a result of the transactions described herein.

On December 31, 2007, two founders exercised their unregistered Class A Warrants (which were offered outside of a Registration Statement) at the reduced price of $1.00 per share, pursuant to the exercise price reduction as reported on the Company's Current Report on Form 8-K as filed with the Commission on October 25, 2007, with the resulting 4,636 shares being issued to themselves or their designees.  The offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.  No underwriter or placement agent was involved and no sales commissions were paid.

On October 19, 2007, the Company issued 125,000 shares of Common Stock, valued by the Company at $.10 per share to Jon J. Jannotta as compensation for services to be provided under the Consulting Agreement, dated October 19, 2007.  The Offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.  No underwriter or placement agent was involved and no sales commissions were paid.

On August 21, 2007, the Company issued 600,000 shares of Common Stock, valued by the Company at $.10 per share to Phillips Nizer LLP in lieu of payment of $20,000 and for services provided.  The Offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.  No underwriter or placement agent was involved and no sales commissions were paid.

On August 21, 2007, the Company issued 3,000,000 unregistered Class "A" common stock purchase warrants (which were offered outside of a Registration Statement) valued by the Company at $3,000, at an exercise price of $3.00 per share, to its officers and directors for services provided. The issuance was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.  No underwriter or placement agent was involved and no sales commissions were paid.

On June 18, 2007, the Company issued 90,000 shares of Common Stock, valued at an aggregate of $9,000 to Henry P. Sartorio, a member of the Company's Scientific Advisory Board.  The shares were issued for services rendered and to be rendered (subject to vesting) to the Company as an independent contractor pursuant to the SAB Agreement. The offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and no sale commissions were paid.

On February 26, 2007, the Company sold 1,000,000 shares of Common Stock at a purchase price of $.05 per share or an aggregate of $50,000.  For each share of common stock purchased, the purchaser received a Class A Warrant to purchase one share of common stock at $3.00 per share, subject to temporary reduction by the Company. The Class A Warrants shall be exercisable until December 31, 2009, unless extended by the Company or earlier redeemed on twenty (20) days' prior written notice. Upon exercise of a Class A Warrant, a holder will receive in addition to one share of common stock, a Class B Common Stock Purchase Warrant to purchase one share of common stock at $6.00 per share, subject to temporary reduction by the Company. The Class B Warrants shall be exercisable until December 31, 2011, unless extended by the Company or earlier redeemed on twenty (20) days' prior written notice. Upon exercise of a Class B Warrant, a holder will receive in addition to one share of common stock, a Class C Common Stock Purchase Warrant to purchase one share of common stock at $12.00 per share, subject to temporary reduction by the Company. The Class C Warrants shall be exercisable until December 31, 2013, unless extended by the Company or earlier redeemed on twenty (20) days' prior written notice.  The registrant is using the proceeds for working capital and the general corporate purposes.  The offering was made pursuant to Section 4(2) and Rule 505 of Regulation D under the Securities Act of 1933, as amended, and no sales commissions were paid.  There were no underwriters in connection with the above transaction.

On January 26, 2007, in connection with the formation of the Registrant, the Registrant sold 3,000,000 shares of Common Stock, at $.001 per share, to Johnny R. Thomas, its President and Chief Executive Officer and/or his affiliates; 3,000,000 shares of Common Stock, at $.001 per share, to John C. Francis, its Vice President and Chief Financial Officer and/or his affiliates; and 3,000,000 shares of Common Stock, at $.001 per share, to Helen Thomas, then its Secretary and Treasurer and/or her affiliates.  The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D under the Act.

The Board of Directors and executive officers were elected as of January 26, 2007, and are not aware of any other sales of unregistered securities of the registrant.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits

2.1	Property Agreement, dated March 27, 2008, between the Company and Billy David Altizer, Pat E. Mitchell, Howard Prevette, William Dale Harris and Buckhorn Resources LLC(5)
3.1	Articles of Incorporation of the registrant(1)
3.2	By-Laws of the registrant(1)
3.3	Articles of Organization of Buckhorn Resources, LLC (7)
4.1	Form of Class A Common Stock Purchase Warrant(1)
4.2	Form of Class B Common Stock Purchase Warrant(2)
4.3	Form of Class C Common Stock Purchase Warrant(2)
4.4	Form of Subscription Agreement, dated February 9, 2007(2)
4.5	Amended and Restated Operating Agreement of Buckhorn Resources, LLC, dated as of May 20, 2008.(7)
5.1	Opinion of Phillips Nizer LLP(8)
10.1	Deed of Conveyance dated November 8, 2007, by and between the Company and Anna Jett for real property in Breathitt County, Kentucky(3)
10.2	Deed of Conveyance dated November 8, 2007, by and between the Company and Anna Jett for mineral interests in Breathitt County, Kentucky(3)
10.3	Deed of Conveyance dated November 8, 2007, by and between the Company and Sutter Drilling LLC for an undivided interest in oil and gas interests in Breathitt, County, Kentucky(3)
10.4	Consulting Agreement, dated October 19, 2007, by and between the Company and Jon Jannotta(3)
10.5	Scientific Advisory Board Agreement, dated June 18, 2007, between the Company and Henry P. Sartorio(4).
10.6
Property Agreement, by and among Consolidation Services, Inc. and Billy David Altizer, Pat E. Mitchell, Howard Prevette, William Dale Harris and Buckhorn Resources LLC effective March 20, 2008 and entered  into on March 27, 2008(5).

10.7
Oil, Gas and Mineral Agreement, as amended by the Option Agreement, between Consolidation Services, Inc. and Eastern Kentucky Land Corporation effective March 20, 2008 and entered into on March 29, 2008(6).

10.8	Deed of Conveyance, between East Kentucky Land Corporation and Buckhorn Resources, LLC, dated January 6, 2005.(7)
10.9	Deed of Correction, between East Kentucky Land Corporation and Buckhorn Resources, LLC, dated October 19, 2005.(7)
10.10	Agreement to Assign Real Estate Purchase Option, dated January 8, 2008.(7)
10.11	Project Development Plan, Exhibit “E” to the Agreement to Assign Real Estate Purchase Option, dated January 8, 2008.(7)
10.12
Option Oil, Gas and Mineral Agreement, dated March 31, 2008, by and among Consolidation Services, Inc. and Eastern Kentucky Land Corporation (the “EK Option Agreement”), with the Oil, Gas and Mineral Agreement, dated March 29, 2008, by and among Consolidation Services, Inc. and Eastern Kentucky Land Corporation (the “Rights Agreement”), attached as Exhibit A to the Option Agreement.(6)

10.13	Extension of Real Estate Option to Purchase Agreement, dated June 13, 2008, between the Company and Larry Bruce Herald.(7)
10.14	Stock Purchase Agreement (“Agreement”) is entered into as of July 1, 2008, by and among Vector Energy Services, Inc., John C. Francis, and Consolidation Services, Inc.(9)
10.15	Real Estate Sale and Purchase Agreement, dated January 8, 2008, between Larry Bruce Herald and Consolidation Services, Inc.(7)
10.16	Development Agreement, dated August 26, 2008, between Consolidation Services, Inc. and AMS Development, LLC.(10)
10.17	Form of Promissory Note, dated August 25, 2008, made by Consolidation Services, Inc. to Larry Bruce Herald.(10)
10.18	Form of Mortgage, dated August 25, 2008, between Consolidation Services, Inc. and Larry Bruce Herald.(10)
10.19	LeeCo Agreement, entered into as of September 11, 2008, by and among Consolidation Services, Inc., Altizer, Mitchell, and LeeCo Development, LLC.(11)
10.20	Form of Warrant Deed between Eastern Kentucky Land Corporation and Consolidation Services, Inc.(12)
23.1	Consent of Philips Nizer LLP (included in Exhibit 5.1).
*23.2	Consent of Moore & Associates, Chartered.
  * Filed herewith.

(1)  Incorporated by reference from the Company's Form SB-2 filed with the Commission on April 13, 2007.
(2)  Incorporated by reference from the Company's Amendment No. 1 to Form SB-2 filed with the Commission on June 12, 2007.
(3)  Incorporated by reference to the Company's Current Report on Form 10-QSB for the quarterly period ended September 30, 2007, filed with the Securities and Exchange Commission on November 19, 2007.
(4)  Incorporated by reference to the Company's Current Report on Form 10-QSB/A for the quarterly period ended June 30, 2007, filed with the Securities and Exchange Commission on November 21, 2007.
(5)  Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on March 31, 2008.
(6)  Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on April 2, 2008.
(7)  Incorporated by reference to the Company's Current Report on Form 8-K/Amendment No. 1 filed with the Commission on June 30, 2008.
(8)  Incorporated by reference to the Company's Amendment No. 1 to its Registration Statement on Form S-1/A, filed with the Commission on July 11, 2008.
(9)  Incorporated by reference to the Company's Current Report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the Securities and Exchange Commission on August 1, 2008.
(10) Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on August 28, 2008.
(11) Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on September 17, 2008.
(12) Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on September 25, 2008.

Item 17.  Undertakings

The registrant hereby undertakes:

(1)  To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  For the purpose of determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering hereof.

(3)  To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(4)  For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)  For the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.   Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on the 15th day of October, 2008.

CONSOLIDATION SERVICES, INC.

By: /s/ Johnny R. Thomas
Johnny R. Thomas
Chairman of the Board, President and
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Johnny R. Thomas Johnny R. Thomas	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 15, 2008

/s/ John C. Francis John C. Francis	Vice President and Chief Financial Officer, Secretary/Treasurer and Director (Principal Financial and Accounting Officer)	October 15, 2008

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of Phillips Nizer LLP (contained in Exhibit 5.1 to this registration statement).

23.2	Consent of Moore & Associates, Chartered